IIOS/ATHENE CONFIDENTIAL MASTER INSURANCE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN ATHENE ANNUITY & LIFE ASSURANCE COMPANY AND CONCENTRIX INSURANCE ADMINISTRATION SOLUTIONS CORPORATION DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD CERTAIN NON-MATERIAL CONFIDENTIAL, NON-PUBLIC INFORMATION IDENTIFIED HEREIN HAS BEEN REDACTED FROM THIS DOCUMENT.

2 EXHIBITS AND SCHEDULES TO THE AGREEMENT DOCUMENT DESCRIPTION Exhibit 4.1 Customer Services Exhibit 4.1.1 Service Performance Standards Exhibit 4.3.1 Additional Services Request Exhibit 4.3.2 Project Change Request Procedures Exhibit 4.3.3 Acquisition Integration Request Procedures Exhibit 4.4 Service Centers Exhibit 4.5 Security Procedures Exhibit 5.7 Signing Authority Exhibit 7.5 Computer Access Request Form Exhibit 9.1 Data Back Up Procedures Exhibit 10.1 Business Continuity Plan Exhibit 11.1 Services Fees Exhibit 13.11 HIPAA Business Associate Agreement Exhibit 16.8 Administrator Software Licensed to Customer Exhibit 19A Limitation of Liability Under Certain Circumstances – No Errors Coverage Exhibit 19B Limitation of Liability Under Certain Circumstances – Errors Coverage Exhibit 20 Customer Accounting Controls Policy Schedule A Administrator U.S. Employment Verification Process Schedule B Background Checks - IBM India Employees Working on the Administrator Account Schedule C Administrator Software Schedule D Customer Software Schedule E Policies Schedule F Third Party Customer Software Schedule G Third Party Administrator Software Schedule H [Reserved] Schedule I Administrator Insurance Coverages DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

3 MASTER INSURANCE ADMINISTRATIVE SERVICES AGREEMENT This MASTER INSURANCE ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is effective as of January 31, 2020 (the “Effective Date”) by and between ATHENE ANNUITY & LIFE ASSURANCE COMPANY, a Delaware domiciled insurer with its principal offices located at 7700 Mills Civic Parkway, West Des Moines, IA 50265 (“Customer”) and Concentrix Insurance Administration Solutions Corporation (formerly known as IBM BUSINESS TRANSFORMATION OUTSOURCING INSURANCE SERVICES CORPORATION), a South Carolina corporation with offices located at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615 (“CIS” or “Administrator” or “IIOS”). RECITALS WHEREAS, Administrator currently provides third party administrative services for blocks of insurance business of Customer pursuant to that certain Insurance Administrative Services Agreement dated February 1, 2013, as amended (referred to as the “Existing Agreement”); WHEREAS, the Parties intend for this Agreement to supercede, novate, amend and otherwise govern all Services provided hereunder by Administrator on or after the Effective Date, on the terms contained herein, as more fully described in Section 3.1(b); and WHEREAS, Administrator desires to provide to Customer, and Customer desires to obtain from Administrator, the insurance administrative services and related services described in this Agreement and any Acquisition Integration Request(s) and/or Additional Service Request(s) executed under this Agreement, on the terms and conditions set forth in this Agreement and such Acquisition Integration Request(s) and Additional Services Request(s). NOW, THEREFORE, for and in consideration of the respective representations, warranties, agreements and covenants of the Parties set forth below, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS 1.1 Certain Defined Terms. For all purposes of this Agreement and the Exhibits and Schedules to this Agreement, unless the context or use clearly indicates another or different meaning or intent, the following terms and terms defined in the Exhibits shall have the specified meanings and these definitions shall be equally applicable to both the singular and plural forms of any of the terms defined in this Agreement. Terms other than those defined shall be given their plain English meaning. “Acquisition Integration Request” or “AIR” means a request for Acquisition Integration Services as set forth in Section 4.2(a) and as further described in Exhibit 4.3.3. An AIR duly executed by the Parties shall serve to amend the Agreement as set forth in that AIR, and references to this Agreement shall include all such AIRs duly executed. “Acquisition Integration Services” means the Transition Services and Customer Services described in an Acquisition Integration Request. “Additional Customer Services” has the meaning assigned in Section 4.3(a). “Additional Customer Services Fees” has the meaning assigned in Section 4.3(c). DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

4 “Additional Services Request” or “ASR” means a request for additional services as set forth in Section 4.3 and as further described in Exhibit 4.3.1. An ASR duly executed by the Parties shall serve to amend the Agreement as set forth in that ASR, and references to this Agreement shall include all such ASRs duly executed. “Administrator” has the meaning assigned in the Preamble. “Administrator Software” means all documentation and software owned by or developed by or for Administrator in performing the Services, other than such software ownership of which is held by Customer or its Affiliates, Third Party Customer Software and Third Party Administrator Software. The Administrator Software as of the Effective Date is identified on Schedule C. Additional Administrator Software may be added to Schedule C by mutual agreement of the Parties, subject to Exhibit 4.3.1, Exhibit 4.3.3, and Exhibit 4.3.3. “Affiliate” means, with respect to a Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person and, for purposes of Customer, shall include all business entities considered to be an “affiliate” under the Holding Company Act applicable to Customer. “Agreement” means this Master Insurance Administrative Services Agreement, together with the Exhibits and Schedules attached hereto. Unless otherwise specified herein, any reference to this Agreement, any Exhibit or Schedule attached hereto, shall include any AIR, ASR or other amendment thereto, by mutual agreement of the Parties, subject to the change procedures set out in Section 4.3, Exhibit 4.3.1 or in Exhibit 4.3.2, as applicable. “Applicable Law” means as applicable to this Agreement, (i) any laws, by-laws, and regulations; (ii) any government policies, guidelines, or other pronouncements having the force of law; (iii) any international treaties, conventions, or declarations having the force of law; and (iv) any international law. Applicable Law includes the laws of any jurisdiction governing any Customer location for which, or Administrator location from which, Administrator is performing the Services. Applicable Law, with respect to Customer, also includes obligations imposed by private, quasi- governmental and Governmental Entities applicable to the Policies administered hereunder, including those relating to processing payments relating to Policies, including without limitation standards promulgated by the National Automated Clearing House Association, and its successor organizations. “Auditing Rights” has the meaning given in Section 5.l 3(a). “Authorized Producers” means insurance agents/agencies, brokers and other third party intermediaries (licensed for the sale of insurance products) that provide services related to the Policies. “Back-Up Copies” has the meaning assigned in Section 9.1. “Books and Records” has the meaning assigned in Section 5.11(b). “Business Day” means any day that is not a Saturday, Sunday or a scheduled holiday Customer is not open for regular business, as Customer may publish from time to time, and where applicable, means from 8:00 a.m., to 6:00 p.m., Eastern Time. “Business Continuity Plan” has the meaning assigned in Section 10.1. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

5 “CAR Form” means Computer Access Request. “Change of Control” means one or a series of transactions resulting in control of a Party being transferred, sold or otherwise conveyed to any Person. “Control” and its correlative meanings, “controlling,” “controlled by” and “under common control with”, means the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity interests in an entity. “Beneficial ownership” means having, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or sharing directly or indirectly: (1) a pecuniary interest in the operations of a Party, or (2) voting power which includes the power to vote the interests of: or to direct the voting of the interests of, or the power to dispose of or direct the disposition of, a Party. “Claim” means any civil, criminal or administrative claim, demand, litigation, action, suit, hearing, investigation or proceeding commenced by a third party. “Claims Account” has the meaning assigned in Section 5.8. “Claims Notice” has the meaning assigned in Section 17.3(a). “Code” means the Internal Revenue Code of 1986, as may be amended from time to time and the regulations promulgated thereunder. “Confidential Information” has the meaning assigned in Section 13.1. “Customer” has the meaning assigned in the Preamble. “Customer Collocated Personnel” has the meaning assigned in Section 4.13(a). “Customer Data” has the meaning assigned in Section 8.1. “Customer Mark” means all trademarks, trade names, logos, slogans, service marks, symbols and names of Customer, whether registered or not. “Customer Services” has the meaning assigned in Section 4.1. “Customer Services Fees” means the charges set forth in Annex 11.1A to Exhibit 11.1 and Section 8.2 (Customer Service Fees) of the applicable AIR. “Customer Software” means any software owned, licensed or leased to Customer or its Affiliates (other than Administrator Software and other than software used on personal computers in “shrink wrap” or similar form, reasonably available to the public in retail establishments, at moderate costs, such as commercial word processing or spreadsheet programs), that is used, reasonably necessary to be used or will be reasonably necessary to be used by Administrator to provide the Services, except to the extent that any such software is leased or licensed from Administrator. Customer Software as of the Effective Date is identified in Schedule D. Additional Customer Software may be added to Schedule D by mutual agreement of the Parties, subject to Exhibit 4.3.1, Exhibit 4.3.3, and Exhibit 4.3.3. “Defaulting Party” has the meaning assigned in Section 16.2. “Designated Country” means any country where a Service Center is located, as identified in DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

6 Exhibit 4.4. “Designated Employee” has the meaning assigned in Section 6.6. “Dispute Resolution Process” has the meaning assigned in Section 15.1. “Eastern Time” means New York City time. “Effective Date” has the meaning assigned in the Preamble. If an ASR includes Additional Customer Services, then that ASR will have its own Effective Date. An AIR will have its own Effective Date. “GLB” has the meaning assigned in Section 13.1. “Governmental Entity” means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or the Financial Industry Regulatory Authority. “Hardware” has the meaning assigned in Section 7.4. “Indemnified Party” has the meaning assigned in Section 17.3(a). “Indemnifying Party” has the meaning assigned in Section 17.3(a). “Initial Term” has the meaning assigned in Section 3.1. “Insurance Risk” has the meaning assigned in Section 6.1. “Losses” has the meaning assigned in Section 17.1. “Non-Defaulting Party” has the meaning assigned in Section 16.2. “Nonpublic Personal Information” has the meaning assigned in Section 13.l. “Off-Site Facility” has the meaning assigned in Section 9.1. “Operating Guidelines” means those policies, interpretations, requirements, objectives and other guidelines provided from time to time by Customer in writing (or via email according to established procedures) to Administrator describing how the Policies are to be administered by Administrator consistent with (i) Applicable Law; (ii) reasonably prudent business standards for detecting and preventing fraud; and (iii) reasonably prudent internal controls customary for the types of Policies administered hereunder, as part of the Services. “Operating Procedures” means those processes, workflows and other procedures developed by Administrator for Administrator to follow to administer the Policies in accordance with the Operating Guidelines. “Party” means each of Administrator or Customer, and “Parties” means Administrator and Customer collectively. “Pass Through Costs” has the meaning assigned in Section 11.5 and as set forth in greater DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

7 detail in Exhibit 11.1. “Person” means an association, firm, individual, partnership (general or limited), corporation, limited liability company, trust, financial institution, unincorporated organization or other entity. “Policy” or “Policies” shall mean any of Customer’s and its Affiliates’ insurance policies, whether individual, group or group trust, including paid-up policies and policies on extended term insurance and reduced paid-up insurance under non-forfeiture options, policy riders, any associated policy benefits, and any annuity contract, whether originally issued by Customer or its Affiliates, or acquired by Customer or its Affiliates by assumption reinsurance, coinsurance, or otherwise, on or before the Effective Date and which are administered under this Agreement. The Policies as of the Effective Date are more specifically identified in Schedule E. Additional insurance policies of Customer may be added as Policies under this Agreement, subject to agreement by the Parties with respect to Additional Customer Services and Additional Customer Service Fees, and if applicable, other matters pursuant to Exhibit 4.3.1, Exhibit 4.3.3, and Exhibit 4.3.3, and execution of an Acquisition Integration Request by the Parties. “Policyholder” means any Policy owner, certificateholder, group holder, annuity holder or any insured or beneficiary of the Policies. “Policyholder Claims” means claims, refunds and other amounts due to Policyholders and other Persons under the Policies. “Premium Account” has the meaning assigned in Section 5.7. “Project Change Request Procedures” mean the procedures to be followed to make changes to the Services as more fully described in Exhibit 4.3.2. “Related Disputes” has the meaning assigned in Section 15.4. “Renewal Term” has the meaning assigned in Section 3.2. “Security Breach” has the meaning given in Section 12.1. “Security Procedures” has the meaning assigned in Section 4.5. “Service Auditor Report” has the meaning given in Section 5.12(a). “Service Auditor Report Notice” has the meaning given in Section 5.12(b). “Service Performance Standards” has the meaning assigned in Section 4.2(c). “Services” has the meaning assigned in Section 2.1. “Services Fees” means all charges set forth in Section 11.1. “Service Center” has the meaning assigned in Section 4.4(a). “Services Staff means all persons necessary for the performance of the Services. “Services Starting Date” means the date on which Administrator begins performance of the DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

8 Customer Services at the Service Center(s). Each AIR will have its own Services Starting Date. “Standard Rates” has the meaning assigned in Section 4.3(c) and as set forth in greater detail in Exhibit 11.1. “Term” means the Initial Term plus any Renewal Term and any Transfer Assistance Period. “Termination Charge” is the applicable amount set forth in Exhibit 11.1. “Third Party Customer Software” means any software product or documentation that Customer or any of its Affiliates has under license, confidentiality, support, or other terms with any third party and that Administrator needs to use, directly or incidentally, to furnish services to Customer or any of its Affiliates hereunder. Third Party Customer Software as of the Effective Date is identified in Schedule F. Additional Third Party Customer Software may be added to Schedule F by mutual agreement of the Parties, subject to Exhibit 4.3.1, Exhibit 4.3.3, and Exhibit 4.3.3. “Third Party Administrator Software” means any software that is not proprietary to Administrator but is used by Administrator to perform the Services. The Third Party Administrator Software as of the Effective Date is identified on Schedule G. Additional Third Party Administrator Software may be added to Schedule G by mutual agreement of the Parties, subject to Exhibit 4.3.1, Exhibit 4.3.3, and Exhibit 4.3.3. “TPA Law” means Applicable Law governing third party administrators performing the functions, tasks, services and activities comparable to the Services hereunder with respect to life insurance, annuity and healthcare products, policies and contracts. “Transition Services” means certain Services Administrator will perform between the AIR Execution Date and prior to the applicable Services Starting Date, as set forth in an AIR. “Transfer Assistance Period” has the meaning assigned in Section 16.8(a). “Transfer Assistance Services” has the meaning assigned in Section 16.8(a). “User Identification” means a string of characters (i.e., a user name or a password) that uniquely identifies a user to a system and enables access to a system or specific data residing on a system. “Wind-Down Expenses” means the following actual expenses incurred by Administrator as a result of the ending of the Services under this Agreement not otherwise subject to payment or reimbursement by Customer and not otherwise recoverable by Administrator through damage mitigation efforts or otherwise: (i) non-cancellable lease payments, lease termination fees, or other non-cancellable charges for Administrator leased machines dedicated to the provision of the Services; (ii) salaries, associated employee benefits, relocation costs and actual severance payments for the Services Staff; (iii) non-cancellable charges for third party contracts; and (iv) any other expenses directly related to the termination and identified and mutually agreed to in an AIR. If Administrator is entitled to recover Wind-Down Expenses under this Agreement, Administrator will submit an estimate of the anticipated Wind-Down Expenses, together with ways in which those expenses may be mitigated or reduced, within 30 days after the event triggering those Wind-Down Expenses. Wind-Down Expenses to be recovered by Administrator will be reduced to the extent Customer or its designees assume financial obligations that Administrator would otherwise have incurred as a result of the ending DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

9 of this Agreement. ARTICLE 2 ENGAGEMENT 2.1 Engagement by Customer and Acceptance by Administrator. Customer hereby engages Administrator to perform the (1) Customer Services, (2) Acquisition Integration Services (if any), (3) Additional Customer Services (if any), and (4) Transfer Assistance Services (if any) (collectively, the “Services”), on behalf of Customer as specifically set forth in this Agreement. ARTICLE 3 TERM 3.1 Term. This Agreement shall commence as of the Effective Date and shall continue in full force and effect for a period of five (5) years thereafter (the “Initial Term”), unless otherwise terminated as provided in Article 16 below; provided however, this Agreement shall renew automatically for successive one- year terms (each a “Renewal Term” and together with the Initial Term, the “Term”), unless a Party notifies the other in writing at least one hundred eighty (180) days in advance of the end of the Initial Term or the then current Renewal Term of the non-renewing Party’s election to not renew the Agreement. Unless otherwise agreed in writing between Customer and Administrator, the rates and fees for the applicable Renewal Term shall be those in effect as of the end of the immediately preceding Initial Term or Renewal Term, as applicable, as adjusted by the Cost Escalation Factor as described in Exhibit 11.1. ARTICLE 4 SERVICES 4.1 Recurring Services. Starting on the Effective Date and continuing during the Term, Administrator shall provide to Customer the services described in Section I of Exhibit 4.1 (collectively, the “Customer Services”) at the applicable levels of service set forth in Exhibit 4.1.1 (the “Service Performance Standards”) for the “Services Fees” set forth in Exhibit 11.1. Administrator shall perform the Customer Services in compliance with the Operating Procedures, as those Operating Procedures may change from time to time in accordance with this Agreement, including as provided in Section 5.20 and Section 5.21 relating to changes to the Operating Guidelines and the Operating Procedures as a result of changes in Applicable Law. Except to the extent such Services are terminated pursuant to the terms of this Agreement, Administrator shall perform the Customer Services for all of the Policies to the extent set forth in Exhibit 4.1 and Exhibit 4.1.1. The Service Performance Standards shall be measured in accordance with the standard reporting methodology set forth in Exhibit 4.1.1. 4.2 Acquisition Integration Services. (a) Customer may from time to time request via an AIR that Administrator add policies, plan codes or products to the Agreement (“Acquisition Integration Services”). All such requests shall be made by Customer in accordance with the methodology set forth in this Section and in accordance with Exhibit 4.3.3. In the event Customer elects to have Administrator perform Acquisition Integration Services, Customer and Administrator shall execute the AIR in substantially the form set forth in Schedule B to Exhibit 4.3.3, which shall become effective upon execution by both Administrator and Customer. Administrator shall not commence performance pursuant to an AIR until such AIR has become effective. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

10 (b) Administrator shall provide to Customer the Transition Services as set forth in the applicable AIR. Customer shall pay any associated Services Fees. (c) As provided in the applicable AIR, during the Term, Administrator shall provide to Customer the Customer Services set forth in Exhibit 4.1, at the applicable levels of service set forth in Exhibit 4.1.1 (the “Service Performance Standards”) for the applicable Services Fees set forth in Exhibit 11.1. (d) Administrator shall perform the Customer Services in compliance with the Operating Procedures, as those Operating Procedures may change from time to time in accordance with this Agreement. (e) The Service Performance Standards shall be measured in accordance with the standard reporting methodology set forth in Exhibit 4.1.1. 4.3 Additional Customer Services. (a) Customer may from time to time request via an ASR that Administrator perform services: (1) outside the scope of the then current Customer Services; (2) to augment or supplement the then current Customer Services (including changes to the Services on account of legislative and/or regulatory changes to the extent provided in Section 5.20 to be borne by Customer); and (3) for special projects desired by Customer; (collectively, “Additional Customer Services”). (b) All ASRs shall be made by Customer in writing in accordance with the methodology set forth in this Section and in accordance with Exhibit 4.3.1. As to all requests for Additional Customer Services that are reasonably related to Customer Services then being provided by Administrator to Customer under this Agreement, Administrator shall, in accordance with the methodology set forth in Exhibit 4.3.1, agree to provide the Additional Customer Services, subject to the reasonable availability of resources to Administrator to perform such services at the time requested and subject to the remaining provisions of this Section and in accordance with Exhibit 4.3. 1. (c) Upon receipt of an ASR, Administrator shall inform Customer as soon as practicable, but in any event not more than ten (10) Business Days, after receipt of Customer’s request as to whether Administrator is able to perform such Additional Customer Services and, if so, Administrator shall provide Customer with (i) a written description of the work Administrator anticipates performing in connection with such Additional Customer Services, (ii) a schedule for commencing and completing the Additional Customer Services, (iii) a schedule of the Service Performance Standards, if any, that will apply to the Additional Customer Services, (iv) Administrator’s charges for such Additional Customer Services (the “Additional Customer Services Fees”). The Additional Customer Services Fees will be calculated using the time and materials rates set forth in Exhibit 11.1 (the “Standard Rates”) unless otherwise agreed to by the Parties. (d) In the event Customer elects to have Administrator perform the Additional Customer Services, Customer and Administrator shall execute the ASR in substantially the form set forth in Exhibit 4.3.1, which shall become effective upon completion and execution by both Administrator and Customer. Administrator shall not begin performing any Additional Customer Services until an ASR in respect of such Additional Customer Services has become effective, and then only in compliance with any applicable third-party software restrictions. (e) With respect to any Service being provided by Administrator to Customer pursuant to Exhibit 4.1, Administrator and Customer may, subject to the Project Change Request DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

11 Procedures set forth in Exhibit 4.3.2, agree to changes to any aspect of the Services. (f) Administrator shall provide reports regarding Additional Services in accordance with Exhibit 4.3.1 and as otherwise required by this Agreement. (g) Any changes in any Services shall become effective only when an ASR, pursuant to Exhibit 4.3.1 or a written amendment pursuant to Exhibit 4.3.2, as applicable, is executed by Customer and Administrator. (h) The provisions of this Section 4.3 are subject also to the provisions of Section 5.20 and Section 5.21 relating to changes to the Operating Guidelines and the Operating Procedures as a result of changes in Applicable Law. 4.4 Service Centers. Unless the Parties otherwise agree in writing: (a) The Customer Services shall be provided from the service centers identified in Exhibit 4.4 and such other location(s) added in accordance with this Agreement (each, a “Service Center”), between the hours of 8:00 am and 6:00 pm Eastern Time on each Business Day. (b) Administrator may change the location of any Service Center by providing thirty (30) days advance written notice to Customer; provided, however, that Administrator may not perform outside the United States or Canada any of the Services involving any telephone communications directly with Policyholders or Authorized Producers, without Customer’s express written consent, which may be withheld in Customer’s sole discretion. 4.5 Service Center Security Procedures. During the Term Administrator shall maintain and enforce security procedures at the Service Centers that are at least as rigorous as those security procedures described in Exhibit 4.5 (the “Security Procedures”). 4.6 Service Performance Standards. (a) Administrator shall provide, monitor and report on the provision of Services in accordance with the Service Performance Standards set forth in Exhibit 4.1.1. (b) The Parties shall review during the Term, subject to Section 16.8(f), and, upon agreement of the Parties, may adjust, as appropriate, the Service Performance Standards and reflect any necessary adjustment in the Services Fees resulting from any such change in the Service Performance Standards: provided, however, that any such adjustment in the Services Fees or change in the Service Performance Standards must be embodied in a written amendment to this Agreement executed by Customer and Administrator. 4.7 Facilities/Services Staff. Except as otherwise provided in this Agreement, Administrator shall furnish at its expense the facilities and resources necessary to provide the Services under this Agreement in accordance with the Service Performance Standards, including the Service Centers, other necessary physical facilities, trained personnel, office furniture, computer equipment and office supplies necessary to provide the Services. Administrator shall exercise reasonable efforts to ensure the Services Staff have the necessary skills and training to perform the Services in accordance with this Agreement. 4.8 Communication. Administrator shall promptly forward all non-routine communications related to the Policies, Policyholders or Services from any third party to Customer in accordance with the Operating Guidelines provided to Administrator by Customer. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

12 4.9 Meetings. At Customer’s reasonable request, Administrator shall meet with Customer to discuss matters related to the Services or the Policies. 4.10 Notification of Irregularities. (a) Administrator shall monitor diligently its performance under this Agreement. (b) Upon Administrator or Customer becoming aware of any other fact, circumstance or event that exists or has occurred or is anticipated to exist or occur that is reasonably understood by such Party or should reasonably be understood to have the potential to materially affect the provision of Services to Customer or result in a breach of any provision of this Agreement, such Party shall promptly advise the other, such notification to occur within a reasonable period of discovery of the incident, taking into account the surrounding circumstances including risk of loss and severity. Such report shall be made telephonically (or via email) to report as many of the details as are available to such Party with respect to an assessment of the cause of such failure, circumstances surrounding such failure, and a description of the magnitude of such failure. In connection with the foregoing, on reasonable request from the notified Party, the other shall provide additional information readily available to it to assist the other in its assessment of the potential consequences of such failure. Any cooperation by Customer or Administrator shall not prejudice either Party’s rights and remedies otherwise under this Agreement. For each such failure, on request by a Party, the other shall provide promptly following the discovery of an actual failure, but in any event within ten (10) Business Days of such failure, a report stating: (i) the root cause of the failure; (ii) the remedial steps required to prevent such failure from recurring; (iii) confirmation that such remedial steps were in fact implemented. The foregoing assistance will be provided by such Party at no additional charge to the other. 4.11 Background Checks. (a) For Services Staff starting on or after the Execution Date, Administrator will carry out for each Services Staff member the security and other background checks: (i) for Services Staff located in the United States, as identified in Schedule A (Administrator U.S. Employment Verification Process) hereto, and (ii) for Services Staff located outside the United States, as identified Schedule B (Background Checks - IBM India Employees Working on Administrator Account). For the avoidance of doubt, Schedule B shall apply to Services Staff located outside of the United States, not solely to India. Administrator may not use for the Services without Customer approval any person who has: (1) a criminal record as shown by a standard criminal record check; (2) any entry under a background check that becomes necessary under any Applicable Law; or (3) any entry under any background check that Customer directs Administrator to conduct for any Services Staff at any time in accordance with the provisions in Exhibit 4.3.1 or Exhibit 4.3.2 as applicable. (b) Administrator may not use in the performance of the Services any Person for whom there are reasonable grounds to believe that that Person may be a threat to the security of Customer’s information or property. (c) Administrator will not be required to perform new criminal background checks for individuals comprising Services Staff who have previously undergone the criminal background checks set forth in Schedule A (Administrator U.S. Employment Verification Process) or Schedule B DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

13 (Background Checks - IBM India Employees Working on Administrator Account) provided Administrator has satisfactory evidence of having performed such checks. (d) Administrator will carry out the checks necessary to ensure it is in compliance with this section, will keep satisfactory evidence of having performed these checks, and give a copy of this evidence to Customer on at least seven days’ notice. Administrator will provide to Customer annually a certificate in a form approved by Customer, signed by an officer of Administrator, certifying that Administrator has carried out these checks and is otherwise in compliance with this section. (e) Administrator may conduct background checks under this section using the third party vendors otherwise approved by Customer. If Customer requests Administrator to use any agency other than one of the agencies Administrator regularly uses for those background checks and the fees charged by that agency are higher than the fees charged by Administrator’s regular agencies, Customer will reimburse Administrator for the difference. 4.12 Complaints of Customer. Administrator will promptly deal with any complaints Customer may have about the Services Staff and resolve them to the reasonable satisfaction of Customer. 4.13 Customer Collocated Personnel. (a) If the number of Policies exceeds 500,000, Customer may at its discretion on request place up to two people who are employees of Customer or are third parties acting for Customer on any Services Centers for indefinite periods (these employees or third parties are referred to as the “Customer Collocated Personnel”). The Customer Collocated Personnel shall comply with Administrator’s on-site security safeguards and other policies and procedures applicable to personnel at such facilities and any third party Customer Collocated Personnel shall execute a confidentiality agreement reasonably acceptable to Administrator. The Parties will agree on the specific responsibilities of the Customer Collocated Personnel at the time of Customer’ s request. The Customer Collocated Personnel may not remain on Administrator’s premises after the time Administrator has ceased performing Services for Customer. Third party Customer Collocated Personnel may not include persons who are direct competitors of Administrator. (b) The Customer Collocated Personnel will at all times remain under the supervision and control of Customer. Customer will be responsible for the payment of their salaries and all other expenses connected with them. Administrator will provide them at no charge with suitable office space and furniture for their being able to carry out their responsibilities. Customer will ensure they follow the reasonable rules of Administrator for persons residing on premises of Administrator. 4.14 Personnel Notices. (a) During the Term, Administrator will notify Customer of any of the following if it is for any employment matter, subject to Administrator’s privacy and confidentiality obligations to its employees: (1) any action or claim brought against Administrator by any class of individuals, under a class action suit, similar proceeding, or otherwise; and (2) any action or claim brought against Administrator or any finding or judgment issued against Administrator by any Governmental Entity. Administrator will provide this notice as soon as practicable, but in any event not later than DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

14 twenty-four (24) hours after it becomes aware of the action or claim, or finding or judgment, in question. (b) Administrator will notify Customer as soon as practicable but in any event not later than twenty-four (24) hours after Administrator becomes aware of the occurrence of any of the following events, subject to Administrator’s privacy and confidentiality obligations (under Applicable Law and Administrator policy): if any Services Staff is convicted of or has been dismissed for having committed a criminal offense involving money or financial transactions, such as fraud or theft. 4.15 User Interface Scripts. Administrator must get Customer approval for all help desk, online, and interactive voice response scripts it uses under the Services. Administrator will make any changes to these scripts Customer may reasonably require at any time, subject to Exhibit 4.3.1 or Exhibit 4.3.2 as applicable. 4.16 Customer Dependencies. Where Administrator’s performance is dependent on Customer’s obligations under this Agreement to perform a specified action, and where Administrator actually knew or should have reasonably known that Customer failed to perform such action, Administrator will not be excused from performance if Administrator claims Customer failed to perform such obligations but Administrator failed to timely inform Customer’s Designated Employee of such Customer failings within a reasonable amount of time to enable Customer to cure its failings. 4.17 Quality Assurance Practices. Administrator shall establish and maintain quality review and quality assurance policies and procedures as they apply to Services provided under this Agreement. On request by Customer and in accordance with Section 5.13, Administrator shall allow Customer to review such quality review and quality assurance policies and procedures as they apply to Services provided under this Agreement. Such policies and procedures shall be Administrator’s Confidential Information. 4.18 Training Practices. Administrator shall train its Services Staff regarding the performing of the administrative services provided under this Agreement. On request by Customer and in accordance with Section 5.13, Administrator shall allow Customer to review such employee and manager training policies and procedures as they apply to Services provided under this Agreement. Such policies and procedures shall be Administrator’s Confidential Information. 4.19 Operating Guidelines and Operating Procedures. (a) Administrator will perform the Services in accordance with the Operating Procedures. Customer is responsible for providing the Operating Guidelines to Administrator. Administrator is responsible, at no charge to Customer, for preparing and maintaining Operating Procedures for Services according to Operating Guidelines. Changes to the Operating Procedures as a result of changes to the Operating Guidelines and implementation of such changes are subject to the other provisions of this Agreement, including Section 4.3, Section 5.20 and Section 5.21. (b) Administrator will provide the Operating Procedures to Customer upon request provided that the Operating Procedures are for the internal use of Customer or are required by external auditors and/or regulatory bodies. Subject to the provisions of Section 5.13 (Right to Inspect and Audit), Customer may disclose the Operating Procedures to Customer’s auditors and to regulatory authorities. Administrator will have the ability to redact proprietary information such as third party screen shots, where Customer does not have a license granting access. (c) Administrator may change the Operating Procedures but remains responsible for ensuring that the Operating Procedures comply with the Operating Guidelines. Additionally, prior to Administrator implementing a change to the Operating Procedures, Administrator will undertake an impact assessment to consider whether the change has the potential to impact Customer. Where an DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

15 impact is identified, Administrator will notify Customer at the next regularly scheduled meeting between the Parties, but in any event not later than five (5) Business Days after Administrator identifies an impact, and will place the change on hold while the impact is discussed and evaluated with Customer. Both Parties agree to promptly assess the impact and attempt to develop alternatives. Administrator will not implement a change to the Operating Procedures that materially impacts Customer without Customer’s prior written approval. (d) Administrator will not implement any change to the Operating Procedures without Customer’s prior written consent when the changes impact the following areas: billing and collections, finance and actuarial. ARTICLE 5 COMPLIANCE WITH LAW 5.1 Compliance with Applicable Law. (a) Administrator and Customer shall comply with Applicable Law to the extent applicable to the Policies and the Services. (b) Administrator shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to Administrator in its capacity as a provider of third-party administrative services (e.g. licensing and registration and associated reporting requirements applicable to third-party administrators). Customer shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to Customer’s business activities to the extent related to this Agreement, including those activities performed for Customer by Administrator (e.g., premium collection, claims payment) other than such requirements that are applicable to Administrator in its capacity as a provider of third-party administrative services, and shall provide appropriate direction to Administrator with respect to Administrator’s compliance with such requirements. Customer shall maintain the Operating Guidelines and the Policies in compliance with Applicable Law during the Term. (c) Subject to Section 5.21 below, changes in the Operating Procedures necessitated by changes in the Operating Guidelines shall be governed by Exhibit 4.3.1 and Exhibit 4.3.2 as applicable. (d) Administrator will cooperate with Customer in providing any reasonable assurances for or evidence of Customer’s compliance with Applicable Law. Customer may, as part of its anti- money laundering procedures, conduct reviews and investigations about Administrator and its personnel and Administrator will reasonably cooperate with Customer in its carrying out of any of these activities, subject to the provisions of Section 5.13 (Right to Inspect and Audit). 5.2 Other State Third Party Administrator Requirements. The provisions of any current state insurance laws and regulations regulating third-party insurance administrators, and any other similar provisions that may be enacted or adopted during the Term, are hereby incorporated by reference into this Agreement to the extent required by Applicable Law to be incorporated into an agreement of this type, at no charge to Customer. 5.3 Payments to and from Administrator. The payment to Administrator of any premiums or charges for or in respect of insurance by or on behalf of a Policyholder shall be deemed to have been received by Customer, and the payment of return premiums or other Policyholder Claim or other payments forwarded by Customer to Administrator shall not be deemed to have been paid to the Policyholder until such payments DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

16 are received by the Policyholder. Nothing in this section shall limit any right of Customer against Administrator resulting from the failure of Administrator to make payments to Customer or Policyholders. 5.4 Trade Secrets. Any trade secrets and other Confidential Information contained in the Customer Data and Books and Records, including but not limited to the identity and addresses of Policyholders, shall be Confidential Information and shall be maintained in accordance with Article 13, except that the commissioner of insurance or any governmental officer of any Governmental Entity with jurisdiction over Customer or Administrator may use such Confidential Infom1ation in any proceedings instituted against Administrator or Customer to the extent permitted by Applicable Law, subject to the terms of Article 13. 5.5 Continuing Access. Customer owns its Customer Data and Books and Records; provided, however, Administrator shall retain the right to continuing access to Customer Data and Books and Records sufficient to permit Administrator to fulfill all of its contractual obligations to Customer and all applicable Policyholders under this Agreement. 5.6 Advertising. In performing the Customer Services during the Term, Administrator may use only such advertising pertaining to Customer or the Policies that has been approved in writing by Customer in advance of its use. 5.7 Fiduciary Capacity of Administrator. All insurance charges or premiums or other amounts collected by Administrator on behalf of or for Customer, and the return of premiums or other Policyholder Claim or other payments received from Customer, shall be held by Administrator in a fiduciary capacity. Such funds shall be remitted promptly in accordance with the applicable Service Performance Standards to the Person or Persons entitled to them or otherwise shall be deposited promptly (but in any event no later than ten (10) Business Days) in a fiduciary interest-bearing bank account (each, a “Premium Account”) established and maintained by Administrator on behalf of Customer in a federally or state insured financial institution. Administrator shall operate such bank accounts in accordance with procedures provided by Customer with respect to the management of such bank accounts. Checks drawn on the Premium Account shall show BOS as the administrator, acting on behalf of Customer. Exhibit 5.7 sets forth the levels of Administrator employees who are authorized to draw on such Premium Account. Administrator shall render a monthly accounting with respect to each Premium Account to Customer detailing all transactions performed by Administrator pertaining to the business underwritten by Customer, which shall be provided to Customer within fifteen (15) days after the end of each month. Administrator shall not pay any Policyholder Claim or other claim by withdrawals from any Premium Account. Withdrawals from any Premium Account shall be made, as provided in this Agreement at the direction of Customer, for the following: (a) remittance to Customer when entitled to remittance; (b) deposit in an account maintained in the name of Customer; (c) transfer to and deposit in a Claims Account, with Policyholder Claims to be paid as provided in this Agreement; (d) payment to a group Policyholder for remittance to any Policyholders entitled to such remittance; and (e) remittance of return premiums to the Person or Persons entitled to such return premium. 5.8 Payment of Claims. Customer shall establish, maintain and fund claims paying accounts (each, a “Claims Account”) for the purpose of Administrator’s paying Policyholder Claims on behalf of Customer. These accounts shall be used for all Policy related disbursements provided for under the applicable DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

17 Policies including but not limited to Policyholder Claims, Policy surrenders, annuity payments, other Policyholder benefits, and agent commissions relating to the Policies of Customer. Administrator shall have the right to draw on any Claims Account only for the purpose of performing its obligations on behalf of Customer under this Agreement. All Policyholder Claims paid by Administrator from funds collected on behalf of or for Customer shall be paid only on drafts or checks of and as authorized by Customer from the Claims Account. Exhibit 5.7 sets forth the levels of Administrator employees who are authorized to draw on such Claims Account. Administrator shall render a monthly accounting with respect to each Claims Account to Customer detailing all transactions performed by Administrator pertaining to the business underwritten by Customer, which shall be provided to Customer within ten (10) days after the end of each month. 5.9 Notice to Policyholders. To the extent required by Applicable Law, Administrator shall provide a written notice, approved and paid for by Customer, to Policyholders advising them of the identity of, and relationship among, Administrator, the Policyholder and Customer. When Administrator requests payment of funds from any Policyholder, the reason for collection of each item must be identified to the Policyholder and each item must be shown separately from any premium. Additional charges may not be made for services to Policyholders to the extent such services have been paid for by Customer. 5.10 Delivery of Materials to Policyholders. Any Policies or other written communications delivered by Customer to Administrator for delivery to Policyholders shall be delivered by Administrator promptly after receipt in accordance with the delivery instructions from Customer; provided that Administrator has reviewed such delivery instructions and the parties have mutually agree to delivery timelines. 5.11 Books and Records of Customer. (a) This Agreement shall be retained as part of the official records of Customer and Administrator for the duration of the Term in accordance with Applicable Law. (b) Administrator shall maintain and make available to Customer complete books and records of all transactions performed by Administrator on behalf of Customer pursuant to this Agreement, including recorded calls that come into, and remain in, the contact center, premiums received for the Policies, Authorized Producers’ commissions for the Policies, premium accounting, billing and collections, financial accounting, Services Fees, Additional Services Fees, premiums received and deposited on behalf of Customer, Policyholder Claims paid on behalf of Customer, Pass Through Costs and authorized expenses paid on behalf of Customer, the Policy forms, check forms and facsimile signature imprinting devices, if any, and all other documents, reports, records, books, files, and other materials relevant to this Agreement, the Services to be provided by Administrator, and Customer’s Policyholders, which shall include, without limitation, the identity and addresses of Policyholders, but shall exclude information as identified by Administrator, including personnel or cost data, internal or external audit materials, intellectual property, information about other Administrator customers, information subject to attorney client, work product or other privilege, or other information held or used by Administrator for internal purposes only and not reasonably necessary to evaluate or examine Administrator’s performance under this Agreement (collectively, “Books and Records”). For the avoidance of doubt, Books and Records shall include records of all communications between Administrator and Policyholders and Customer’s Authorized Producers, including the recordings of such telephone communications. (c) The description of a disbursement on behalf of Customer shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (1) the check number; (2) the date of disbursement; (3) the Person to whom. the disbursement was made; (4) the amount disbursed; and (5) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, Administrator shall prepare a written DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

18 record as to the application for the disbursement. Each disbursement shall be supported by evidential matter. The evidential matter shall be referenced in the journal entry so that it may be traced for verification. (d) All such Books and Records shall be maintained in accordance with prudent standards of insurance record keeping and the policy, procedures and standards of Customer provided to Administrator (collectively, “Customer Document Retention Policy”) and shall be maintained for the duration of this Agreement and the longer of (i) the period required by Applicable Law as identified by Customer, (ii) seven (7) years from the end of the Term of this Agreement, the (ii) the duration required under the Customer Document Retention Policy, or (iii) the duration required by TPA Law as identified by Administrator. In all other respects, Administrator shall, at all times during the term of this Agreement, comply with the Customer Document Retention Policy in effect as of the Effective Date and provided to Administrator by Customer hereunder. Customer (subject to the provisions of Section 5.13), the commissioner of insurance or appropriate governmental officer of any Governmental Entity with jurisdiction over Customer or Administrator shall have reasonable access to the relevant Books and Records during normal business hours for the purpose of examination, audit and inspection at Customer’s premises in West Des Moines, Iowa and, to the extent that the Books and Records are able to be provided electronically without incremental cost to Administrator, at other Customer locations. In the event of termination of this Agreement, Administrator may, by written agreement with Customer, transfer all relevant Books and Records to Customer or to a new administrator rather than retain them for the requisite period of time. In such cases, Customer or the new administrator shall acknowledge, in writing, that it is responsible for retaining the Books and Records of Customer as required by Applicable Law. 5.12 Service Auditor Reports. (a) Once every calendar year, Administrator shall cause in the fourth quarter an annual American Institute of Certified Public Accountants’ Auditing Standards Board Statement on Standards for Attestation Engagements SOC I, Type II, “Reporting on Controls at a Service Organization,” or equivalent audit (a “Service Auditor Report”) covering the preceding six (6) to nine (9) month period to be completed by a nationally recognized firm selected by Administrator and qualified to perform such audits. Administrator shall include within the Service Auditor Reports any Service Centers from which Administrator provides a material amount of Customer Services to Customer. The Service Auditor Reports shall apply to the overall operations of such Service Centers. The reports will cover the controls applicable to the processes operated within such Service Centers, including those processes of Customer, in sufficient detail to be used in Customer’s audit process. A copy of each of the resulting audit reports shall be delivered to Customer during the last quarter of each calendar year. ln addition, within thirty (30) days after the end of the calendar year, Administrator shall provide to Customer a letter stating that for the period of time covered by the Service Auditor report to end of the year just ended, there have been no material deviations from or changes to Administrator’s practices and procedures covered by the Service Auditor Report. If the Service Auditor Report for any period indicates any deficiencies, Administrator shall include with the aforementioned letter, the steps taken by Administrator to correct, in all material respects, any such deficiency identified in the Service Auditor Report. That letter shall be signed by an officer of Administrator. (b) In the year in which Transition Services provided pursuant to an AIR are completed by Administrator, a Service Auditors Report will be provided with regard to any newly implemented systems and services only if the Transition Services are completed in sufficient time to allow six (6) to nine (9) months, as applicable to the report, of Administrator performance of the affected Customer Services prior to September 30. In addition to the foregoing, in the calendar year following the Services Starting Date of an AIR, where an AIR identifies processes or procedures that are not addressed in the DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

19 Service Auditor Report for the Service Centers from which Administrator provides a material amount of Customer Services to Customer, Administrator will advise Customer in writing within ten (10) Business Days following the subject Services Starting Date if there is insufficient time to test such processes and procedures to enable inclusion of such processes and procedures in the Service Auditor Report for the subject calendar year (“Service Auditor Report Notice”). Where Administrator provides Service Auditor Report Notice, the subject processes and procedures shall be excluded from the Service Auditor Report for the subject calendar year. If those Transition Services are not completed in time or Customer receives an Service Auditor Report Notice, Customer may perform an audit of the affected Customer Services or processes and procedures, as applicable, pursuant to Section 5.13 during the fifteen (15) month period following the Services Starting Date of the affected Customer Services. In addition to the audit assistance provided by Administrator at no charge pursuant to Section 5.13(e). Administrator shall provide audit assistance and access for the audit described in this subsection at no additional cost to Customer for up to 300 hours of assistance for each block of business that was the subject of those Transition Services. (c) Following the Execution Date, Administrator shall provide Customer with a copy of its Report on Administrator’s Description of its Insurance Servicing Operations Processed for the Life+ Application Universal Service Center Internal Control Systems and on the Suitability of the Design and Operating Effectiveness of Controls (“Multi-Client Service Auditor Report”) for calendar year 2012. Such Multi-Client Service Auditor Report and its contents are Administrator Confidential Information and are subject to the obligations contained in Article 13 of this Agreement. The Multi-Client Service Auditor Report may not be disclosed by Customer to any third party without Administrator’s written consent; provided however, that Customer may disclose that report to its external auditors and Protective Life Insurance Company subject to confidentiality provisions at least as stringent as those set forth in Article 13 and the provisions of this paragraph. The Multi-Client Service Auditor Report will not include Customer’s controls and processes and shall not be deemed to create any rights or obligations (contractual, fiduciary or otherwise) between or among Customer and/or Administrator (other than the recipient’s obligation to maintain the confidentiality of the Multi-Client Service Auditor Report). Duplication of the Multi-Client Service Auditor Report in any medium or manner is expressly prohibited. (d) Additional Service Auditor Reports or reports at a different level of scope or specificity than is provided above may be requested and provided through the change procedures set forth in Exhibit 4.3.2. 5.13 Right to Inspect and Audit. (a) Scope. Customer’s rights under this subsection are referred to as Customer’s “Auditing Rights”. Customer may at any time on at least 24 hours’ notice during regular business hours come on Administrator’s premises to observe the performance of the activities for the Services or audit any of the following: (1) any information reasonably relevant to the calculation of the charges as further set forth in Section 5.13(c); (2) any information reasonably relevant to Administrator’s compliance with this Agreement; (3) Administrator’s procedures, evidence of compliance with these procedures, and Administrator’s infrastructure for protecting the security of information and materials in its custody, including any Confidential Information of Customer and any Nonpublic Personal DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

20 Information; and (4) information Customer requires to evaluate Administrator’s internal controls to permit Customer to comply with requirements of the Sarbanes-Oxley Act of 2002, Section 404 or any other requirement of any governmental or regulatory authority. (b) Customer may examine, copy, or make extracts from the items it may audit under the Auditing Rights as it believes necessary for any audit. (c) Adjustment to Charges. (1) Audit of Charges. Upon at least thirty (30) days’ notice from Customer and no more than once during any calendar year (unless a previous audit reveals a discrepancy), Administrator shall provide Customer with access to all applicable financial records and supporting documentation in respect of its charges to Customer pursuant to this Agreement that are reasonably necessary to verify such charges. If, as a result of such audit, Customer determines that Administrator has overcharged Customer, Customer shall notify Administrator of the amount of such overcharge and Administrator shall promptly pay to Customer the amount of the overcharge, plus interest at the rate of the prime rate published by the Wall Street Journal plus two percent (2%) prorated per month (but in no event to exceed the highest lawful rate of interest), calculated from the date of payment of the overcharged amount until the date of payment to Customer, unless disputed in good faith. All Confidential Information of Administrator obtained as a result of any monitoring, audits or inspections pursuant to this section shall be held by Customer in accordance with the provisions of Sections 13.1 through 13.8.Customer shall not have access to Administrator’s or its Affiliates’ locations or proprietary data or to Administrator’s customer locations or proprietary data, provided that Customer may have access to appropriate portions of Administrator’s locations used to perform the Services, and to the Off-Site Facilities, to the extent reasonably necessary to audit Administrator’s charges under to this Agreement. (2) Undercharges. If, as a result of an internal audit of its charges to Customer, Administrator determines that it has undercharged Customer, Administrator may provide Customer with an invoice in respect of such amount. Any such invoice shall include the supporting detail Customer may reasonably request and evidence that the amount was not charged to Customer previously. Upon receipt of this information and evidence, Customer shall promptly pay to Administrator the amount of the undercharge. (d) Limitations. (1) In exercising its Auditing Rights, Customer will (i) comply with Article 13; (ii) cause as little disruption as possible to Administrator’s business; and (iii) act reasonably. (2) In exercising its Auditing Rights, Customer may not require Administrator to provide it with access to (i) the confidential information of other Administrator customers; (ii) info1mation related to Administrator’s provision of services to Customer pursuant to other agreements between the Parties; (iii) Administrator sites that are not related to the Services; (iv) Administrator’s internal costs, except to the extent those costs are relevant to the calculation of charges to Customer; and (v) Administrator’s internal controls and information from internal audits performed by Administrator or Administrator’s external auditors. (e) Administrator Assistance. Administrator shall provide the audit assistance and access DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

21 described in-this Section at no additional cost to Customer for: (i) up to 1,500 hours of assistance for any Policies covered in this Agreement, either as of the Execution Date or pursuant to an ASR, during each twelve (12) month period during the Term. For the audit assistance provided to Customer at no charge, Administrator shall nevertheless report the amount of time spent providing such assistance in the same fashion as if such assistance services were Additional Services on a billable basis. For audit assistance beyond the foregoing, Customer shall pay Administrator at the rates stated in Exhibit 11.1. For the avoidance of doubt, audit assistance described in this section shall be considered as Additional Services. (f) Auditors. Customer may exercise its Auditing Rights directly or through third party auditors or professional consultants, subject to the third party auditors or professional consultants being approved by Administrator and agreeing in writing with Customer to comply with the obligations set forth in Article 13. (g) Regulators. Customer’s regulators may exercise Customer’s Auditing Rights, subject to Customer’s compliance with Section 5.13(d)) If at any time Customer’s regulators want to exercise Customer’s Auditing Rights under this subsection, Customer will at Administrator’s request ask its regulators to enter into a confidentiality agreement with Customer consistent with Section 5.12(d) and Article 13, but Administrator may not prevent those regulators from exercising Customer’s Auditing Rights if they refuse to do so. (h) Cost of Audit. Customer will pay for its cost of any audit it conducts under this section. 5.14 Bank Accounts and Reconciliation of Accounts. (a) Each bank account established by Administrator for the benefit of Customer under this Agreement or where funds belonging to Customer or to a Policyholder are to be held by Administrator this Agreement shall be at a bank and location nominated by Customer. Any changes by Customer to the bank locations shall be addressed in accordance with Exhibit 4.3.l. (b) Administrator shall render and reconcile accounts to Customer detailing all transactions and remit all money due to Customer under this Agreement, in each case at least monthly. 5.15 Maintenance of Logs. (a) Administrator agrees that it will maintain complaint records and logs and death claim logs for Customer in accordance with the Operating Guidelines. Administrator will log in the complaint log Administrator maintains for Customer all complaints from regulatory authorities, written non- regulatory complaints, and other verbal complaints received by Administrator and relating to the Policies, the Services or Customer. Verbal complaints will be tracked by Administrator in accordance with the Operating Guidelines to assure that repeat calls for the same complaint will be referred immediately to a supervisor at Administrator for handling. (b) Customer shall provide Administrator all applicable Customer procedures and standards comprising the Operating Guidelines for responding to Policyholder and other complaints and any updates thereto, subject to the provisions of Section 4.3. All regulatory and other communications from Governmental Entities received by Administrator and relating to the Policies, the Services or Customer will be forwarded by Administrator to the Designated Employee of Customer, unless otherwise specified by Customer, along with appropriate background information within two (2) Business Days of receipt by Administrator. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

22 (c) With respect to communications relating principally to: (i) Administrator in its capacity as a third party administrator that relate to Customer or the Services or (ii) the Services provided by Administrator pursuant to this Agreement, and for all other communications relating to Customer or the Services that are not received through an insurance regulatory authority, in accordance with the Operating Guidelines, Administrator shall promptly, but in any event within two (2) Business Days of Administrator’s receipt, draft a written response to designated Customer personnel for final approval. Customer shall promptly either approve the proposed written response or make suggested changes. Administrator shall provide Customer’s Designated Employee with a copy of all such responses, which shall be logged by Administrator in Customer’s complaint database. (d) Administrator will make available to Customer or its designee all records and logs required in connection with any audits or examinations of Customer. Administrator shall notify Customer of (i) any suspected employee or agent fraud or defalcations relating to Administrator’s activities or obligations under this Agreement or (ii) any threatened or filed lawsuits that have any connection to the Policies or the Services or to Administrator’s or Customer’s performance under this Agreement, in each case as promptly as possible and in any event within two (2) Business Days of Administrator becoming aware of such suspected fraud, defalcations or lawsuit, as applicable. 5.16 Use of Customer Information. In accordance with the provisions of Sections 13.1 through 13.8, Administrator agrees that it shall not, directly or indirectly, use any Confidential Information of Customer for any purpose other than providing the Services to Customer. Except as specifically granted in this Agreement, this Agreement grants to Administrator no right to use, possess, or reproduce any Customer Data, Customer products or Customer lists or other Confidential Information of Customer or any of its Affiliates. 5.17 Return of Monies Held by Administrator on Behalf of Customer. Upon termination of this Agreement, any monies held by Administrator on behalf of Customer and owing to Customer shall immediately become due and payable and shall be forwarded by Administrator to Customer. Thereafter, any additional funds of Customer received by Administrator shall, by wire transfer or by other means designated by Customer, be sent to Customer immediately or as otherwise directed by Customer. 5.18 Use of Filed Forms. Customer will provide, and Administrator may only use, (I) state-specific Customer-filed and approved forms in issuing the applicable Policies and any written material which is provided in connection with such Policies as instructed by Customer , and (2) state-specific Customer-filed and approved advertising materials pertaining to the business of Customer which has been provided to Administrator by Customer, as required by Applicable Law. 5.19 Internal Control Standards. In performing the Services, Administrator shall establish and maintain an internal control structure and procedures for finance and management reporting that satisfy the standards and implement the procedures set forth in Customer’s accounting controls policy, as provided in writing to Administrator as of the Execution Date. Administrator shall adjust the internal control structure and procedures for financial reporting as necessary to comply with any subsequent changes to Customer’s accounting controls policy as Customer may provide in writing to Administrator from time to time, subject to the provisions of Section 4.3 and to Exhibit 4.3.1 and Exhibit 4.3.2, as applicable. 5.20 Changes in Applicable Law. (a) Changes to the Services on account of changes in Applicable Law affecting the Policies that occur during the Term shall be subject to the provisions of Section 4.3. Administrator shall be responsible for any additional costs, charges or expenses resulting from any change in law or regulation applicable (i) to Administrator in its capacity as a third party administrator and (ii) to Administrator’s provision of Services to the extent affecting a discretionary determination by Administrator to provide DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

23 the Services in a particular manner, including the outsourcing of any part of the Services to locations outside of the United States. Customer shall be responsible for any such costs, charges or expenses (1) applicable to Customer or its Affiliate in its capacity as an insurer or issuer of the applicable Policies, (2) applicable to Administrator’s provision of Services solely because such changes apply in all cases, as applicable, when services are being provided by a third party administrator rather than by the Customer directly and (3) related to the Services that would be required if Customer bad provided the Services directly. (b) Administrator and Customer shall endeavor to promptly notify the other, as applicable, in writing of any changes in Applicable Law of which it becomes aware that apply to the Policies or to the other Party’ s business activities, it being understood that (i) such endeavor shall not impose upon either Party any duty of inquiry with respect to such changes, (ii) such Party shall not incur any liability for not providing such notification and (iii) failure to provide such notification shall not constitute a breach of this Agreement by such Party. Administrator shall promptly notify Customer in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to Administrator in its capacity as a third party administrator which affect the Services, and Administrator shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement. (c) Customer shall promptly notify Administrator in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to the Services or Policies and shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement. (d) Customer shall modify the applicable portions of the Operating Guidelines and provide them on a timely basis to Administrator. Administrator shall modify the Operating Procedures to incorporate such change in a timely manner, but in any event within one (1) month of Administrator’s receipt of such required change from Customer or if interpretation is required, Administrator’s receipt of such interpretation as provided in subsection (e) below. If the volume of changes required cannot be completed within one (1) month of receipt using existing Administrator staff, Administrator will notify Customer. If Customer would like to expend additional cost and resources to accomplish the updates within one (1) month, then Customer may elect to complete the updates as an Additional Service Request. (e) If such required change requires an interpretation, Administrator may provide its interpretation to Customer and request from Customer a confirmation, clarification or correction of Administrator interpretation or Administrator may request Customer for Customer’s interpretation, and Customer agrees to advise Administrator of Customer’s interpretation of the change. Provided however, nothing herein shall obligate Administrator to make any interpretations of Applicable Law governing the administration of the Policies, but the foregoing shall not relieve Administrator of its obligations under this Agreement to perform the Services in accordance with the Operating Procedures. Administrator shall modify the Operating Procedures in accordance with Customer’s interpretation. For any changes required to be reviewed and approved by Customer, Administrator shall inform Customer of the date by which Administrator needs such approvals, in light of the time required by Administrator to implement such changes into the Operating Procedures on a timely basis as provided in subsection (d) above. Administrator shall not be responsible for delays in revising the Operating Procedures as a result of delays by Customer in providing changes to the Operating Guidelines or for delays in providing confirmations requested. 5.21 Impasse On Implementing Changes to Operating Procedures. The following shall govern changes to the Operating Procedures relating to changes in Applicable Law. If Customer determines that final DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

24 resolution of all of the material issues relating to such a change in Applicable Law and the corresponding charges for Administrator to implement such changes (a “Change in Law Dispute”), may not be resolved on a timely basis to enable the changes to be implemented in advance of the effective date of such change in Applicable Law and where Customer has timely notified Administrator of such changes by providing the revised Operating Guidelines, then Customer shall notify Administrator that, pursuant to this section, Administrator and Customer have fifteen (15) Business Days from the date of such notice to conclude the Change in Law Dispute from one of the following alternatives: (a) The Parties may mutually agree in writing the final resolution of all material details, in which case the resolution will be as agreed in accordance with Section 4.3. (b) Where Customer has previously provided revised Operating Guidelines explaining the change in Applicable Law and complied with Administrator’s reasonable requests for additional information, Administrator may commit in writing to Customer to incorporate such changes into the Operating Procedures, with an estimate of the cost to complete such tasks, but reserving the right to recover from Customer a fair and reasonable portion of such estimate based upon the actual hours worked on such change at the Standard Rates set forth in Exhibit 11.1, and Customer shall commit in writing to pay such fair and reasonable amount, as may be modified by further negotiations or the dispute resolution procedures in Article 15, in which case Administrator shall implement such changes promptly using all commercially reasonable efforts so the Operating Procedures comply with such change in Applicable Law as explained by Customer in the revised Operating Guidelines by the effective date of such change in Applicable Law and the Parties will diligently pursue timely resolution of such Change in Law Dispute in accordance with Article 15. (c) Administrator may notify Customer in writing that Administrator will not implement such changes, in which case Customer may exercise the termination rights provided under Section 16.2, without an obligation to pay any Termination Charge; provided, however, Administrator shall not decline to implement such changes into the Operating Procedures if Administrator has implemented (or agreed to implement) the same or substantially the same changes for other similarly situated clients. ARTICLE 6 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER AND ADMINISTRATOR 6.1 Insurance Risk. Customer acknowledges that Administrator assumes no mortality or morbidity risk (“Insurance Risk”) for any of Customer’s or its Affiliates’ Policies or Policyholders. Customer or its Affiliates (as applicable) shall retain the Insurance Risk for each of the relevant Policies and Policyholders. For purposes of this Agreement, “Insurance Risk” shall also include, except as otherwise expressly provided for herein, all regulatory, tax and actuarial issues relating to the design, cash values and benefits contents of the Policies. 6.2 Policies and Procedures. With respect to the issuance, sale, advertising and administration of the Policies, Customer shall be solely responsible for all matters and activities required to be done by Customer or its Affiliates in accordance with Applicable Law, including but not limited to: determining all coverage benefits, premium rates, underwriting standards and criteria, Operating Guidelines for the adjudication of Policyholder Claims, Policyholder Claims payment procedures and Policyholder Claims settlement procedures applicable to the Policies, the form and content of Policy forms, anti-money laundering policies and procedures, and privacy notices and privacy policies applicable to the Policies during the Term and for securing reinsurance for the Policies, if any is necessary. Customer shall provide Administrator, in writing the Operating Guidelines DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

25 pertaining to these matters required for Administrator to maintain the Operating Procedures for the Services. 6.3 Responses. Customer agrees that it shall be responsible for approving all written responses to its Policyholders, insurance regulators, counsel or other Persons relating to the Policies, including responses relating to acts or omissions of Authorized Producers who sold or serviced the Policies. In accordance with the Operating Guidelines, Administrator shall provide such draft responses in the case of correspondence from (i) all Persons other than Governmental Entities, (ii) all Persons relating principally to Administrator in its capacity as a third party administrator or (iii) pursuant to the Services provided by Administrator under this Agreement. In all such cases, Administrator shall provide a copy of the complaint, an agent statement when available, and supporting documents from the Policy file to Customer promptly, and in no event more than seven (7) Business Days prior to the date the response is due to the Policyholder, regulator or counsel representing the Policyholder. Customer agrees that it will promptly provide, or approve or revise any Administrator drafted responses following the receipt of Administrator’s draft response, as applicable. The Parties shall use their best efforts to fulfill their above duties as quickly as possible so that Administrator may send the response by the applicable deadline. 6.4 Anti-Fraud Plans. To the extent required by Applicable Law, Customer shall file with the applicable Governmental Entities and maintain anti-fraud plans in the jurisdictions requiring Customer to have such anti-fraud plans to be filed, whether currently required or required during the Term and for maintaining special investigation units in connection with any such anti-fraud plans in accordance with Applicable Law. Administrator shall cooperate with Customer in Customer’s efforts to prepare any such required anti-fraud plan and in Customer’s reporting requirements associated with such anti-fraud plans. 6.5 Access to Policies. Customer shall, at no cost to Administrator, obtain authority and any regulatory approvals, other than any authority or approval required to be obtained under Applicable Law by Administrator, that may be necessary for Administrator to have lawful access to the Policies and the Books and Records of Customer as of the Execution Date in order to facilitate provision of the Services by Administrator. 6.6 Designated Employees. Customer and Administrator shall each designate in writing (as may be modified via email during the Term) one or more employees of sufficient status within their respective organizations (each, a “Designated Employee”) to act as liaison to facilitate the obligations of the Parties under this Agreement during the Term including monitoring and managing the provision of the Services, dispute resolution and the relationship between the Parties, and reporting to Customer and Administrator, respectively. Such Designated Employees shall be the principal source of communications between the Parties with respect to this Agreement and designated topics and shall have sufficient authority to make decisions relating to this Agreement on such topics on behalf of each Party. ARTICLE 7 SYSTEMS AND PROPRIETARY RIGHTS 7.1 Customer Software Access. (a) To the extent required for Administrator to provide the Services, Customer hereby agrees that it shall be responsible for and shall use all commercially reasonable efforts to obtain for Administrator, at no cost to Administrator, a nonexclusive, royalty-free, nontransferable right and license to access, modify and use, and copy for back up purposes, its Customer Software. Any rights granted to Administrator in this section shall only be used by Administrator to provide the Services to Customer, and Administrator shall not use any such rights for any other purpose. Customer shall provide Administrator with detailed specific written technical interface requirements for Customer’s financial and valuation systems requirements to the extent available to the Customer and permitted to DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

26 be transferred. (b) Customer shall, at no cost to Administrator, obtain all necessary consents from third- party software vendors with respect to its Customer Software acquired after the Execution Date (and any Customer Software acquired before the Execution Date where such consents are necessary for Administrator to use Customer Software to provide the Services and such consents had not been previously obtained) that is required for Administrator to administer the Policies, including any illustration software, to enable use of third-party software by Administrator in the performance of the Services. (c) Upon termination of this Agreement for any reason or the end of Administrator’s need to use portions of the Customer Software for the provision of the Services, the applicable rights granted to Administrator in this Section shall immediately revert to Customer, except as necessary for Administrator to carry out its obligations under Section 16.8(f) of this Agreement, and Administrator shalt except as necessary for Administrator to carry out its obligations to provide Transfer Assistance Services, (1) deliver to Customer a current copy of its Customer Software in the form in use as of the date of such termination, (2) deliver to Customer all other copies of its Customer Software or third- party software originally leased by Customer in Administrator’s possession, (3) destroy all documentation relating to Customer Software in Administrator’s possession unless otherwise agreed to by Customer and (4) deliver to Customer a certificate evidencing that Administrator has complied with the obligations of this section unless otherwise agreed to by Customer. (d) If, despite using all commercially reasonable efforts, a Customer is unable to obtain the rights for Administrator in Customer Software described in this section, or if a Customer is unable to provide the technical interface requirements specified above, Administrator shall propose and adopt, subject to Customer’s prior approval, such commercially reasonable alternative approaches as are necessary and sufficient to provide the Services without such rights or interface requirements and will be relieved of Service Performance Standards and other obligations under this Agreement but only to the extent that the unavailability of such rights or interface requirements, or the impact of such alternative approaches, impair Administrator’s ability to meet such Service Performance Standards or other obligations. Additional levels of effort beyond those that would have been required of Administrator had such rights or interface requirements been available will be Additional Customer Services and agreed upon in writing in accordance with the methodology set forth in Exhibit 4.3.1 or Exhibit 4.3.2, as applicable. 7.2 Administrator’s Software Grant to Customer by Administrator. Administrator hereby grants to Customer a nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform and distribute copies of Administrator Software to the extent used by Administrator in the delivery of the Services, as required by Customer to receive the Services, during the Term. The Administrator software license granted to Customer pursuant to this section shall be at no cost to Customer. 7.3 Administrator’s Support. Administrator agrees that Administrator shall provide reasonable support to Customer in connection with Customer exercising its rights under the license to the Administrator Software granted to Customer in Section 7.2, at Administrator’s then current Standard Rates. Such support shall include, to the extent necessary to receive the Services, the right to use all third-party software used by Administrator for the performance of the Services where Administrator’s has such rights. In the event Administrator has no such rights to some or all of such Administrator Software, the Parties shall use commercially reasonable efforts to develop and implement a work-around solution where consent or assignment of applicable third party software is not available to Administrator. Such work-around solution shall be deemed an Additional Customer Service unless otherwise agreed by the Parties; provided, however, that Customer shall not be charged any fees for such Additional Customer Service if the failure of Administrator’s to have DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

27 such rights arose from any failure of Administrator after the Execution Date to use commercially reasonable efforts to obtain such rights under such license agreements. 7.4 Hardware. Unless otherwise provided in the Agreement, each Party shall maintain, at its cost and expense (including but not limited to delivery, installation and connectivity), all computer hardware and peripherals, together with any and all associated documentation (“Hardware”) necessary for the performance of the Services that are performed by Administrator’s. 7.5 Access to CIS Computer Systems. (a) Where Customer requires access to Administrator computer systems for its employees or other third parties providing services to Customer, all acting on Customer's behalf as related to the Agreement, for each such employee Customer will: (i) complete a Computer Access Request form (“CAR Form”) in the format set forth in Exhibit 7.5 hereto and submit such completed CAR Form to Administrator; (ii) identify whether the individual is an employee of Customer or another third party; (iii) provide such additional information as reasonably requested by CIS; and (iv) Request access for the third parties via the Change Control process should the access require additional seat licenses. (b) Access to Administrator computer systems requested on a CAR Form is subject to the approval of the Administrator Client Account Manager, or his designee, and Customer’s Security Access Management Team, subject to the following: (i) Customer is solely responsible for implementing internal controls associated with any approvals provided by such Security Access Management Team; and (ii) Customer is solely responsible for any computer access to CIS systems authorized by its Security Access Management Team and any such individuals for whom the Security Access Management Team approves access. (iii) Any users beyond Customer’ Security Access Management Team will be assessed via the ASR process should access be requested in the future. 7.6 User Identifications, Access & Revalidation of Access Rights. (a) Issuance of User Identifications. Following the Parties’ approval of a CAR Form; (i) Administrator will provide the required User IDs as specified on the CAR Form; and (ii) Administrator will administer passwords for such User IDs. (b) Access. (i) Access at all times will be read-only; provided, however, that all access rights DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

28 utilized by Customer, and for which a CAR Form and/or CitrixID and related access was approved by Administrator as of the date of the Agreement, shall continue and will not be altered by this Agreement. Provision of additional access rights are subject to the review and written approval of Administrator Client Account Manager or his designee. (ii) Individual access to Administrator systems will be based upon an individual's role (audit, finance or other specialized roles) with the intention of limiting access to platforms required in the performance of their responsibilities. (iii) The total number of User IDs, which may include multiple system access rights associated with a single User ID, shall not exceed three hundred (300). (c) Revalidation of Required Computer Access Rights. (i) Administrator and Customer will participate in semi-annual reviews, on a date that will be mutually agreed between the Parties, wherein Customer will revalidate required privileges. (ii) At least ten (10) days prior to the semi-annual reviews, Administrator will provide Customer a list of current User IDs for revalidation. (iii) Following each semi-annual review revalidating privileges, Administrator will remove/add User IDs, as appropriate and as mutually agreed upon. (iv) Failure of Customer to timely participate in the semi-annual review may lead to loss of computer access rights. 7.7 Extension of Computer Access Rights. Customer may extend computer access rights to employees of Athene subject to the foregoing: (a) Customer has obtained a certification and agreement from each Employee of itself, as applicable, prior to the extension of any such access rights, obligating each such party to comply with applicable provisions of the Agreement regarding such access to Administrator systems and the data contained therein, including but not limited to Section 7.2 (Administrator Software Grant to Customer by Administrator) and Article 13 (Confidentiality). Customer agrees to provide a copy of such certification for review by Administrator upon its reasonable request. (b) Reserved. c) The provisions of Exhibit 4.1.1 (Service Performance Standards), Section 2(b) shall apply to access to Administrator’s computer systems provided pursuant to Sections 7.5, 7.6, and 7.7. ARTICLE 8 DATA 8.1 Ownership of Customer Data. All data and information related to Policyholders submitted to Administrator by Customer, its Affiliates, or a Policyholder, or otherwise generated by Administrator in connection with the Services (whether received, processed or administered by Administrator or otherwise) (collectively, the “Customer Data”) is and shall remain the exclusive property of Customer and shall be considered the Confidential Information of Customer and held in accordance with Article 13. For the avoidance DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

29 of doubt, Customer Data shall not include information generated by Administrator regarding Administrator’s performance statistics, internal financial data, internal Administrator written communications, Administrator Confidential Information, or other such information which would not be reasonably necessary or customary for Customer to possess if Customer administered the Policies itself. Customer Data (1) shall not be used by Administrator other than pursuant to this Agreement, (2) shall not be disclosed, sold, assigned, leased or otherwise provided to third parties by Administrator and (3) shall not be commercially exploited by or on behalf of Administrator, its employees, Affiliates or agents. For the avoidance of doubt, Customer Data shall include all calls that come into, and remain in, the contact center. 8.2 Correction of Errors. Customer is responsible for the accuracy and completeness of the Customer Data provided by Customer or its Affiliates to Administrator. Upon discovery of Customer created errors or inaccuracies in the Customer Data, Administrator shall, with reasonable promptness in light of the nature of the errors or inaccuracies, cooperate with Customer to correct any errors or inaccuracies in Customer Data attributable to inaccuracies or errors by Customer or its Affiliates. Such activities will be Additional Services to the extent that they require significant additional effort beyond levels then used by Administrator in providing the Services. Administrator is responsible for (1) the accuracy and completeness of the Customer Data provided or compiled by Administrator and (2) any errors in and with respect to data obtained from Administrator that is directly attributable to any inaccurate or incomplete Customer Data provided by Administrator. Upon discovery of Administrator-created errors or inaccuracies in the Customer Data, Administrator shall, with reasonable promptness in light of the nature of the errors or inaccuracies, correct any errors or inaccuracies in the Customer Data attributable to inaccuracies or errors by Administrator. 8.3 Ownership of Media. Unless furnished or paid for by Customer, apart from the Customer Data thereon, all media upon which Customer Data is stored is and shall remain the property of Administrator. 8.4 Return of Customer Data. Subject to Section 11.9, upon (1) the termination of this Agreement for any reason, (2) the reasonable request by Customer at any time, at Customer’s expense, or (3) with respect to any particular Customer Data, such earlier date that Customer Data is no longer required by Administrator in order to provide the Services or in order to comply with Applicable Law, Administrator shall (a) promptly return to Customer or transfer to a third party designated by Customer, in the format and on the media reasonably requested by Customer, all Customer Data and Books and Records or (b) at the election and direction of Customer, erase or destroy all Customer Data and Books and Records in Administrator’s possession and provide written certification thereof. Any archival tapes containing Customer Data or Books and Records shall be used by Administrator solely for backup purposes. 8.5 Segregation. Administrator shall at all times be able to logically segregate the Customer Data, Books and Records and items in process from those of Administrator’s other customers, such that Administrator is capable of tendering to Customer all of the Customer Data and Books and Records in a form and format ordinarily kept by Administrator’s. Notwithstanding the foregoing, Customer acknowledges that certain telephone recordings will not be logically segregated, are difficult to extract without material effort, and would require additional charges in accordance with Section 4.3 to extract and deliver same to Customer. 8.6 Call Search Capability. In the event that Administrator implements a call search capability in the future, such service shall be offered to Customer. 8.7 Access to Management Information. Customer access to real-time workflow data shall be as set forth in Exhibit 4.1 commensurate with the access and data provided to Customer as of the Execution Date, including the detailed transactions information provided to Customer on a monthly basis. 8.8 Customer Access to Administrator Systems. Customer access to Administrator’s data, administrative systems. general ledgers/accounting entries and performance reports shall be as set forth in DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

30 Exhibit 4.1. ARTICLE 9 DATA BACK-UP 9.1 Back-Up. Administrator shall make tapes, microfiche, images or other hardcopy backups containing copies of any and all Customer Data and Books and Records then residing on the Customer Software or on any third-party software or on the Administrator’s Software (the “Back-Up Copies”) and shall maintain the Back-Up Copies, each in accordance with the procedures and for the time periods set forth in Exhibit 9.1. Administrator shall send the Back-Up Copies, after they have been encrypted, to the off-site storage facilities in accordance with the procedures set forth in Exhibit 4.5 and Exhibit 9.1 (collectively the “Off-Site Facilities”, each, an “Off-Site Facility”) or to any other facility which Administrator may select to replace a current Off-Site Facility; provided, however, that (l) Administrator shall notify Customer of any proposed change in the location of an Off-Site Facility and (2) each new Off-Site Facility shall maintain at least the same level of Security Procedures which were maintained at the replaced Off-Site Facility and shall otherwise comply with the provisions of this Agreement. Upon Customer’s reasonable request and, if required, execution of a non-disclosure agreement with applicable Off-Site Facility provider(s) in a form reasonably acceptable to Customer, authorized personnel of Customer shall be permitted access to the Off-Site Facilities during normal business hours subject to any reasonable security procedures or other restrictions in effect at the Off-Site Facilities at the time of the access. ARTICLE 10 CONTINUED PROVISION OF SERVICES 10.1 Business Continuity Plan. Administrator will provide a business continuity plan in accordance with Exhibit 10.1 (the “Business Continuity Plan”). Administrator may modify or change the Business Continuity Plan at any time; provided, however, that such change or modification shall not materially adversely affect Administrator’s ability to restore the Services. Administrator shall, as more specifically set forth in Exhibit 10.1, (1) notify Customer of any material change or modification in the Business Continuity Plan, (2) test the disaster recovery plan, which is described in the Business Continuity Plan, at least once every calendar year and advise Customer of the test results, and (3) consult with Customer regarding the priority to be given to the Services during the pendency of any such disaster. 10.2 Force Majeure. Subject to and excluding any indemnification claims under Article 17, neither Party is responsible for failure to perform any obligation under this Agreement, due to causes beyond its control. Any date for the performance of that obligation will be extended by the time of the delay. For a material obligation, if the failure to perform under this subsection continues for more than 30 days, the Party whose performance is not affected may end this Agreement immediately on notice to the other. If a cause beyond a Party’s control occurs, that Party must use reasonable efforts to attempt to perform that obligation all the same. These efforts will include for Administrator the implementation of the Business Continuity Plan under Section 10.1. This Section 10.2 shall not excuse Administrator from any obligation under this Agreement to the extent such obligation could have been performed had Administrator complied with its obligations under Section 10.1 above. ARTICLE 11 COMPENSATION 11.1 Services Fees. In consideration of Administrator providing the Services, Customer shall pay to Administrator the fees set forth in Exhibit 11.1 (the “Service Fees”) and any other fees explicitly set forth herein, subject to any applicable adjustments set forth in this Agreement according to the payment schedule in DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

31 Exhibit 11.1. 11.2 Additional Customer Services Fees. In consideration of Administrator providing any Additional Customer Services, Customer shall pay the Additional Customer Services Fees in the manner agreed upon by Customer and Administrator in accordance with Section 4.3. 11.3 Payment Schedule. The payment schedule for the Services Fees, Additional Customer Services Fees, and any other fees or charges owed by Customer are set forth in Exhibit 11.1 hereof. 11.4 Taxes. (a) Customer shall be responsible for payment of all sales, use, services, value added, GST and excise taxes (not including any personal property taxes for property of Administrator or taxes based on Administrator’s net income) based on or in connection with the provision of the Services at the location where the Services are received by Customer and which are found to be applicable and Administrator shall collect and remit to the applicable Governmental Entity all such taxes that it is required under Applicable Law to collect and remit. To the extent required by Applicable Law, the appropriate amount of such tax shall be invoiced to and paid by Customer to Administrator at the same time and on the same conditions as applied to the tax payment due. Each Party shall timely file all returns related to such taxes that it is required to submit and will timely submit all taxes that it is required under Applicable Law to submit; provided, however, that Administrator will be relieved of any such responsibility to the extent that Customer has not submitted to Administrator in a timely manner any taxes required to be provided to Administrator’s for submission to the applicable Governmental Entity. (b) If a Customer disagrees with Administrator’s determination that any tax is due with respect to the subject matter of this Agreement, and Administrator is attempting to invoice Customer for such tax as provided in Section l1.4(a), then Administrator shall cooperate with Customer and take any actions reasonably requested by Customer (at Customer’s expense) to work with the appropriate tax jurisdiction and any mutually acceptable counsel to determine the appropriate tax that is due. Administrator and Customer agree to cooperate in good faith with each other to seek optimal results under their respective audits by any Governmental Entity when tax-related issues develop related to the transactions contemplated by this Agreement. If Administrator receives an assessment by any taxing authority for taxes for which Customer is responsible under this Agreement, Administrator will promptly, but in any event within two (2) Business Days of Administrator’s receipt of such assessment, notify Customer. When permitted under Applicable Law, Administrator will, at the reasonable request of Customer, assign to Customer the right to contest the imposition of any tax that is the subject of such assessment. Such Customer shall in such a case assume responsibility for payment of all costs it incurs in contesting such claim. With respect to all other claims, Customer will have the right to participate in the dispute process to the extent the representation has a direct effect on Customer’s tax-related responsibilities. In such a case, Administrator will manage and represent the claim with Customer’s input and Customer will be responsible for costs, including out-of-pocket expenses, associated with the. claim that it is requested to contest. (c) If any taxes payable by a Customer that are required to be collected by Administrator’s pursuant to Section 11.4(a) are not invoiced by Administrator’s (or are invoiced on a date such that Customer and Administrator are not reasonably able to deliver the amount of such taxes to the relevant taxing authority in a timely fashion), and it is ultimately determined that such taxes are due and payable, then Customer shall reimburse Administrator for the amount of such taxes, subject to Administrator’s obligation under Section 11.4(f) below. (d) Neither Customer nor Administrator shall be required to pay or otherwise be liable or DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

32 responsible for, any penalty, additional tax, costs or interest that may be assessed or levied by any taxing authority as a result of the failure of any other Party to file any return., form, or information statement that may be duly required from such Party by such taxing authority or, in the case of Administrator, to pay to the relevant taxing authority any tax amounts collected from Customer hereunder, including for sales and use taxes, unless such failure is caused by failure of Customer to provide necessary information to Administrator or to timely pay any tax amounts to Administrator for which Administrator has invoiced Customer and that Customer is required to pay to Administrator pursuant to this section for payment to the applicable taxing authority. (e) Customer will be entitled to any refunds or rebates of taxes collected and submitted by Administrator to a Governmental Entity pursuant to Section 11.4(a) above to the extent that such refunds or rebates are taxes that were the responsibility of Customer to pay pursuant to this Agreement. Customer may require Administrator to choose one of the following; (i) apply for and diligently pursue, at Customer’s expense, such refunds of the taxes referenced to in the preceding sentence as are legally permissible; (ii) to the extent permissible under Applicable Law, assign its rights to a refund claim for such taxes to Customer; or (iii) if Administrator has already received a refund or rebate of any such tax, pay to Customer the amount of such tax refunded to Administrator. (f) Administrator’s and Customer will indemnify and hold the other harmless pursuant to Section 17.l(c) or Section 17.2(d), as applicable, for a failure of Administrator or Customer, as the case may be, to make required tax payments or file required returns when owed or due. 11.5 Pass Through Costs. Customer shall pay those pass through costs and out-of-pocket expenses set forth in Exhibit 11.1 reasonably incurred by Administrator directly relating to the Services (the “Pass Through Costs”). Pass Through Costs shall be limited to the items identified in Exhibit 11.1 unless otherwise agreed to in writing by the Parties prior to such costs being incurred by Administrator. Administrator shall use its commercially reasonable efforts to minimize all costs that are Pass Through Costs. Administrator shall not charge any mark-up or additional fees associated with the Pass Through Costs. 11.6 Contingent Commissions. Notwithstanding anything to the contrary in this Agreement, while Administrator may receive compensation under this Agreement based on premiums or charges collected or on the number of claims paid or processed, Administrator shall not receive commissions, fees or charges which are contingent upon savings obtained in the adjustment, settlement, and/or payment of losses covered by Customer’s or any other insurer s obligations. 11.7 Most Favored Customer. If the total amount of Customer’s annual Customer Services Fees paid to Administrator under this Agreement becomes the greatest among Administrator’s customers for the same or substantially similar Customer Services, the following shall apply. If Administrator provides services to any customer of Administrator other than to Customer and such Services, or any portion thereof, that are (1) substantially similar to the Services and involve substantially similar volumes, to the extent such similarity and volumes affect pricing, and (2) provided at lower prices than those charged to Customer, then Administrator shall promptly notify Customer and provide Customer with the relevant pricing information; provided, however, that Administrator shall not be required to (i) change or adjust any pricing terms under this Agreement, (ii) disclose any information that would directly identify such other customer or (iii) disclose such pricing terms if it is specifically prohibited from disclosing the pricing terms of such other customer by Applicable Law or the terms of an agreement with such other customer. 11.8 Payments from Service Providers. With respect to Pass Through Costs, as an agent of Customer, Administrator shall disclose to Customer all charges, fees, commissions, rebates, discounts and other payments directly received by Administrator from service providers in connection with the provision of the Services for Customer, and any such payments shall be credited to Customer. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

33 11.9 Records. Administrator shall maintain complete and accurate accounting records in accordance with sound accounting practices to substantiate Administrator’s Services Fees and Additional Services Fees, under this Agreement and on each invoice. Administrator shall preserve such records for the period required by Applicable Law but for at least seven (7) years after completion of the pertinent Services. Notwithstanding the foregoing, the retention period of recorded calls as part of Customer Data shall be seven (7) years with destruction semi-annually where commercially feasible as an Additional Service Request. ARTICLE 12 SECURITY BREACHES 12.1 Security Breach. “Security Breach” means any breach in the Security Procedures involving Nonpublic Personal Information. A Security Breach includes any unauthorized use, access, alteration, disclosure, or loss of or any inability to account for the Nonpublic Personal Information. 12.2 Notice. If either Party becomes aware of any other fact, circumstance or event that exists or has occurred or is anticipated to exist or occur that is reasonably understood by such Party or should reasonably be understood to have the potential to be a Security Breach that could materially affect the other or becomes aware of any actual Security Breach, then Administrator or Customer, as applicable, shall promptly notify the other Party, such notification to occur within a seventy-two (72) hours of discovery of the incident, taking into account the surrounding circumstances including risk of loss and severity, of such circumstances by telephone, followed by a confirmation in writing, specifying the nature of the problem. In the event of a suspected Security Breach, Administrator may modify or cause the modification of the system access program from time to time in its good faith discretion and before providing the above notice to Customer. Provided, however, such Administrator modifications shall not delete or modify any data relating to any Policies. Administrator’s shall immediately notify Customer’s Designated Employee of such modification to develop a mutually acceptable alternative access method for Customer as quickly as commercially practical. In the event of a suspected Security Breach, Customer may modify the computer hardware and software, if any, residing at Customer’s location at its sole discretion and before providing the above notice to Administrator, provided such modification does not impact Administrator’s ability to perform hereunder. Administrator’s shall have no responsibility for Customer’s modifications. 12.3 Cooperation. In addition, following a Security Breach, each Party will (i) assist the other in the management of any consequences arising from it; (ii) take any reasonable steps necessary for it to mitigate any harm resulting from it; and (iii) to the extent that Security Breach’s recurrence is within its control, take reasonable steps to prevent its recurrence and notify the other of those steps. In addition, if CIS commits a Security Breach and Customer so requests, CIS shall promptly, in addition to complying with any other applicable obligations set forth in the Agreement: (i) inform all affected individuals in accordance with the terms of this Agreement and Applicable Laws, and (ii) reimburse Customer for its reasonable out-of-pocket costs (if any) in connection with (a) notifying affected individuals (if Customer does not request CIS to notify such individuals) and (b) providing such individuals with credit monitoring services, identity theft insurance, reimbursements for credit freezes, fraud resolution services, identity restoration services, and toll-free information services, limited, however to a period of one year from the date such services are procured by Customer for such affected individuals; provided, however, CIS shall not be required to pay Customer more than $100.00 per affected individual to a maximum annual cap of $3,000.00, unless the Security Breach was a result of CIS’s willful misconduct. The foregoing shall be in addition to, and not in lieu of, Customer’s right (if any) to indemnification pursuant to Section 17.1 of this Agreement. 12.4 Systems. Administrator will maintain the processes and systems set out in Security Procedures for the limiting of access to Confidential Information of Customer and the prevention and detection of any DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

34 Security Breach. 12.5 Limited Disclosures. Unless prohibited by Applicable Law, Administrator may not disclose to any third party the existence of an actual or suspected Security Breach relating to Customer or relating to any Policyholder or agent of Customer, without Customer’s express written consent. Administrator may, however, engage a third party to assist Administrator in responding to a Security Breach, so long as such third party is obligated to not disclose the existence of an actual or suspected Security Breach, without Customer’s express written consent. ARTICLE 13 CONFIDENTIALITY 13.1 Confidential Information. (a) For purposes of this Agreement, “Confidential Information” means (i) any information designated by the disclosing Party as confidential and (ii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked, it being understood that: (A) the Operating Guidelines, Customer Data and Books and Records shall be Customer’s Confidential Information, (B) the Operating Procedures shall be Administrator’s Confidential Information, (C) the pricing terms and other material provisions of this Agreement shall be treated as Administrator’s Confidential Information, (D) and information, in whatever format, that is related to the Policies, the Policyholders or the Services, including (unless expressly excepted), the names and any information relating to any past, current or future Policyholder or customer, any information about Customer’ s or its Affiliates’ business or products or any Nonpublic Personal Information (as defined below), shall be treated as Customer Confidential Information. (b) “Nonpublic Personal Information” means personally identifiable information, as defined by Applicable Law, including as defined by Title V of the Gramm-Leach-Bliley Act (“GLB”), codified as 15 U.S.C. § 6801 et seq., and its implementing regulations as may be amended from time to time, and personally identifiable health or medical information pertaining to a past, current or future Policyholder. (c) “Confidential Information” excludes (1) information that is in the public domain or becomes available without a breach of this Agreement or any other agreement between the Parties and without reliance on the Confidential Information, (2) information a Party obtains from a third party without breach of this Agreement or other confidentiality obligations, (3) information that is independently developed by the other Party, becomes part of the public domain (other than through unauthorized disclosure by the Receiving Party), (4) is disclosed by the owner of such information to a third party free of any obligation of confidentiality or which any Party gained knowledge or possession of free of any obligation of confidentiality. The foregoing exceptions shall not, however, apply to the Nonpublic Personal Information. (d) All Confidential Information of a Party shall be held in confidence by the other Party (including its Affiliates) to the same extent and in at least the same manner as such Party protects its own confidential or proprietary information, but in any event using no less than commercially reasonable security measures to avoid disclosure. access, use, publication, release, transfer or otherwise making available any other Party’s Confidential information in any form to, or for the use or benefit of, any Person without the other Party’s written approval. (e) Each Party shall, however, be permitted to disclose relevant aspects of the other Parties’ Confidential Information to its directors, officers, agents, employees and permitted third-party DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

35 contractors and to the directors, officers, permitted third-party contractors and employees of its Affiliates to the extent that such disclosure is reasonably necessary and appropriate for that Party to perform or receive the Services under this Agreement. provided that any disclosing Party shall (x) take all reasonable measures to ensure that such Confidential Information, Customer Data and Books and Records are not disclosed or duplicated in contravention of the provisions of this Agreement and (y) be liable to such other Party for any disclosure or duplication not otherwise permitted. Each Party shall be entitled to disclose Confidential Information, Customer Data and Books and Records as required by Applicable Law; provided, however, that before disclosure and not more than three (3) Business Days from its receipt of the order or legal process or its decision that a law or regulation compels the disclosure, the compelled Party shall notify the other Party of the compelled disclosure and shall cooperate with such Party in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of the Confidential Information, Customer Data or Books and Records. (f) In addition, each Party may use in its business activities the ideas, concepts, and know- how contained in any other Party’s Confidential Information which is retained in the unaided memories of such Party’s employees who have had access to the Confidential Information under this Agreement. The foregoing shall not apply to Nonpublic Personal Information. 13.2 Unauthorized Acts. Each Party shall, with respect to any unauthorized possession, access or use resulting from the failure of such Party to treat the other Party’s Confidential Information in accordance with Section 13.1: (1) notify the other Party promptly, but in any event within than two (2) Business Days of detection, of any material unauthorized possession, access, use or knowledge, or attempt thereof, of the other Party’ s Confidential Information by any Person which may become known to such Party, (2) promptly, but in no event greater than five (5) Business Days, furnish to the other Party full details of the unauthorized possession, access, use or knowledge, or attempt thereof, and assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, access, use or knowledge, or attempt thereof, of Confidential Information, (3) use reasonable efforts to cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a reoccurrence of any such unauthorized possession, access, use or knowledge of Confidential Information. As between the Parties, a Party responsible for such unauthorized acts as contemplated in this Section 13.2 shall pay the reasonable external costs incurred by the other Party to comply with this Agreement, including any costs incurred in connection with seeking a confidentiality agreement, protective order, or any other protection of the confidentiality of the Confidential Information as contemplated in Section 13.1. 13.3 Action by Parties. Neither Administrator nor Customer, as applicable, shall commence any legal action or proceeding against a third party in respect of any unauthorized possession, access, use or knowledge, or attempt thereof, of the other Party’s Confidential Information by any Person without the consent of such other Party. 13.4 GLB Compliance. Administrator agrees to maintain and hold in confidence all Nonpublic Personal Information obtained by it from Customer or its Affiliates or any Policyholder in the performance of its duties and obligations under this Agreement. Administrator shall not use or disclose such information to any third party without the express written consent of Customer, except, subject to the other provisions of this Agreement, as required under Applicable Law and as necessary for the performance of Administrator’s duties under this Agreement. 13.5 Exception for Tax Information. Notwithstanding anything in this Agreement to the contrary, each Party to this Agreement (and any employee, representative, or other agent of each Party to this Agreement) may disclose to any and all Persons, without limitation of any kind, its own tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

36 analyses) that are provided to it relating to such tax treatment and tax structure; provided that all other Confidential Information of the other Party remains subject to Sections 13.1 through 13.8; and provided, further, that any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws. 13.6 Duration of Obligations. The obligations of this Article 13 with respect to particular information shall apply for a period of four (4) years after the termination of this Agreement or for such longer period as may be required by Applicable Law; provided, however, that Nonpublic Personal Information shall remain confidential in accordance with GLB or other Applicable Law. 13.7 Destruction or Return. (a) On the ending of this Agreement and subject to Section 11.9, each Party will immediately as agreed by the Parties, return or destroy, any originals and all copies of the Confidential Information of the other Party then in its custody, subject to this Agreement. At either Party’s request, the other will immediately, as agreed by the parties, return or destroy, all or any part of the Confidential Information of that Party then in its custody, whether in written or electronic form, except for information necessary for a Party to fulfill its obligations under this Agreement. The obligation to return or destroy Confidential Information under this section does not apply to Confidential Information a Party must keep for legal or regulatory archival purposes or may retain as expressly stated in this Agreement. The Security Procedures will apply to that Confidential Information, regardless of the ending of this Agreement. (b) ln returning or destroying Confidential Information of the other, a Party will follow the process set out in the Security Procedures or otherwise a secure and reliable process agreed on by the Parties. Where the Operating Guidelines set out this process for the Confidential Information of Customer, Administrator will follow the Operating Guidelines for the Confidential Information of Customer. After a Party returns or destroys all Confidential Information of the other it is obligated to return or destroy under this section, it will certify to the other in writing through its Designated Employee that that return or destruction has taken place. 13.8 Third Party Information. If any Confidential Information contains information received under confidence from any third party, the Party receiving that Confidential Information will on request enter into any non-disclosure agreement that third party may reasonably require that binds that party to terms substantially the same as the Security Procedures. 13.9 Additional Protection of Nonpublic Personal Information. Each Party is responsible for complying in accordance with Section 5.1 with any obligations applying to them under the Applicable Law governing the Nonpublic Personal Information. Administrator will cooperate and comply with any requirements or instructions issued by any privacy or data protection authority for Nonpublic Personal Information, as directed by Customer and subject to the provisions in Exhibit 4.3.1 or Exhibit 4.3.2 as applicable. 13.10 Measures to Protect Nonpublic Personal Information. Administrator will maintain technical, organizational, and physical security measures to protect the confidentiality of Nonpublic Personal Information in accordance with the Security Procedures and will process Nonpublic Personal Information in accordance with the Security Procedures. Customer is solely responsible for determining which technical, organizational, and physical security measures are appropriate for the protection of the Nonpublic Personal Information under Applicable Law and for communicating those measures to Administrator through the Security Procedures. 13.11 HIPAA Business Associate Agreement. If Customer provides Administrator with written DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

37 notice that the Policies subject to this Agreement are subject to HIPAA laws and regulations, Administrator and Customer shall be subject to the requirements of the Business Associate Agreement attached hereto as Exhibit 13.11, which shall be deemed a part of this Agreement and incorporated herein by reference, as if fully stated herein. ARTICLE 14 FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS 14.1 Corporate Warranties. (a) Compliance with Laws. Each Party will comply with all Applicable Law to the extent they apply to it in the performance of its obligations under this Agreement. Notwithstanding Administrator’s obligation under this subsection, Customer will at all times remain solely responsible for (i) ensuring that the Services as set out in the Agreement meet the requirements for Customer’s compliance with all Applicable Law; and (ii) compliance with Customer’s legal and regulatory requirements under Applicable Law. (b) Possession of Rights. Each Party will have the proper corporate authority and all rights necessary to enter into this Agreement. (c) Regulatory Requirements. Each Party will cooperate with the other and assist the other in its efforts to comply with its obligations to governmental and regulatory authorities of any jurisdiction. 14.2 By Customer. Customer represents, warrants and covenants, as applicable, that: (a) it is duly incorporated, validly existing and in good standing under the laws of its domiciliary state; (b) it has the license(s) necessary to carry out its businesses and to perform its obligations under this Agreement; (c) it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; (d) no approval, authorization or consent of any Governmental Entity is required to be obtained or made in order for it to enter into and perform its obligations under this Agreement; (e) it has not, and will not, disclose any Confidential Information of Administrator’s in violation of the terms of this Agreement; (f) as of the Execution Date there is no Claim pending or, to the knowledge of Customer, contemplated or threatened against Customer which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner Administrator’s rights under this Agreement. Customer will promptly notify Administrator if at any time while it is receiving the Services it acquires any liabilities or obligations of that type. With this notice, Customer will submit a plan to Administrator about how it will be managing the conflict that those liabilities or obligations create. The sending of this notice is not in any manner to excuse Customer from performing any of its obligations under the Agreement; DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

38 (g) the Policies which are the subject of the Services were issued in conformity in all material respects with Applicable Law at the time of issue, such Policies will remain in compliance in all material respects with Applicable Law during the Term, and the Policy forms that have been used to issue the Policies which are the subject of the Services, and any Policies acquired by Customer, as applicable, have been filed, where necessary, with the appropriate state insurance authorities in the states where the Policies have been sold and meet in all material respects all applicable legal requirements of each such state; (h) the Customer Software does not and will not infringe upon the proprietary rights of any third party; excluding any such infringement, violation or misappropriation caused by (1) Administrator, its Affiliates, or their respective contractors or subcontractors (other than Customer and its contractors or subcontractors) combination, operation or use of the Customer Software with products, data or apparatus not provided by Customer, or (2) modifications by Administrator, its Affiliates, or their respective contractors or subcontractors (other than Customer and its contractors or subcontractors) of the Customer Software, unless such combination, operation, use or modification was at the direction or request of, or in accordance with the specifications provided by, Customer; and (i) Customer will cooperate with and assist Administrator in its efforts to comply with its obligations to governmental and regulatory authorities of any jurisdiction. 14.3 By Administrator. Administrator’s represents, warrants and covenants that: (a) it is a licensed third-party administrator duly incorporated, validly existing and in good standing under the laws of South Carolina; (b) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement (c) no approval, authorization or consent of any Governmental Entity is required to be obtained or made by Administrator, in order for it to enter into and perform its obligations under this Agreement; (d) it has not, and will not, disclose any Confidential Information of Customer in violation of the terms of this Agreement; (e) the Services shall be rendered by personnel reasonably qualified by training and experience to perform such Services, shall be provided with diligence and shall be executed in a workmanlike manner in accordance with the Service Performance Standards and with practices and professional standards used in well-managed operations performing third-party administrator services similar to the Services; (f) the Services do not and will not infringe upon the proprietary rights of any Person, excluding any such infringement, violation or misappropriation caused by (1) materials or resources provided by Customer, its Affiliates, or respective contractors or subcontractors (other than Administrator and its contractors or subcontractors), or (2) modifications by Customer, its Affiliates or their respective contractors or subcontractors (other than Administrator and its contractors or subcontractors) of Services or the results thereof, or (3) Services or the results thereof conforming to, or being based upon designs, specifications, or other information provided by or at the direction of Customer, its Affiliates, or their respective contractors or subcontractors (other than Administrator and its contractors or subcontractors) or use of business processes provided or specified by the Customer, its Affiliates, or their respective contractors or subcontractors (other than Administrator’s and its DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

39 contractors or subcontractors); (g) the Administrator Software does not and will not infringe upon the proprietary rights of any third party; excluding any such infringement, violation or misappropriation caused by (1) Customer, its Affiliates, or their respective contractors or subcontractors (other than Administrator and its contractors or subcontractors) combination, operation or use of the Administrator Software with products, data or apparatus not provided by Administrator, or (2) modifications by Customer, its Affiliates, or their respective contractors or subcontractors (other than Administrator and its contractors or subcontractors) of the Administrator’s Software, unless such combination, operation, use or modification was at the direction or request of, or in accordance with the specifications provided by, Administrator. (h) Administrator has all required licenses and permits from applicable Governmental Entities and all necessary intellectual property rights in the Administrator Software and third-party software required for the performance of the Services and to grant to Customer the rights specified in this Agreement; (i) as of the Execution Date, there is no Claim pending or, to Administrator’s knowledge, contemplated or threatened against Administrator which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner Customer’s rights under this Agreement. Administrator will promptly, but in any event within than five (5) Business Days, notify Customer if at any time while it is performing the Services it acquires any liabilities or obligations of that type. With this notice, Administrator will submit a plan to Customer about how it will be managing the conflict that those liabilities or obligations create. The sending of this notice is not in any manner to excuse Administrator from performing any of its obligations under the Agreement; (j) Administrator will perform tasks it is required to perform under this Agreement by the agreed upon dates for those tasks; provided that if any specific remedy for Administrator’s failure to perform any task by the agreed upon date is set out in the Service Performance Standards set forth in Exhibit 4.1.1, Customer’s remedy for Administrator’s failure to perform that task by that date will be limited to that remedy; (k) Administrator will redo at no extra charge any work, including associated QA and regression testing, not completed in compliance with this Agreement or an ASR, provided that the work is capable of being redone, the non-compliance is brought to Administrator’s attention, and the non-compliance is not caused by Customer or any modification made by Customer or a third party for Customer after the work is completed; (l) Administrator will not knowingly deliver to Customer without Customer’s approval any Software, or any media on which Software is stored, containing computer viruses or expiry codes or other devices, whether functioning with machine serial numbers, dates or otherwise, designed to prevent or limit the use of Software at any time, except for any disabling device, such as a “product key” or an “expiry code” stated in this Agreement for that Software and before Administrator delivers any Software to Customer, it will perform tests used by service providers generally accepted as leading services providers in their field to ensure that that Software and any media on which it is stored is free from those items and will eliminate from that Software any of those items it finds through those tests; (m) Administrator will comply with the license, confidentiality, support, and other terms governing Customer’s use of any Third Party Customer Software, to the extent those terms are communicated to Administrator’s and are applicable to Administrator in its use of the Third Party DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

40 Customer Software, Administrator will enter into any reasonable agreement with Customer or the licensor for any Third Party Customer Software that the licensor may require for Administrator to use directly or incidentally that Third Party Customer Software and Customer will at its expense get any consent or license that may be necessary for Administrator to use any Third Party Customer Software under this section; (n) in dealing with other parties on Customer’s behalf and in its own capacity under the Services, Administrator will (i) work with them as necessary to resolve problems or disputes; (ii) cooperate with them in their provision of services to Customer; and (iii) answer communications from them promptly, where such other parties may be suppliers or contractors of Customer or Customer employees performing services internally for Customer; (o) no part of any payments under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 14.4 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTION 14.1, SECTION 14.2 or SECTION 14.3, NEITHER ADMINISTRATOR NOR CUSTOMER MAKES ANY OTHER WARRANTIES IN RESPECT OF THE SERVICES OR THE CUSTOMER SOFTWARE OR ADMINISTRATOR SOFTWARE AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ARTICLE 15. DISPUTE RESOLUTION 15.1 Intention. If Customer, on the one hand, and Administrator, on the other hand, have a dispute regarding the Services, Customer and Administrator will follow the dispute resolution process described in this Article 15 (the “Dispute Resolution Process”); provided that nothing in this Article 15 shall preclude any Party’s rights to seek injunctive relief to prevent or stay a breach of this Agreement. 15.2 Procedure. (a) A dispute under this Agreement initially will be referred in writing to the Designated Employees. (b ) If the Designated Employees are unable to resolve the dispute within thirty (30) days of the receipt of the written referral to the Designated Employees, the dispute will be referred in writing to the President or Chief Executive Officer of Customer and the Director, Administrator or her or his designee. (c) Customer and Administrator will exercise reasonable, good faith efforts to resolve the dispute throughout the Dispute Resolution Process. (d) Customer and Administrator may not initiate formal proceedings for the resolution of such dispute until the earlier of: (1) the Designated Employees’ joint written conclusion that amicable resolution DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

41 through continued negotiation is unlikely; (2) thirty (30) days after the written referral to such Designated Employees was made; or (3) thirty (30) days before the limitations period governing any such cause of action relating to such dispute would expire. 15.3 Waiver; Statements or Offers of Settlement. Administrator and Customer agree that written or oral statements or offers of settlement made in the course of the Dispute Resolution Process set forth in this section: (a) will be deemed Confidential Information; (b) will not be offered into evidence, disclosed, or used for any purpose other than the Dispute Resolution Process; and (c) will not constitute an admission or waiver of rights 15.4 Related Disputes. If disputes arise between Administrator and Customer under this Agreement, which disputes arise out of or are related to similar events or actions or inactions on the part of Administrator on the one hand or Customer on the other hand (such disputes, the “Related Disputes”), and such Related Disputes become subject to the dispute resolution process set forth in this Article 15, such Related Disputes shall be resolved to the maximum extent practicable by the Parties as a single dispute, including, if necessary and practicable, by resolving the Related Disputes in a single dispute resolution process in accordance with the process set forth in this Article 15. 15.5 Continued Performance. (a) ln the event of a good faith dispute between Customer and Administrator regarding this Agreement pursuant to which Customer in good faith believes it is entitled to withhold payment, Customer shall promptly notify Administrator of such dispute, and it shall, upon request by Administrator and on the date on which any Services Fees or other fees set forth in Exhibit 11.1 are required to be made during the pendency of such dispute, deposit the amount solely associated with the Services Fees or other fees set forth in Exhibit 11.l to which the dispute relates in an interest- bearing escrow account in the bank or depository specified by Administrator, furnish evidence of such deposit to Administrator and pay any undisputed amounts due for payment. (b) The Parties shall escalate the resolution of any such dispute within thirty (30) days of the deposit of the funds into the escrow account. For as long as Customer makes such escrow deposits during the pendency of such dispute, Administrator shall continue to provide the Services to Customer. (c) Upon resolution of the dispute, the prevailing Party or Parties shall be entitled to money in the amount set forth in the resolution in the escrow account, plus any interest earned on such money. Any excess funds in the escrow account will be remitted to Customer. Notwithstanding the other provisions of this Section 15.5, in no event will the amounts in escrow exceed three (3) months of charges then payable to Administrator by Customer under this Agreement, and upon such amounts reaching such three-month limit, Administrator and Customer will have such rights with respect to any other disputed payments or amounts withheld as may be available under Applicable Law and the other provisions of this Agreement. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

42 15.6 Other Remedies Available. Either Party may pursue any available remedies, subject to the limits expressly stated in this Agreement, including those in Article 19 below, following a breach by the other Party. For the avoidance of doubt, either Party may, subject to this Article 15 and the provisions of Article 19 seek to recover from the other Party money damages caused by the other Party’s breach of this Agreement without the Party having to terminate this Agreement in whole or in part. Unless otherwise stated in an order from a court hearing such disputes or as otherwise agreed in writing between the Parties in connection with any amicable resolutions reached hereunder, the amount of each such recovery by either Party shall not be applied to the limit stated in Section 19.1 below. ARTICLE 16 TERMINATION: EFFECT OF TERMINATION OR EXPIRATION 16.1 Customer Termination for Convenience. Customer may, at its sole discretion and at any time, terminate this Agreement, in whole or in part, without cause prior to the end of the Term upon at least one hundred eighty (180) days’ notice to Administrator and upon payment of the applicable Termination Charge(s), if any, set forth in Exhibit 11.1. A partial termination for convenience shall be limited to a reduction of Policies for which Administrator’s is providing Services as further provided in Exhibit 11.l. 16.2 Termination for Cause. If Administrator, on the one hand, or Customer on the other materially breaches this Agreement (such Party, the “Defaulting Party”), and such material breach is not cured within thirty (30) days after notice is given to it by the other Party (the “Non-Defaulting Party”) specifying the nature of the default, the Non-Defaulting Party may, upon further notice to the Defaulting Party, terminate this Agreement, in whole or in part, as of the date specified in such notice of termination. If the Defaulting Party is using its best efforts to cure such failure during such thirty (30) day period and diligently pursues such efforts thereafter, the Non-Defaulting Party may not terminate this Agreement unless such material breach continues for an additional thirty (30) days. Material breaches of the Agreement by Customer will be considered to include solely a material breach of its obligation to pay to Administrator under this Agreement undisputed fees and disputed fees above the cap set forth in Article 15 (Dispute Resolution) and no other breach. Administrator’s sole remedy for any other breach of the Agreement by Customer, whether or not a material breach, will be limited to recovery of damages and equitable relief, subject to the Agreement. Administrator covenants and agrees that it shall not file an application for any injunctive relief to continue this Agreement in the event Customer terminates this Agreement under this section. 16.3 Termination for Failure to Provide Services in Accordance with Service Performance Standards. If Administrator fails to meet the Service Performance Standards in the provision of any of the Services in the manner described in Exhibit 4.1.1, Section 3.III (Default Performance Standard), Customer may terminate this Agreement, upon thirty (30) days prior written notice to Administrator. In lieu of exercising its right pursuant to this provision to terminate the Agreement, Customer may propose an alternative solution to Administrator including termination of the affected Customer Services and Administrator shall reasonably consider and participate in discussions regarding such proposal. 16.4 Termination for Insolvency. Either Party may end the Agreement immediately on notice to the other if the other (i) is bankrupt within the meaning of relevant Applicable Law; (ii) files a petition to take advantage of the insolvency or bankruptcy laws of any jurisdiction; (iii) admits in writing to the first party its inability to pay debts as they become due; or (iv) institutes a proceeding seeking general relief as debtor seeking to wind up its business voluntarily. 16.5 Termination on Change of Control. (a) Customer may terminate this Agreement, at its sole and absolute discretion, on at least DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

43 ninety (90) days’ notice to Administrator, if at any time without Customer’s approval there is a Change of Control of Administrator to a Person that does not have business process outsourcing operations in the United States or that has not been in the business process outsourcing business for at least ten (10) years. (b) Administrator may terminate this Agreement, at its sole and absolute discretion, on at least ninety (90) days’ notice to Customer, if at any time without Administrator’s approval there is a Change of Control of Customer to a Person (i) whose primary business is that of a direct competitor of Administrator or (ii) is not rated at least “B++” by AM Best or an equivalent rating by two (2) or more of the following rating agencies, Moody’s, S&P, and Fitch. 16.6 Wind-Down Expenses. If either Party ends the Agreement under Section 16.5 (Termination on Change of Control), or Customer ends the Agreement under Section 10.2 (Force Majeure) or 16.1 (Termination for Convenience), Customer will pay Administrator any applicable Wind-Down Expenses. 16.7 Termination Charges. If Customer ends the Agreement, in whole or in part, under Section 16.1 (Termination for Convenience), Customer will pay to Administrator the Termination Charges set forth in Exhibit 11.1. 16.8 Effect of Termination or Expiration. The following provisions apply upon the termination of this Agreement, in whole or in part, pursuant to Section 10.2 or this Article 16, regardless of reason: (a) Subject to the following sentence, Administrator shall provide to Customer all reasonable assistance requested by Customer in promptly and orderly moving all Services to Customer or to a third party selected by Customer (the “Transfer Assistance Services”) for up to eighteen (18) months after termination or expiration of this Agreement, or such lesser period as is requested by Customer (the “Transfer Assistance Period”). If, however, Customer seeks Transfer Assistance Services beyond twelve (12) months from the termination or expiration date, Customer agrees: (1) that all Service Performance Standards will be weighted as “low”; (2) to develop with Administrator during the transfer planning activities a retention plan including resources to be retained, and the amount of reasonable and customary retention bonuses; and (3) to reimburse Administrator for reasonable retention bonuses necessary to retain Administrator personnel to provide such Transfer Assistance Services, up to a maximum of $500,000.00, in the aggregate, where the terms of such reasonable retention bonuses are negotiated diligently and consistent with the retention plan and Administrator’s internal practices for its employees where a third party does not reimburse Administrator for retaining such persons. (b) Subject to Section 16.8(f), Customer shall pay Administrator for Transfer Assistance Services at the rates then in effect in Exhibit 11.1 and shall pay any applicable Termination Charge in accordance with Exhibit 11.1. (c) Customer shall pay Administrator for all Services performed through the final date of the performance of such Services. (d) Each Party shall have the rights specified in Article 7 and in Exhibit 16.8 in respect of the Customer Software, the Administrator Software, and third-party software. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

44 (e) Each Party shall be required to make all further payments payable to the other Party. (f) Administrator agrees that, in order to provide for uninterrupted service of the Policies to Customer and subject to Section l 6.8(a)(1), at Customer’s request for the period of time requested by Customer, Administrator shall provide Transfer Assistance Services in accordance with Exhibit 11.l or at Administrator’s then-applicable Standard Rates as applicable. Administrator’s provision of Transfer Assistance Services shall be subject to: (1) Customer allowing Administrator to use Customer’s facilities to enable Administrator to effect an orderly transition of resources; (2) if Administrator terminates this Agreement for Customer’s material breach, Administrator providing Customer with Transfer Assistance Services only if Customer pays for such Transfer Assistance Services in advance; and (3) the applicable provisions of this Agreement remaining in full force and effect during the Transfer Assistance Period including the Service Performance Standards described in Section 4.6 and set forth in Exhibit 4.1.1 (all subject to Section 16.8(a)(1)), provided, however, that Administrator shall be relieved of any Service Performance Standards (including any remedies set forth in this Agreement) if (i) there is a change to the Services or disruption in delivery or receipt of the Services due to the actions or omissions of Customer or a third party or (ii) activities that were Services under this Agreement are no longer under the sole control of Administrator, where such activities are necessary to perform the applicable Services in accordance with the Services Performance Standards at such time. 16.9 Partial Termination. If Customer terminates less than the entire Agreement as permitted above the Parties will negotiate the appropriate amendment to remove the affected Policies, adjust the fees and reflect the revised scope of Services. ARTICLE 17 INDEMNIFICATION 17.1 Indemnification by Administrator. Subject to the other provisions of this Article 17, Administrator shall indemnify, defend and hold harmless Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents and employees from (i) all damages, liabilities, losses or expenses or amounts paid in settlement, whether contractual, extra-contractual or punitive in nature, and (ii) all related costs and expenses associated with such amounts, in all cases with respect to the items referred to in clauses (i) and (ii), that are payable to a third party, together with reasonable legal fees and related costs and expenses (collectively, the “Losses”), in connection with any claims, demands, litigation, actions, suits, hearings, proceedings, or investigations commenced by such third party, to the extent resulting from: (a) Claims that the Services or Administrator Software infringe any patent, trade secret, trademark, copyright or other intellectual property right of any third party, but excluding any such infringement, violation or misappropriation caused by (i) materials or resources provided by Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Administrator or its contractors or subcontractors), or (ii) modifications by Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

45 contractors or subcontractors (other than Administrator or its contractors or subcontractors) of Services or the results thereof, or (iii) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Administrator or its contractors or subcontractors) or use of business processes provided or specified by Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, or contractors or subcontractors (other than Administrator or its contractors or subcontractors); (b) To the extent related to this Agreement or the Services, Claims against Customer by Administrator’s Affiliates, and, if applicable, their directors, officers, stockholders, partners, attorneys, accountants, agents, employees or subcontractors arising out of a subcontract between Administrator and such subcontractor in connection with such subcontractors’ performance of services forming part of the Services, except to the extent caused by the negligence or intentional misconduct of Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Administrator or its contractors or subcontractors) or (ii) for claims against Customer for indemnification made by such subcontractors to the extent such indemnification is available under this Article 17; (c) Claims for fines, penalties or amounts paid in settlements (i) resulting from the failure of Administrator’s to timely file correct information returns that it is required to file under this Agreement or by Applicable Law or (ii) as a result of failure to timely pay or remit taxes for which it is responsible for remitting or payment pursuant to Section 11.4(a), except in any such case to the extent such failure is caused by the failure of Customer to timely provide Administrator’s with necessary information or submit in a timely manner taxes which Administrator is required to submit under Applicable Law; (d) Claims for bodily injuries, death or damage to tangible personal or real property to the extent caused by the negligent acts or omissions of Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors, except to the extent caused by the negligence or intentional misconduct of Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (but excluding Administrator and its Affiliates and subcontractors from such exception); (e) Claims by any third party arising out of Administrator’s misuse, disclosure, or other misappropriation of the Confidential Information of Customer in breach of this Agreement; and (f) Claims for fines, or penalties imposed by, or amounts paid in settlements with, a Governmental Entity resulting from the failure of Administrator to comply with Applicable Law that apply to the Services or its failure to perform its obligations hereunder in accordance with the terms of this Agreement or the instructions of Customer (other than as a result of Customer failing to comply with Applicable Law, or its failure to perform its obligations hereunder in accordance with the terms of this Agreement). 17.2 Indemnification by Customer. Subject to the other provisions of this Article 17 Customer shall indemnify, defend and hold harmless Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents and employees from, against and in respect of all Losses in connection with any claims, demands, litigation, actions, suits, hearings or investigations commenced by such third party, to the extent resulting from: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

46 (a) Claims that arise under or in connection with or are otherwise in any way such related to the Policies, including, without limitation, Claims related to (1) Customer’s responsibilities under Section 6.3 above, (2) the Insurance Risk for the Policies, or (3) acts or omissions of the agents, brokers or representatives who sold the Policies; (b) Claims that Customer Software infringes any patent, trade secret, trademark, copyright or other intellectual property right of any third party, but excluding any such infringement, violation or misappropriation caused by (i) materials or resources provided by Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Customer or its contractors or subcontractors), or (ii) modifications by Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Customer or its contractors or subcontractors) of Services or the results thereo1: or (iii) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners., attorneys, accountants, agents, employees, contractors or subcontractors (other than Customer or its contractors or subcontractors) or use of business processes provided or specified by Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, or contractors or subcontractors (other than Customer or its contractors or subcontractors); (c) To the extent related to this Agreement or the Services, Claims against Administrator by Customer’s Affiliates, and, if applicable, their directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than Administrator, its Affiliates, subcontractors or contractors), except to the extent caused by the negligence or intentional misconduct of Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors; (d) Claims for fines, penalties or amounts paid in settlements resulting from the failure of Customer to timely file correct information returns, except to the extent such failure is caused by the failure of Administrator to timely provide Customer with necessary information, or to timely submit any taxes for which it is responsible for payment pursuant to Section 11.4(a) to Administrator or the appropriate Governmental Entity, as applicable; (e) Claims for bodily injuries, death or damage to tangible personal or real property to the extent caused by the negligent acts or omissions of Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors, except to the extent caused by the negligence or intentional misconduct of Administrator, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors; (f) Claims for fines or penalties imposed by, or amounts paid in settlements with, a Governmental Entity resulting from the failure of Customer to comply with Applicable Law that apply to the Services or its failure to perform its obligations in accordance with the terms of this Agreement, other than as a result of Administrator’s failure to comply with Applicable Law, or its failure to perform its obligations hereunder in accordance with the terms of this Agreement or the instructions of Customer so instructing Administrator; and (g) Claims by any third party arising out of Customer’s misuse, disclosure, or other misappropriation of the Confidential Information of Administrator in breach of this Agreement. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

47 17.3 Indemnification Procedures Involving Third-Party Claims. (a) If any third party makes a Claim covered by Section 17.1 or Section 17.2 against an indemnified Party (Customer or Administrator, as applicable, an “Indemnified Party”) with respect to which such Indemnified Party intends to seek indemnification under Section 17.1 or Section 17.2, such Indemnified Party shall promptly deliver to the indemnifying Party (Customer or Administrator, as applicable, an “Indemnifying Party”) a written notice (a “Claims Notice”), including a brief description of the amount and basis of the Claim, if known. Upon giving such Claims Notice, the Indemnifying Party shall be obligated to defend such Indemnified Party against such Claim, and the Indemnified Party (except as provided below) shall cooperate fully with, and assist, the Indemnifying Party in its defense against such Claim at the Indemnifying Party’s expense. The Indemnifying Party shall keep the Indemnified Party apprised at all times as to the status of the defense; provided, however, that the failure of the Indemnified Party to give prompt notice or to keep Indemnifying Party reasonably apprised shall not relieve the Indemnifying Party of any of its obligations hereunder unless such failure prejudices the Indemnifying Party. (b) The Indemnifying Party shall be entitled to assume and control the defense of any such Claim on Indemnified Party’s behalf by written notice to the Indemnified Party within thirty (30) days after receipt of a Claims Notice and the Indemnified Party shall cooperate fully with, and assist the Indemnifying Party in the defense .and all related settlement negotiations of such Claim. The Indemnifying Party shall pay all reasonable outside costs incurred by the Indemnified Party related to the Indemnified Party’s assistance in defense of a Claim. The Indemnified Party shall have the right to join in the defense of such Claim and employ its own separate counsel in any action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party; provided, however, (1) if the Parties agree that it is advantageous to the defense for the Indemnified Party to employ its own counsel or (2) if the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Claim (in which case the Indemnifying Party shall not have the right to direct or participate in the defense of such Claim on behalf of the Indemnified Party), then, in each such instance, the reasonable fees and expenses of counsel for such Indemnified Party shall be borne by the Indemnifying Party; provided that the Indemnified Party shall notify the Indemnifying Party of such counsel, and further provided that with respect to any conflict of interest situation described above, the Indemnifying Party may dispute the existence of a conflict and will not be obligated to pay for such counsel if it is ultimately determined that the Indemnified Party’s conclusion that there was a conflict of interest requiring separate counsel was erroneous. (c) If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any such Claim within the prescribed period of time or shall notify the Indemnified Party that it will not assume the defense of any such Claim, then the Indemnified Party shall defend such Claim in any such manner as it may deem appropriate, subject to the right of the Indemnifying Party to assume the defense of such Claim any time prior to its final determination or settlement. The Indemnifying Party shall also be permitted to join in the defense of such Claim and employ counsel at its own expense. Neither the Indemnifying Party nor any Indemnified Party shall be liable for any settlement of any Claim effected without its consent, which consent shall not be unreasonably withheld, except as set forth below. (d) Notwithstanding the foregoing, the indemnified Party shall retain, assume or reassume sole control over, and all expenses relating to, every aspect of the defense that it believes is not the subject of the indemnification provided for in Sections 17.1 or 17.2 and upon such retention, assumption or reassumption, the Indemnifying Party will be relieved of responsibility for indemnifying the Indemnified Party for such defense or the Claim to which such defense relates. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

48 (e) Until both (1) the Indemnified Party receives notice from the Indemnifying Party that it will defend; and (2) the Indemnifying Party assumes such defense, the Indemnified Party may, at any time after ten (10) days from notifying the Indemnifying Party of the Claim, resist the Claim or, after consultation with and the consent of the Indemnifying Party, settle or otherwise compromise or pay the Claim. The Indemnifying Party shall pay all reasonable outside costs of the Indemnified Party actually incurred arising out of or relating to that defense and any such settlement, compromise or payment. (f) Following indemnification as provided in Sections 17.1 and 17.2, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the matters from which indemnification has been made. 17.4 Tax Effects of Indemnified Costs. (a) A Party receiving a payment pursuant to this Article 17 shall reimburse the Indemnifying Party for the amount of any tax benefit realized by the Indemnified Party as a result of the costs in respect of which such payment is made. For this purpose, the Indemnified Party shall be considered to have realized a tax benefit only when, after utilizing all deductions, costs and credits otherwise available to it there was a decrease in the cumulative taxes payable by it as a result of such indemnified costs. Payments by an Indemnified Party pursuant to this Article 17 shall be made within seven (7) days from the date of filing of the return on which the related tax benefit is realized. If at any time subsequent to such payment such tax benefit is reduced or increased on account of an audit adjustment or for any other reason, the Indemnified Party shall so notify the Indemnifying Party and the Indemnifying Party shall repay to the Indemnified Party or the Indemnified Party shall repay to the Indemnifying Party, as the case may be, within seven days of receipt of such notice the amount of such reduction together with interest thereon from the date payment was first made to the Indemnifying Party at a rate equal to the prime rate published in the Wall Street Journal, in effect from time to time during the period such amounts are owing plus two percent (2%). (b) A Party making a payment pursuant to this Article 17 shall reimburse the recipient for the amount of any tax detriment resulting from such payment. For this purpose, a tax detriment shall be considered to have resulted whenever, as a result of such payment, there is an increase in the cumulative taxes payable by the recipient, irrespective of whether such increase occurs in the taxable year in which such payment is made. Payments by an Indemnifying Party pursuant to this Article 17 shall be made within seven (7) days from the date of filing of the return on which the related tax detriment is reflected. 17.5 Limitations on Indemnification. Notwithstanding anything contained in this Agreement to the contrary, the indemnification rights granted pursuant to this Article 17 shall be subject to the following limitations: (1) There shall be no indemnification obligation for any Losses that arise from or were caused by actions taken or actions not taken by the Indemnified Party in violation of this Agreement. (2) There shall be no indemnification obligation for any Losses that the Indemnified Party had an opportunity but failed to take reasonable measures to mitigate, to the extent that failure to so mitigate would result in a reduction of Losses recoverable under applicable principles of contract law. (3) There shall be no indemnification obligation on a particular Claim unless and until the aggregate amount of Losses suffered by the Indemnified Party exceeds $5,000.00 (the DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

49 “Claim Threshold”); provided that, in the event that Losses exceed the Claim Threshold, the Indemnified Party shall be entitled to the entire amount of the Losses. (4) In no event will Administrator, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent ca used by Customer’s, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Customer’s obligations under this Agreement, nor will Customer, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Administrator, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Administrator’s obligations under this Agreement. In no event will Administrator, its Affiliates or their respective employees, officers or directors have any liability under this Agreement or any responsibility for indemnification obligations pursuant to Section 17.l (e) or Section 17.1(f) to the extent that any liability or Claim results from Administrator performing its obligations under this Agreement in accordance with the instructions of Customer. (5) To the maximum extent permitted by Applicable Law, Administrator’s aggregate liability under Section 17.1(f) shall be limited to no more than the aggregate fees paid to Administrator under this Agreement during the twelve (12) months immediately preceding the date of the first event giving rise to a Claim indemnified by Administrator pursuant to Section 17.l(f). If a full twelve (12) months have not transpired prior to that first event, the limitation amount shall be twelve (12) times the average monthly charges under this Agreement for the time that has passed. It is understood that there shall be no other dollar limitation applicable to Administrator for its obligations of indemnification under this Article 17 except as se t forth in this Section 17.5(5). (6) To the maximum extent permitted by Applicable Law, the aggregate liability of Customer under Section l7.2(f) shall be limited to no more than the aggregate fees paid to Administrator under this Agreement during the twelve (l2) months immediately preceding the date of the first event giving rise to a Claim indemnified by Customer pursuant to Section 17.2(f). If a full twelve (12) months have not transpired prior to that first event, the limitation amount shall be twelve (12) times the average monthly charges under such AIR for the time that has passed. It is understood that there shall be no other dollar limitation applicable to Customer for its obligations of indemnification under this Article 17 except as set forth in this Section 17.5(6). (7) Administrator shall not be financially responsible for amounts (e.g., the proceeds of a Policy as set forth in the Policy) payable to a beneficiary under that Policy that Customer was otherwise legally or contractually obligated to pay, but that were not paid because of a failure by Administrator to comply with Applicable Law or its other responsibilities under this Agreement, but shall remain liable for any failure to perform its obligations to the extent otherwise set forth in this Agreement. 17.6 Survival. The provisions of this Article 17 shall survive the termination of this Agreement, but only with respect to Claims that arose from acts or circumstances occurring prior to such termination. ARTICLE 18 MISCELLANEOUS 18.1 Assignment. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

50 (a) Administrator may not assign its rights or delegate its obligations, and Customer may not assign its rights or delegate its obligations, under this Agreement, without the prior written consent of the other, except that either Party may assign its rights or delegate its obligations to their respective Affiliates, provided: (1) such Affiliate accepts such assignment and assumes such obligations, in writing; (2) Customer or Administrator, respectively, remains fully liable for and is not relieved from the full performance of its obligations; and (3) Customer and Administrator provide the other with written notice, together with a copy of the signed assignment, delegation, and assumption agreement, within three (3) Business Days of such assignment, delegation, or both. (b) Administrator’s and Customer’s respective permitted successors and assigns will be bound by this Agreement. (c) Subject to Section 16.5, a Change of Control of Administrator or Customer or an assignment by operation of law will not be deemed an assignment and delegation of this Agreement, which would require consent as set forth in this section. (d) Where there is (i) a Change of Control to an existing Administrator client or ii) any assignment of the Agreement, select provisions of the Agreement shall not be subject to any such Change of Control or assignment, as applicable, as provided below: (1) Section 11.7 (Most Favored Customer) shall be deleted in its entirety and replaced with “INTENTIONALLY LEFT BLANK”. (2) Exhibit 16.8 (Administrator Software Licensed to Customer as Part of Transfer Assistance) shall be deleted in its entirety. (3) Section 16.8(d) shall be modified as provided below: Each Party shall have the rights specified in Article 7 and in Exhibit 16.8 in respect of the Customer Software, the Administrator Software, and third party software. (4) Article 19 (Limitation of Liability) shall be deleted in its entirety. i. If at the time of Change of Control to an existing Administrator client or any assignment of the Agreement Administrator has paid Special Damages totaling an amount equal to the Special Damages Liability Amount, Article 19 shall be replaced with the contents of Exhibit 19A (Limitation of Liability Upon Certain Circumstances - No Errors Coverage). ii. If at the time of Change of Control to an existing Administrator client or any assignment of the Agreement Administrator’s has paid Special Damages in an amount totaling less than the Special Damages Liability Amount, Article l9 shall be replaced with the contents of Exhibit 19B (Limitation of Liability Upon Certain Circumstances - Errors Coverage). Notwithstanding the foregoing and the provisions of Exhibit l9B, in no DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

51 event will the total amounts payable by Administrator as Special Damages exceed $750,000. In the event that the total amounts paid as Special Damages by Administrator and the provisions of Exhibit 19B allow for total amounts paid and payable by Administrator as Special Damages in excess of $750,000, Customer and Administrator shall reduce the amounts payable by Administrator as Special Damages in Exhibit 19B. Except with respect to Customer Affiliates, Customer shall not disclose the nature or contents of the aforementioned provisions without the express written consent of Administrator. The Parties shall work together to reissue the Agreement incorporating the changes provided above prior to the effective date of the applicable Change of Control or assignment. (e) Any attempted assignment or delegation of all or any part of this Agreement that does not comply with this section is void. 18.2 Notices. Except as provided below, all notices, requests, approvals and consents and other communications required or permitted under this Agreement shall be in writing and shall be delivered to the Designated Employee of the other Party. Any notice pursuant to Article 16 or Article 17 shall be sent by certified mail, return receipt requested or via a national delivery service with proof of delivery, to the address specified below: In the case of Customer: ATHENE ANNUITY & LIFE ASSURANCE COMPANY 7700 Mills Civic Parkway, West Des Moines, IA 50265 ATTN: with a copy to: ATHENE USA 7700 Mills Civic Parkway, West Des Moines, IA 50265 ATTN: Legal Department In the case of Administrator: Concentrix Insurance Administration Solutions Corporation 2000 Wade Hampton Blvd. Greenville, SC 29605 with a copy to: Concentrix Insurance Administration Solutions Corporation 44051 Nobel Drive Fremont, CA 94538 Attn: General Counsel Either Party may change its address for notification purposes by giving the other Party notice of the new address and the date upon which it will become effective. 18.3 Counterparts. This Agreement may be executed in any number of counterparts- all of which taken together shall constitute one single agreement between the Parties. 18.4 Conflict. In the event of an inconsistency between this Agreement and any Exhibit or Schedule DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

52 to this Agreement, the terms of the applicable Exhibit or Schedule shall prevail; provided, however, to the extent that the provisions of Article 17 or Article 19 of this Agreement are inconsistent with any Exhibit or Schedule, such provisions in the Agreement shall prevail. 18.5 Headings; Cross References. The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement. All cross- references in this Agreement to Sections, Articles or Exhibits shall be deemed to be references to the corresponding section or article in, or exhibit to, this Agreement, unless the context otherwise clearly indicates. 18.6 Relationship. The performance by Administrator of its duties and obligations under this Agreement shall be in the capacity of an independent contractor, and this Agreement shall not be deemed to constitute a joint venture or partnership between the Parties. 18.7 Consents, Approvals and Requests. All consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement. No consent or approval shall be valid or acceptable unless given in writing by an authorized representative of the appropriate Party. 18.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable. 18.9 Waiver. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either Party of any breach or covenant shal1 not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights. 18.10 Publicity. Except as required by law, neither Administrator nor Customer shall use the other Party’s name or refer to it directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, lists or business presentations without approval from the other Party for each such use or release unless otherwise agreed by the Parties. For the avoidance of doubt, without Administrator’s consent, Customer may -identify to third parties the fact that Customer has outsourced the administration of the Policies to Administrator. 18.11 Non Solicitation for Employment. Neither Party will solicit for employment or employ as a result of such solicitation any employee of the other directly involved in the performance or receipt of the Services during the time the Services are being performed and for one year after the end of that time. This provision is not to restrict either Party from (a) soliciting for employment any employee of the other after that employee has left the employ of the other, on the condition that that Party was not responsible for that employee leaving the employment of the other; (b) soliciting or recruiting employees generally through the media; or (c) hiring an employee of the other, if that employee on his or her own accord approaches that Party for employment. 18.12 Personnel/Subcontracting. The Services will be provided under the management, direction, control, and supervision of Administrator under this Agreement. Administrator may choose to perform its responsibilities under this Agreement through its Affiliates or subcontractors listed on Exhibit 4.4 (“Approved Subcontractors”), provided that Administrator will not be relieved of its obligations under this Agreement by the use of such Affiliates or Approved Subcontractors, and provided further that Administrator shall notify Customer prior to engaging any additional subcontractor to perform any material portion of the Services under this Agreement. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

53 18.13 Entire Agreement. This Agreement and each of the Exhibits and Schedules, which are hereby incorporated by reference into this Agreement, and any AIRs executed by both Parties hereunder, constitutes the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter. 18.14 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by the Parties to this Agreement. 18.15 Governing Law and Forum. This Agreement shall be governed by the laws of the State of South Carolina applicable to agreements made and wholly to be performed in such state and without regard to that State’s conflicts of laws principles. Any court action to enforce the provisions of this Agreement shall be brought in; and the Parties hereby consent to the jurisdiction of, a United States District Court in the State of South Carolina or, absent subject matter jurisdiction in such court, a state court in the State of South Carolina, in Greenville County, South Carolina. The Parties each hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of such venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. ADMINISTRATOR AND CUSTOMER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY SUCH PROCEEDING MUST BE COMMENCED NOT LATER THAN TWO YEARS AFTER A PARTY BECAME AWARE OR SHOULD REASONABLY HAVE BECOME AWARE OF THE CAUSE OF ACTION GIVING RISE TO SUCH PROCEEDING. 18.16 Survival. In addition to those provisions expressly surviving termination, the terms of those Sections which by their nature are intended to survive termination (including Sections 3.1, 5.l(b), 5.4, 5.7, 5.12, 5.13, 6.1, 6.3, 7.1(c), 8.1, 8.4, 11.4, 14.3, 16.7 and 16.8, and Articles 12, 13.,15, 17 (as specifically provided), 18 and 19) shall survive the termination of this Agreement for any reason. 18.17 Third-Party Beneficiaries. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any Person or entity other than Customer and Administrator. 18.18 Insurance. (a) Necessary Coverage. Administrator will place and keep in force, at Administrator’s cost, the insurance coverages set forth on Schedule I. (2) (b) Administrator’s Insurance. Administrator will maintain insurance with insurers licensed to do business in India and the United States rated at least “A minus” by AM Best or Standard and Poor. Administrator will have its insurers endeavor to provide Customer with thirty (30) days prior written notice in the event of cancellation, termination, or expiration (for non-renewal or otherwise), of the policies. (c) Filing with Customer. Administrator’s will file with Customer promptly after the Execution Date, and on renewal of each policy, a certificate of insurance for each policy of insurance Administrator is to maintain under this section. (d) Changes. Administrator will at any time on request negotiate with Customer any reasonable changes to the insurance requirements under this section Customer may request. 18.19 Remedies. By virtue of each Party’s duties, responsibilities and special knowledge of the affairs and operations of the other Party that will result from the relationship of the Parties under this Agreement, DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

54 irreparable damage may be suffered by the non-breaching Party should a Party breach or violate any of its covenants and obligations set forth in Article 13 of this Agreement. Therefore; if any Party fails to comply with the obligations of Article 13, any other Party will be entitled immediately to seek injunctive relief or any other appropriate equitable remedy. 18.20 Terms of Agreement. Customer and Administrator agree that the terms and conditions of this Agreement are Confidential Information of each Party and shall be held pursuant to Article 13. Notwithstanding any other provision to the contrary, Customer may disclose the terms of this Agreement to a third party in connection with a proposed or actual sale of the Customer or the assets of Customer, provided that such disclosure is (i) to a third party obligated to use this Agreement solely for the purpose of evaluating the proposed transaction, (ii) subject to confidentiality provisions reasonably comparable to the terms set forth in this Agreement, and (iii) not to disclose this Agreement to any third party not similarly obligated. 18.21 Transfer of Policies. Nothing in this Agreement shall limit the right of Customer to sell or otherwise transfer any of the Policies subject to this Agreement and any Policies which are sold or transferred shall no longer be subject to the terms of this Agreement, subject to the provisions of Article 16 (Termination; Effect of Termination or Expiration) and Exhibit 11.1. 18.22 Construction. In this Agreement: (a) the Exhibits and Attachments to this Agreement are incorporated into and deemed part of this Agreement and all references to this Agreement include the Exhibits and Attachments; (b) references to any law, legislative act, rule or regulation mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation; (c) references to and mentions of the word “including” or “include” or the phrase “e.g.” will mean “including, without limitation” or “include, without limitation;” (d) unless otherwise specifically provided: (i) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding,” (ii) the word “dollar” and the symbol “$” refer to United States Dollars, (iii) the word “day” means calendar day unless otherwise specified, and (v) words importing the singular also include the plural and vice-versa; and (e) this Agreement and all documents relating to the transactions contemplated hereby, having been fully negotiated, shall not be construed against any particular Party on the basis that an ambiguity is construed against the drafter. ARTICLE 19. LIMITATION OF LIABILITY 19.1 Limitation of Liability. (a) General. Administrator’s and Customer’s and their respective Affiliates’, employees’, officers’, and directors’ entire liability for damages under this Agreement, and their exclusive remedies for damages, are set forth in this Article 19 and, with respect to liability for Losses, in Article 17. (b) General Damages Cap. To the maximum extent permitted by Applicable Law, DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

55 Administrator’s and Customer’s and their respective affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, regardless of the basis on which Administrator or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to Administrator for the Services provided under this Agreement during the six (6) month period prior to the occurrence of the first claim or cause of action; provided, if a full six (6) months have not transpired from such occurrence, the limitation amount shall be six (6) times the average monthly charges under this Agreement for the time that has passed. (c) Increased Damages Cap. Except for claims described in Section 19.2(2), Administrator’s and Customer’s and their respective Affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, for claims based on tortious willful misconduct, tortious gross negligence, or Administrator’s Refusal (as defined in this paragraph) to provide Transfer Assistance Services as set forth in Section 16.8, will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to Administrator for the Services provided under this Agreement during the twelve (12) month period prior to the occurrence of the first claim or cause of action. For purposes of this provision, “Refusal” shall mean the intentional cessation by Administrator, in a manner impermissible under this Agreement, of the performance of all or substantially all the Transfer Assistance Services then required to be provided by Administrator under this Agreement, provided, if a full twelve (12) months have not transpired from such occurrence, the limitation amount shall be Twelve (12) times the average monthly charges under this Agreement for the time that has passed. (d) No Indirect Damages. In no event will Administrator, Customer, or their respective Affiliates, employees, officers, or directors have -any liability under this Agreement, regardless of the basis on which Administrator or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, exemplary, or indirect damages, or for any economic consequential damages (including lost profits or savings), even if foreseeable or even if Customer or Administrator has been advised of the possibility of such damages. (e) No Third Party Damages. In no event will Administrator’s, Customer, or their respective Affiliates, employees, officers, and directors have any liability under this Agreement, regardless of the basis on which the other Party is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for claims for damages made against the other Party by any third party or Affiliates of such other Party, except, in the case of either Party, to the extent of its indemnification obligations under Article 17. (f) Comparative Fault. In no event will Administrator, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Customer’s, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Customer’s obligations under this Agreement, nor will Customer, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Administrator’s, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Administrator’s obligations under this Agreement. 19.2 Exceptions to Limitation of Liability. The limitations of liability set forth in Sections 19.1(b) (General Damages Cap), 19.1(c) (Increased Damages Cap), 19.1(d) (No Indirect Damages), and 19.1(e) (No Third Party Damages) shall not apply to either of the Parties to the extent that any liability resulted from (l) a Party’s failure to pay amounts owed for Services rendered in accordance with this Agreement or any applicable Termination Charges, or (2) a Party’s misuse, disclosure, or other misappropriation of the Confidential DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

56 Information of the other in breach of this Agreement. In addition, nothing in this Article 19 will be construed as limiting a Party’s obligations of indemnification under Article 17, which will instead be subject to the limitations set forth therein. 19.3 Administrator Liability for Certain Damages. (a) Special Damages Defined. Notwithstanding anything to the contrary in Sections 19.1(d) (No Indirect Damages), 19.1€ (No Third Party Damages), or 19.1(f) (Comparative Fault), objectively quantifiable financial losses suffered by Customer or Policyholders will be deemed to be direct damages recoverable from Administrator by Customer to the extent caused by Administrator’s breach of its contractual obligations (e.g., missing rate lock or paying wrong beneficiary) (collectively, “Special Damages”) subject to the provisions of this Section 19.3. Such Special Damages specifically exclude losses caused by or attributable to programming or other system generated errors. For the sake of clarity, “programming or other system generated errors” does not include data input errors by Administrator, such as the insertion of an incorrect rate table due to a mistake by Administrator. (b) Customer Responsibilities. Each year Customer is responsible for the first Fifty Thousand Dollars ($50,000.00) of these Special Damages (the “Special Damages Deductible”). (c) Administrator’s Responsibilities. Subject to the Special Damages Deductible provided for in Section 19.3(b). Administrator will be responsible for Special Damages up to Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Special Damages Liability Amount”). This Special Damages Liability Amount is an aggregate maximum for any and all Special Damages recoverable from Administrator pursuant to this Section 19.3. (d) Amounts Count Toward Caps. Any amounts Administrator pays to Customer as Special Damages count towards the aggregate cap set forth in Sections 19.1(b) (General Damages Cap) and 19.1(c) (Increased Damages Cap). REMAINDER INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

57 IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be signed and delivered by their duly authorized representatives. ATHENE ANNUITY & LIFE ASSURANCE COMPANY By: __/s/ Chris Welp____________________ Printed Name: _______________________ Title: _______________________________ CONCENTRIX INSURANCE ADMINISTRATION SOLUTIONS CORPORATION By: _/s/ Dane Sowinski________ Printed Name: _______________________ Title: _______________________________ DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD DocuSigned by: @::~'~"'

- 1 - CIS Confidential Exhibit 4.1 CUSTOMER SERVICES This Exhibit 4.1 describes the duties and responsibilities of CIS and Customer related to CIS’ provision of the Customer Services. CIS will provide the Services set forth in this Exhibit 4.1 in accordance with the Operating Procedures and Acquisition Integration Requests undertaken pursuant to Section 4.1 of the Agreement and Exhibit 4.2.3. Any additions may be made to the Services under this Exhibit 4.1 in accordance with the Agreement. Services relating to new products or changes to existing Services will be agreed by the Parties using either an Additional Services Request or Project Change Request, if applicable, as set forth in Exhibit 4.2.1 and Exhibit 4.2.2, respectively, of the Agreement. As mutually agreed to by CIS and Customer, CIS will participate in high-level conceptual discussions to assist in determining feasibility of pursuing major system modifications or new technology at no cost to Customer. CIS will perform the Services described below in accordance with the Operating Procedures and Acquisition Integration Requests undertaken pursuant to Section 4.1 of the Agreement. All Services will be provided in the English language only. A. Billing, Remittance and Premium Accounting (excluding the Athene USA Payout Block) CIS will: 1. Prepare and mail individual and list-bill premium notices. 2. Generate and mail premium reminders and lapse notices. 3. Generate and process Policy loan interest notices. 4. Prepare and process pre-authorized check (“PAC”) and electronic funds transfer (“EFT) billings. 5. Reserved. 6. Reserved. 7. Apply payments and balance premium payments to billed amounts due. 8. Balance funds and Policy suspense accounts 9. Process returned checks and returned ACH transactions, including insufficient funds notifications, and the reversal of payment transactions from the policy. 10. Reserved. 11. Complete daily deposits of premium receipts including payment application (premium and loan payments). 12. Perform premium accounting tasks, including distribution and updating of Customer Data and Books and Records to reflect receipt of payment. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 2 - CIS Confidential B. Policyholder Services CIS will: 1. Maintain post office boxes on Customer’s behalf, dedicated to receiving mail from Policyholders and applicants. CIS shall use this post office box for the receipt of all product applications and Policyholder correspondence. 2. Receive and process service requests for the Policies, including update the Customer Data and Books and Records, as needed, to reflect any changes. Specifically: i. beneficiary changes; ii. ownership changes, including assignments and liens; iii. fund transfers (variable Policy products) and investment allocation changes; iv. answer written correspondence; v. reinstatements and billing changes(excluding Athene USA Payout Block); vi. name and address and ownership changes; vii. provide payment history upon request (excluding Athene USA Payout Block); and viii. requests to change coverage through addition or deletion of riders or benefits. ix. lost policy certificates 3. Reserved. 4. Reserved. 5. Prepare and mail periodic financial statements for the Policies, if applicable. 6. Perform reasonable non-advisory activities commensurate with the activities of a third party administrator to support Customer’s efforts to encourage Policyholders to continue paying premiums and keep insurance coverage in force. (excludes Athene USA Payout Block) 7. Maintain good relations with Policyholders; respond to Policyholders’ inquiries and complaints in accordance with Operating Guidelines and in accordance with applicable Service Performance Standards set forth in Exhibit 4.1.1. 8. Monitor replacement activity, including completion of replacement forms. (excludes Athene USA Payout Block) 9. Maintain replacement records and logs on behalf of Customer in accordance with the Agreement and Applicable Laws. (excludes Athene USA Payout Block) 10. Provide a toll-free number for Policyholders. 11. Create and maintain applicable Policyholder records on computer systems and other storage media, as appropriate. The policy documents are maintained in the ADAM FileNet repository, stored WORM (write once read many) and use MSAR storage. The documents are all stored as TIFFs and they are in a proprietary format on the media so requiring FileNet software to read the data. 12. Receive and respond to routine requests, complaints (other than litigation complaints) and inquiries from Policyholders and other authorized persons per the Operating Guidelines. 13. Coordinate appropriate action to be taken with regard to a complaint per the Operating Guidelines. 14. Participate in training on Customer products as provided by Customer. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 3 - CIS Confidential C. Reports CIS will: 1. Provide the reports described in Annex 4.1, and 2. Provide BrioQuery access to Customer Data stored on the iSeries (e.g. Life+ data), so that Customer may generate ad-hoc reports. D. Policy Loans, Annuitization of Annuity Policies, Withdrawals and Surrender Processing CIS will: 1. Process requests to set up annuity payments, including issuing the payments via check or EFT deposit on a periodic basis to the annuitant. 2. Process requests to surrender Policies, including without limitation, Internal Revenue Code 1035 exchange transfer requests, not taken requests and requests for partial surrenders of funds from Policies. 3. Receive and process Policy loans and withdrawals upon request. (excludes Athene USA Payout Block) 4. Update Books and Records and Customer Data as needed to reflect the change. 5. Prepare and mail checks or EFT payments to the Policyholders. 6. Process any loan principal and/or loan interest repayments and track, report and reconcile loan interest and loan principal to Policy records and general ledger accounts. (Excludes Athene USA Payout Block) 7. Track the adjusted cost basis of the Policies and maintain required tax information. E. Distribution Services (Excludes Athene USA Payout Block_ CIS will: 1. perform commission calculations; 2. process commission payments by check and electronic transfer and manual adjustments; 3. prepare and mail agent commission statements; 4. process agent changes; and 5. process agent terminations per Customer notification. F. Policyholder Tax Reporting CIS will: 1. Maintain records of IRS-required reportable events and prepare the mailing and filing of the following forms according to state and federal regulatory guidelines; provided all required inputs, such as commissions paid, are received from Customer: i. W-2 Forms; ii. W-2G Forms; iii. Form 1099, 1099-MISC, 1099-INT and 1099-R; iv. Where applicable, making state and federal tax withholding payments, print and mail forms, transmit tax files to IRS/States and Complete IRS/State filings v. Form 5498; vi. Schedule A – Form 5500 (for pensions); and DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 4 - CIS Confidential vii. Form 1042 S. 2. For the Athene USA Payout Block, CIS will on their instance of SOVOS perform the following using the proper company code and proxy EIN: i. Daily federal and state tax withholding payment (for Athene Annuity and Life Company (“AAIA”) and Athene Life Insurance Company of New York (“ALICNY”) only, Ameritas will continue to remit their state and federal tax withholding payments) ii. Annual 945 filing to the IRS (for AAIA and ALICNY only, Ameritas will continue to perform their own 945 filing to the IRS. This is because they remit their own state and federal tax withholding payments.) iii. Annual filing of the tax forms to IRS (for AAIA, ALICNY, and Ameritas) iv. Annual filing of the tax forms to the states (for AAIA and ALICY only. Ameritas will continue to file their tax forms with the states on their own behalf) v. Annual mailing of the tax forms to policyowners (for AAIA, ALICNY, and Ameritas) 3. Remit based on the states and frequency for each company listed in Appendix A to this Exhibit 4.1. G. Claims Processing CIS will: 1. Receive and process claims according to the Operating Guidelines. 2. Review all contestable Policyholder Claims and obtain approval from Customer prior to communicating any declination. 3. Pay benefits or communicate declinations that have been determined by Customer to be declinations pursuant to the Operating Guidelines. 4. Adhere to applicable insurance regulatory fair claims settlement regulations as interpreted by Customer and communicated to CIS. 5. Provide Customer with feedback on business processes arising from CIS' reviews of contestable claims (excludes Athene USA Payout Block); 6. Adhere to reinsurance treaties concerning claims as detailed in the treaties, as such treaties are interpreted by Customer and communicated to CIS. (excludes Athene USA Payout Block) 7. Provide claims information to Customer’s actuarial and accounting contacts for Customer’s (i) quarterly and annual statement preparation and (ii) mortality studies. H. General Accounting, Banking and Auditing CIS will: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 5 - CIS Confidential 1. Provide the following accounting functions related to Policy administration and new business processing and commission and licensing support (where applicable): i. check control; ii. outstanding check and account reconciliation; iii. check distribution support; iv. cash control (deposit, encoding) support; v. cash account balancing and reconciliation; vi. premium tax and withholding reporting; vii. interface to general ledger; viii. interface to municipal premium tax system; ix. interface to abandoned property tax system; x. remote deposit capture or check encoding and depositing of checks received at Service Centers, along with associated journal entries and reconciliation; (excludes Athene USA Payout Block) xi. bank file transmissions for EFT and Positive Pay as required by Customer; daily disposition of exception items; xii. Reserved. xiii. posting incoming electronic payments including wire transfers; (excluding Athene USA Payout Block) xiv. processing returned checks to policies, reducing their value or paid to date; xv. processing returned ACH (EFT) transactions to policies; and xvi. imaging support as related to the Services. 2. Provide accounting for Policy and agent transactions (recorded to an account, organization, line of business and state, each as defined by Customer and communicated to CIS). 3. Prepare daily accounting reports reflecting monetary transactions (checks received and deposited, checks paid (issued), electronic bank transactions (dr/cr), etc.). 4. Manage the appropriate bank accounts, as identified by Customer and set forth in the Operating Guidelines, including balancing and editing of deposits. 5. Research and resolve bank transactions for those bank accounts under CIS’ authorized use or management, as related to the Services and not initiated by CIS, on a daily basis. 6. Provide wholesale and retail lockbox services and process and apply payments through these lockboxes, including same-day decisioning transactions for retail lockbox. (excludes Athene USA Payout Block) 7. Provide reconciliation of Policy and agent related suspense accounts and reconciliation of affected Customer bank accounts. 8. Provide reconciliation of Policy and agent-related asset and liability accounts including Policy loans, miscellaneous premium deposits and agent balances. (Excludes USA Payout Block) 9. Provide summary monthly report of the status of all accounts for claims and reinsurance within 45 days after month end. Provide copies of reconciliation of these accounts as requested by Customer. 10. Research any uncleared checks within six (6) months of the date of the check and process any uncleared checks for escheatment per the Operating Procedures. 11. Provide positive pay functionality on applicable checks. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 6 - CIS Confidential 12. Provide daily electronic interfaces to Customer’s general ledger system from CIS’ shadow ledger recognizing that some policy administration systems only update the shadow ledger monthly. 13. Provide electronic interfaces to Customer’s valuation systems. 14. Maintain all journal entry and related support for time specified in Customer’s record retention schedule (Refer to Exhibit 4.1, Subsection N, Records Management Support). 15. Comply with Operating Guidelines related to write-offs, including reporting details of write-offs and seeking approval for appropriate levels. I. Financial Reporting CIS will: 1. Furnish Services data to Customer (to the extent of its existence with CIS, and under CIS’ control) that is necessary to allow Customer to prepare its state premium taxes and municipal/parish taxes (paper and electronic form). Data splits between the jurisdictions must comply with the applicable jurisdiction laws, as interpreted by Customer and communicated to CIS. 2. Furnish Services data (to the extent of its existence with CIS, and under CIS’ control) that is necessary to complete Customer’s annual convention statement data, in format and media as provided by CIS to Customer as of the Effective Date. 3. Furnish Services data for Customer’s federal tax returns and provide additional reports and information as required by applicable regulatory agencies and changes in state laws, in each case as identified and/or interpreted by Customer and communicated to CIS. 4. Furnish information required for Customer’s unclaimed property filings for all states within applicable deadlines. 5. Provide additional reports and information as required by Applicable Law, as such Applicable Law is interpreted by Customer and communicated in writing to CIS, including the provision of applicable interfaces, according to the Operating Guidelines, required for the purpose of anti-money laundering testing. J. Compliance CIS will: 1. Administer the Policies in compliance with Applicable Laws as such Laws are interpreted by Customer and communicated to CIS in writing. Upon communication to CIS of changes to Applicable Laws with respect to the Policies, CIS will provide an estimated assessment of scope and effort needed to make any required changes to the Policies, or the Customer Services relating to Customer in respect of the Policies or Customer Services in order to comply with such changes in Applicable Laws. Customer shall review and approve such assessment in accordance with the Agreement. The cost for process and system changes required to comply with the changes in the Applicable Laws will be covered under Additional Customer Services, except to the extent that the changes required relate to matters regarding CIS’ discretionary operation of its business or otherwise provided for in the Agreement (Refer to Section 5.20(a) of the Agreement). 2. Take all actions as directed by Customer to satisfy Applicable Law, subject to Sections 5.20 and 5.21 of the Agreement. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 7 - CIS Confidential 3. Provide reasonable assistance to Customer under the direction of Customer, in accordance with Section 6.3 and other provisions of the Agreement, in responding to inquiries from insurance regulators with jurisdiction over the Policies, with specific input from Customer as specified in the Agreement. 4. To the extent related to the Customer Services, receive and respond to all complaints (other than litigation complaints) filed against Customer with applicable insurance regulatory authorities per the Operating Procedures. Coordinate appropriate action to be taken with regard to such a complaint in accordance with the Operating Procedures and with specific input from Customer. 5. Provide reasonable assistance to Customer, under the direction of Customer, in the defense of any action relating to the Policies, by providing any information in CIS’ possession and access to CIS personnel that is reasonably required in the defense by Customer of such action. 6. Notify Customer of any employee or agent fraud or defalcation in accordance with the requirements set forth in Section 5.15(d) of the Agreement. 7. Send annual privacy notices on behalf of Customer in accordance with Applicable Law as interpreted by Customer and communicated to CIS. 8. Provide, using existing tools and controls in place as of the Execution Date including specifically the Customer software developed for anti-money laundering detection (as included in an AIR), (i) providing required daily data interfaces for Customer to complete screening of all new business and existing business against OFAC lists and other required terrorist lists required by the USA Patriot Act and as provided in the Operating Guidelines, and (ii) conduct all transactions in accordance with Customer’s anti-money laundering policies and procedures as provided in the Operating Guidelines. K. Telecommunication Services CIS will: 1. Provide toll free number(s) for client and/or broker/agent phone inquiries related to the Customer Services. 2. Automatically route incoming calls related to the Customer Services to appropriate, available customer service specialists through telephony. 3. Answer all incoming customer service phone calls as “Customer Service Center” using scripts provided by Customer between 8 am and 6 pm Eastern Standard Time, weekdays, excluding holidays. 4. Record all customer service calls that come into, and remain in, the contact center. 5. Answer incoming customer services calls related to the Services with trained CIS staff. 6. Process address changes, fund transfers and allocation changes related to the Policies in accordance with the Operating Procedures. 7. Provide contract, fund unit and account value information related to the Policies. 8. Handle calls for variable business only with FINRA Series 6-certified representatives. 9. Authenticate the identity of Policyholders in accordance with the Operating Procedures 10. Any language translation services requiring the use of a vendor will be provided as a Pass Through Cost. 11. Provide a toll-free fax number for Policyholders DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 8 - CIS Confidential L. Proxy and Other Regulatory Mailings Services (For Variable Only) CIS will: 1. Provide queries for proxy solicitation and tabulation, annual and semi-annual report mailings, and annual prospectus mailings on behalf of each managed investment fund sold in conjunction with Customer’s variable products only. M. Unit Value/Performance Reporting (For Variable Only) CIS will: 1. Report unit value, total net assets (“TNA”) and premiums, as follows, for each investment fund sold in conjunction with Customer’s variable products only: i. weekly unit values to Lipper, Morningstar and Micropal; or as Customer may otherwise direct; ii. monthly unit values to Lipper, VARDS, Morningstar, S&P, CDA and Weisenberger; or as Customer may otherwise direct; iii. monthly TNA to Lipper and Morningstar; and iv. quarterly premiums and/or TNA to Tillinghast, VARDS, Lipper, Micropal, LIMRA, CDA and Weisenberger; or as Customer may otherwise direct. N. Records Management Support CIS will: 1. Provide access to facilities in accordance with the Agreement as well as the Security Procedures outlined in Exhibit 4.4 for the development, maintenance and safekeeping of Customer Data and Books and Records. 2. Ensure that documents are sorted, prepared and stored as part of the Books and Records according to the Operating Guidelines and Applicable Laws governing third party insurance administrators as such Applicable Laws are interpreted by Customer and communicated to CIS. 3. Purge all paper records necessary according to Customer’s written record retention schedule and Applicable Law governing third party insurance administrators, as such Applicable Laws are interpreted by Customer and communicated to CIS and charged to Customer in accordance with Exhibit 11.1 as a Pass Through Cost. The purging of all electronic records will be subject to Exhibit 4.2.1. To the extent CIS develops the capability to automatically purge electronic records, this functionality will be extended to Customer and charged to Customer in accordance with Exhibit 11.1 as a Pass Through Cost. 4. Provide onsite file storage and offsite file storage. 5. Provide Customer and its designees with reasonable access to Customer Data and Books and Records at onsite and offsite file storage facilities. 6. Provide imaging support for Customer Services function. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 9 - CIS Confidential O. Distribution CIS will: 1. Receive and distribute incoming mail for Customer and the Policies as related to the Services. 2. Prepare and deliver outgoing mail to the post office daily on Business Days. 3. Research returned mail. Update Customer Data with the most current address and identify bad addresses. 4. Complete regulatory, Policy administration, agent, claims and annuity mailings. 5. Provide imaging support for the Customer Services included in each AIR. P. Management Information Extracts and Additional Reporting CIS will: 1. Provide the management information extracts and reports to Customer as described in Annex 4.1 to this Exhibit. 2. Provide additional reports as may be requested via an ASR as provided in Exhibit 4.2.1. 3. Upon request by any of the Protective Life Insurance Company representatives designed by Customer, CIS shall provide to those representatives any requested files and documentation (including, but not limited to, the reports and file listed in the chart below) concerning Customer’s variable universal life insurance policies, variable annuities, Clarity Duo (variable) contracts, and any payouts related to those policies and contracts via an ASR as provided in Exhibit 4.2.1. If those reports and files are provided via CIS’s “GoAnywhere.com” site, CIS shall provide those representatives access to that site. Q. Information Technology Services DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION OMITTED INFORMATION

- 10 - CIS Confidential R. Audit and Special Services Without limiting the relevant provisions of the Agreement, CIS will: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

- 11 - CIS Confidential 1. Provide assistance with Customer’s external and internal auditors and make best efforts to complete such assistance within the timeframes requested. 2. Provide assistance with any market conduct examinations by insurance regulators and make best efforts to complete such assistance within the timeframes requested. 3. Provide research assistance to Customer’s legal counsel on litigation complaints and to other Customer departments and make best efforts to complete such assistance within the timeframes requested. 4. Provide appropriate information to applicable Customer’s legal department on cases in litigation or possible litigation. 5. Test and validate computer systems changes and enhancements as they relate to these Services. 6. Subject to Section 4.12 of the Agreement, CIS will provide space to Customer’s employees as requested and as reasonably required to permit Customer or its designee to monitor on an ongoing basis Customer’s Books and Records. S. Customer Responsibilities During the Term, should Customer (or its agents, affiliates, controlled entities and/or third party subcontractors) fail to perform required services, or should any of their actions or inactions directly or indirectly impact CIS’ ability to deliver the Services under this Agreement, then CIS shall, subject to Section 4.15 (Customer Dependencies) of the Agreement, be excused as stated in Section 4.15 of the Agreement. If such failure gives rise to additional costs to CIS, CIS will be able to recover these costs from Customer. Customer will continue to be responsible for the relationship with TAI and all fees associated with this vendor. Annual ADB Bulk is handled outside of TAI and Administration system and relies on actuarial reporting provided at year end. Customer will provide the actuarial report to CIS for manual processing T. Reserved. U. Disclaimer None of the Services provided pursuant to this Exhibit 4.1 in its entirety shall consist of, nor shall CIS be required to provide to any Customer or any other party, any legal, tax, audit or attest advice or other similar advice. V. Required Consents Subject to the terms of the Agreement, Customer will promptly obtain and provide to CIS all required consents, other than those required to be obtained by CIS, necessary for CIS to provide the Customer Services described in the Agreement (the “Required Consents”). Required Consents means any consents or approvals required to give CIS and its subcontractors the right or license to access, use and/or modify (including creating derivative works) the hardware, software, firmware and other products that Customer uses, without infringing the ownership or DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 12 - CIS Confidential license rights (including patent and copyright) of the providers or owners of such products. In the event that Customer is unable to obtain such Required Consents, the Parties will develop a work around or other mutually agreeable solution in lieu of such Required Consents. Customer will indemnify, defend and hold CIS, its affiliates and subcontractors, harmless from and against all claims, losses, liabilities and damages (including reasonable attorneys' fees and costs) arising from or in connection with any claims (including patent and copyright infringement) made against CIS, alleged to have occurred as a result of Customer’s failure to provide any such Required Consent; provided that CIS uses such third party products only as necessary to perform its obligations under the Agreement. W. Reinsurance Services CIS will: 1. Administer all reinsurance agreements, in place as of the effective date, on the policies 2. Bill for and collect any reinsurance funds due under any reinsurance agreement 3. Distribute payment of premiums due under any reinsurance agreement 4. Perform monthly and annual balancing/reporting X. Variances (Variable Policies only) 1. In the event of changes to any variable Policy products of Customer administered under this Agreement, or any changes in Applicable Law relating to such products, Customer shall provide to CIS the revised Operating Guidelines for such change, which CIS shall then implement in the applicable Operating Procedures in accordance with this agreement. 2. With respect to variable Policy products administered pursuant to this Agreement, a daily itemized notification will be sent by CIS to Customer stating the discrepancies arising in the execution and recording of investment transactions requested by Policyholders in connection with its variable Policy products (the “Variances”). Customer shall be responsible for the aggregate dollar amount of Variances on such Policies, except to the extent the Variances are a result of CIS’ errors and subject to the terms of this Section. Variances directly resulting from CIS’ errors will be accumulated on a monthly basis and then evaluated yearly within ten (10) Business Days of each anniversary of the date of this Agreement. On Customer’s written request, CIS shall provide to Customer the frequency and amount of Variances through the most recent month, in the form and format readily available to CIS. 3. For net Variances arising as a result of CIS’ error causing a loss to Customer as of any such anniversary, CIS shall reimburse Customer the amount of that loss by applying a credit to the next month’s invoice equal to the amount of such loss; provided, however, that CIS shall not be obligated to reimburse Customer in the aggregate for more than the greater of (i) $500,000 or (ii) 10% of the aggregate fees received by CIS for all variable DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 13 - CIS Confidential Policy products administered pursuant to this Agreement. If such next month’s invoice is less than the amount of such credit, the excess credit will be carried forward to subsequent months’ invoices. Any such amounts reimbursed to Customer under this section shall be included under the limitation set forth in Section 19.1. 4. To the extent authorized by Applicable Law, in the even of net Variances causing a gain to Customer at any such anniversary, the amount of that gain shall be carried over as a credit and shall be applied to offset any losses incurred by Customer in the remainder of the Term. Y. High-Level Discussions As mutually agreed to by CIS and Customer, CIS will participate in high-level conceptual discussions, at no cost to Customer, to assist in determining feasibility of pursuing modifications or additions to existing processes, procedures, technology, and the life. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 14 - CIS Confidential Annex 4.1A – Reports and Extracts ID Title Description Format Frequency 1 Monthly Reporting Package SLA Performance standard reporting, Project status (ASR, AIR, etc), Complaint log PDF Monthly 38a-1 compliance reports (variable business only) Monthly Month-end Asset Report by Investment Fund (variable business only) Monthly 2 Accounting Summary Monthly Fund Positions (variable business only) Monthly 3 Policy Reserves Report Monthly 4 Policy Exhibits Monthly 5 In-force Policy Report Listing of in-force policies Monthly 6 1035/transfer completion report Breakdown of time to completion in days, of completed 1035/transfer requests Monthly 7 1035/transfer Outstanding Report Number and aging of outstanding 1035/transfer requests at month end Monthly 8 In-good Order Volume Report Comparison of amount of business received in good order and not in good order Monthly 9 Not-in-good order Trend Report Trend breakdown of new business received not-in-good order Monthly 10 Not-in-good Order Completion Report Breakdown of time to completion, in days, of not-in-good order items. Monthly 11 General Ledger Extract Accounting data feed to Customer’s SAP system SAP format Daily DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 15 - CIS Confidential ID Title Description Format Frequency 12 Premium Pro Extract Premium tax data Premium Pro format Monthly 13 Tracker Extract Abandoned property data Tracker format Monthly 14 PolySystems Extract Valuation data PolySystems format Monthly 15 AML/OFAC Extract Client data and financial transaction data FinScan format Daily 16 PBI Extract Client file for death scans PBI format Weekly 17 TAI Extract Reinsurance data TAI format Monthly 18 Triton Extract Universal life valuation data Triton format Monthly 19 Taxport (SOVOS, formerly known as Convey) Federal and State Tax Withholding Taxport Format Daily 20 Taxport (SOVOS, formerly known as Convey) Tax forms (1099R, 1099INT, 1099MISC, 1042S, W2G) Taxport Format Monthly 21 Taxport (SOVOS, formerly known as Convery) 5498 Taxport Format Annually During CIS’ provision of Transition Services for the first AIR executed pursuant to the Agreement, the Parties shall utilize the EPM Repository document attached below to develop and mutually agree upon a final compilation of standard reports and extracts and shall supplement the table in this Annex 4.1A with the resulting output. EPM Repository DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 16 - CIS Confidential Appendix A – USA Payout Block Tax Withholding States Paid and Frequency DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD APS Rite - • In 2015 far Alh- NY: .VS llate a .W In ZOU kw Athene: LPSstates oaldln201JforAthanii: ■■MIT TO -cvc111 NMrf TO PAYIENT CYCLE REMII' TO PAVIEff CVCI II NI Wl!!l<l.Y Mi WEEl<LY AA MONTH..Y15 1042 OT'AMOM'IH.Y 1042 aflNJimt.Y ~ Do\lLY AL 0TRAST AL t.ol5011UT CA Do\lLY CA DAILY AA MONnt.Y1S co W!!l<I.YWEO CT WEIJCLYWED ~ DAILY GA Wl!!l<l.Y °" WEIJCLY CA DAILY IA 2XM0100AYS "' -Y co Wl'RdYW£D ID SEIIIM0N520 1,1) MONTH..Y15A CT WEEICl. YWED IL WEEl<LY 1/E WEEl<LY DC MONM.Y20 IN LOfflt.V20 .. MONTH..r.11 DE ITHIOffil.Y KS 0lRM0NTH2 ... WEEICLY GA WEIJCLY "" anuJNnt.Y NC t.ol5Nft.ST H IOfflt.YIS M) DAILY NJ WEEl<LYWEOZ IA 2XM0100AYS M Wl!Et<LY "" !CTR.AST ID SEIIIMONl20 t.tf Wf!l!l<LY OH WEEKLY IL WEEl<l.Y M) onMlNM.Y PA Wf!!IQ.Y IN MONTH.. Y20 Ml' Wf!l!l<L.Y " KS anM:lNIKl NC WEEl<LY SC MONTH..Y15 KY SEMIKN<1 t£ t.ol50T'IUT ur MONTH.YEN> LA 581..:JNlS NJ WEEl<LYWE02 VA w-Y "" anM:lNM.Y NY DAILY I,() DAILY OH WEfl<l.Y t.E Wf!l!l<L. y O< WEEl<l.Y Ml Wf!l!l<L.Y OR Wl!EKLY .... WEEKLY VA WEEl<l.Y M) anllOfflt.Y WI SE.aof15 MS MONTH..Y15 Mr W"'"''°Y NC WEEKLY ND anusT NI! t.ol50TR.ST NJ WEEKLYWED2 .... MOlfflt. Y2S NY DAILY 0H w ....... y O< W£EKLY OR WE!ICLY PA WEEKLY " ~T SC M>fflt.YIS ur MONM.YEND VA WEEKLY vr lo025XJAN WI SBIMONIS WV IOfflt.Y1S

DocuSign Envelope ID: 1B22B7EFB-B6EA-452C-B8EE-47D64BD75DF8BD

Exhibit 4.1.1

SERVICE PERFORMANCE STANDARDS

1. General

a. This Exhibit 4.1.1 sets forth Administrator's duties, obligations and responsibilities for the Services and the related Service Performance Standards for such Services provided under the Agreement. In accordance with Article 4 and other provisions of the Agreement, Adminstrator will meet or exceed the Service Performance Standards set forth in this Exhibit 4.1.1.

b. Administrator shall peform any Services not set forth in Appendix A hereto in accordance with the time requirements set forth in the Agreement and, as applicable, the Operating Procedures.

c. Customer will be entitled to receive Credits (as defined below) in accordance with the provisions of this Exhibit 4.1.1.

d. All references to "Exhibit 4.1.1" in this Agreement shall include Appendix A hereto, which describes the Service Performance Standards for certain of the Services to be provided to Customer by Administrator.

e. This Exhibit 4.1.1 may be amended from time to time by mutual agreement of Customer and Administrator.

2. The Service Performance Standards

a. Subject to Section 3 of this Exhibit, Administrator shall perform the Services set forth in Appendix A at or above the corresponding Service Performance Standards set forth therein.

b. Other than to the extent resulting from any action or omission by Administrator in violation of Applicable Law or the terms of the Agreement, Administrator shall not be responsible for any failure to meet any Service Performance Standard to the extent such failure was caused, directly or indirectly, by: (i) any action or omission by Customer or its Affiliates, third-party vendors and suppliers or, (ii) so long as such impact is identified to Customer in writing (or via email), Customer's prioritization of resources.

c. As part of the Services, Administrator will establish and maintain a performance measurement system to measure compliance with the Service Performance Standards. Such performance measurement system shall include standard reports and/or tools provided at the expense of Administrator, and such standard reports and/or reporting tools shall measure compliance with the Service Performance Standards and provide regular reporting on the Services to Customer. Administrator and Customer shall mutually agree on any changes to the systems and reporting tools, and additional costs, if

IIOS Confidential 1

DocuSign Envelope ID: 1B22B7B7B-B365A-452C-B8EE-47D64807A7FAED

any, to be used by Administrator to measure and report Service Performance Standards (including but not limited to those Service Performance Standards identified in Appendix A).

3. Performance Standards Measurement, Credits and Default Performance Standards

I. General

a. This Exhibit 4.1.1 provides below the method for calculating credits that accrue to the benefit of Customer for failure of Administrator to meet Service Performance Standards (each such failure is referred to as a "Service Level Fault" and each such credit is referred to as a "Credit").

b. For the avoidance of doubt, any Credits paid by Administrator shall not be considered liquidated damages compensating Customer for the failure of the applicable Service Performance Standard. The accrual and payment of Credits shall not be considered as (i) a factor in determining the existence of a material breach in a termination for cause pursuant to Section 16.2 of the Agreement or (ii) a waiver by Customer of any rights it might otherwise have against Administrator.

c. Credits will be reflected in Administrator' invoice as provided for Customer in the second calendar month following the month for which any such amounts are calculated.

d. In cases where a Service Performance Standard is applicable to multiple Services, each standard must be met or exceeded to prevent the accrual of Credits to Customer.

II. Performance Standard Credits Calculation

a. The Credits will be based on a percentage of eight percent (8%) of the total amount of Customer Services Fees for the calendar month for which the Credit is determined (such eight percent (8%) amount is referred to as the "Cap"). The Cap shall be multiplied by the percentage associated with that Service Performance Standard as stated in Appendix A (referred to as the "Applicable Weight" as it may be adjusted as stated further below) for each Service Performance Standard not met. The Credit for a given calendar month shall be the sum of the Cap multiplied by the adjusted Applicable Weight for each Service Performance Standard not met in that calendar month, as stated below.

b. Each Service Performance Standard in Appendix A is categorized as:

   i) High, which shall have an Applicable Weight of ten percent (10%),

   ii) Medium, which shall have an Applicable Weight of five percent (5%) or

   iii) Low, which shall have an Applicable Weight of zero (0).

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c. At any time after the first (1st) anniversary date of the Effective Date of the Agreement, but no more than once per calendar year, and on ninety (90) days advance written notice, Customer may re-designate one or more Service Performance Standards as High, Medium or Low. Provided, however, at no time will the aggregate of the Applicable Weights for High and Medium Service Performance Standards exceed 250. (As stated above, Service Performance Standards designated as Low have an Applicable Weight of zero (0).) The Parties agree that the 250 multiplier referenced above in this paragraph is predicated upon the inclusion of all Service Performance Standards set forth in Appendix A and any additional Service Performance Standards set forth in any AIRs executed pursuant to the Agreement. Such multiplier shall be reduced by a percentage equal to the difference between the Service Performance Standards set forth in Appendix A hereto and the total Service Performance Standards set forth in any AIRs. The resulting percentage will be rounded to the nearest 5%. (e.g., 207.49 shall be rounded to 205, 207.50 shall be rounded to 210.) By way of example, if Appendix A contains 40 Service Performance Standards and 32 are applicable to the AIR, the aggregate maximum Applicable Weight would be 200%.

d. When Customer is entitled to a Credit for a Service Level Fault, the amount of that Credit is dependent on whether the Service Performance Standard comprising the Service Level Fault is a High, Medium or Low, as stated in Appendix A, as follows:

i) "High" Service Performance Standards - Customer shall be entitled to a Credit for the third (3rd) and each subsequent Service Level Fault for the same Service Performance Standard occurring in any rolling nine (9) month period. The Credit for the third (3rd) Service Level Fault in such rolling nine (9) month period shall be ten percent (10%) of the Cap. For each subsequent Service Level Fault in that same rolling nine (9) month period for that same Service Performance Standard, the Credit shall increase by one percent (1%), up to a maximum of sixteen percent (16%) of the Cap, in a single calendar month.

ii) "Medium" Service Performance Standards - Customer shall be entitled to a Credit for the fourth (4th) and each subsequent Service Level Fault for the same Service Performance Standard occurring in any rolling nine (9) month period. The Credit for the fourth (4th) Service Level Fault in such rolling nine (9) month period shall be five percent (5%) of the Cap. For each subsequent Service Level Fault in that same rolling nine (9) month period for that same Service Performance Standard, the Credit shall increase by one percent (1%), up to a maximum of ten percent (10%) of the Cap, in a single calendar month.

iii) "Low" Service Performance Standards - Customer shall be entitled to a Credit for the fourth (4th) and each subsequent Service Level Fault for the same Service Performance Standard occurring in any rolling nine (9) month period. The Credit for the fourth (4th) Service Level Fault in such rolling nine (9) month period shall be one percent (1%) of the Cap. For each subsequent Service Level Fault in that same rolling nine (9) month period

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for that same Service Performance Standard, the Credit shall increase by one percent (1%), up to a maximum of six percent (6%) of the Cap, in a single calendar month.

e. Notwithstanding the above and with the exception of Service Performance Standards 10, 15, 23, 24, 25, 28 and 30 in Appendix A, Customer shall not be entitled to a Service Credit for a calendar month for a Service Level Fault if the volume of transactions to have been completed in that calendar month is less than forty (40). Administrator shall, however, regardless of the number of transactions, report the actual results for each calendar month. Service Performance Standards 23 and 24 in Appendix A shall be designated Medium or Low.

f. Notwithstanding the above, Customer shall not be entitled to a Service Credit for a calendar month for a Service Level Fault if the Service Level Fault occurs during the first three (3) reporting periods after the initial Services Starting Date or any subsequent Services Starting Date.

g. Administrator shall calculate and report to Customer the actual results for each of the Service Performance Standards to two (2) decimal points. For any Service Performance Standard requiring 100% of the subject transactions to be complete, there shall be no rounding.

III. Default Performance Standards

a. Customer may terminate this Agreement pursuant to Section 16.3 of the Agreement if Administrator fails to attain the "Default Performance Standard" as defined in (b) below.

b. Administrator will be deemed to have failed the Default Performance Standards if Administrator' performance of the Services consists of any of the following:

i) Administrator has a Service Level Fault for the same eight (8) or more Service Performance Standards designated as "High" in five (5) consecutive calendar months; or

ii) Administrator has a Service Level Fault for one-half or more of all of the Service Performance Standards in any five (5) calendar months in any rolling nine (9) month period, regardless of whether the Service Level Faults are for the same Service Performance Standards and regardless of the Applicable Weight (or lack thereof) of such Service Performance Standards.

4. Reporting

a. Administrator shall report the actual performance using the format and methods specified in Exhibit 4.1. Such monthly report shall be delivered to Customer on or before the seventh (7th) Business Day of each calendar month.

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b. In the event Administrator becomes aware of any failure to meet any Service Performance Standard or date and time requirement (by notice from Customer or otherwise), Administrator will promptly from the date it becomes aware of such failure, but no later than with the monthly report referred to above: (1) initiate a root-cause analysis to identify the cause of such failure and (2) provide Customer with a report detailing, to the extent known or knowable:

   i) the root cause of the failure;

   ii) Administrator' recommended procedure to correct the failure and a proposed timeline for correction; and

   iii) a description of how the procedure for correcting the failure will prevent the recurrence of the failure.

c. Administrator will use commercially reasonable efforts to complete the root-cause analysis and correct the problem within five (5) Business Days, and in any event, as soon as practicable, will take commercially reasonable measures to prevent recurrence.

d. As part of the Services, Administrator will continuously assess the procedures related to the Services and recommend to Customer improvements for such procedures. At least once per calendar year Administrator shall present its recommendations, if any, to Customer for improvement in the procedures.

e. Customer agrees to use good faith efforts to assist Administrator with problems for which Customer is responsible and that prevent Administrator from meeting the Service Performance Standards.

5. Performance Standard Review Meetings

a. As part of the Services, at least once per calendar year, Customer and Administrator will review the Service Performance Standards and in good faith mutually agree whether to:

   i) add to, delete or change any Service Performance Standards to reflect changes in Customer's business operations; and

   ii) improve the existing Service Performance Standards, where warranted and mutually agreed, to reflect operational or technical improvements.

If the Parties cannot in good faith mutually agree on the revised Service Performance Standards, the existing Service Performance Standards will remain in effect.

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b. Unless otherwise agreed by the Parties, Customer's designees and Administrator' designees will meet monthly to discuss the most recent monthly report described in Sections 4(a) and (b) of this Exhibit and any other matters Customers and Administrator wish to discuss, including the quality and timeliness of the provision of the Customer Services pursuant to Exhibit 4.1.

6. Performance Standards for Additional Services

a. Administrator shall perform any Additional Customer Services in accordance with the Service Performance Standards mutually agreed to by Customer and Administrator in the manner specified in the applicable ASR pursuant to Exhibit 4.3.1.

7. Performance Standards Table

a. The timing of the Service Performance Standards set forth in Appendix A starts from receipt of all required information and finishes at the time the transaction or activity is completed.

b. When used in Appendix A, the term "SD" means "Same Day", the term "BD" means Business Days and the term "CD" means "calendar days."

c. For Service Performance Standards, 35, 36, 37, and 38 in Appendix A, an outage is measured as the time the application is not available due to Administrator hardware failure, Administrator software failure, network/connectivity failure within Administrator environment, Administrator user error or process failure or any other Administrator failure resulting in an outage. This does not include outages that are a direct result of Customer hardware, software, connectivity, user error, or 3rd party vendor changes.

IIOS Confidential I-6

# of It em s # of It em s A ct ua l R es ul ts M et C om pl et ed O ut o f St an da rd (% ) N /Y 1 Te le co m m un ic at io ns - C al l a ba nd on ra te (c al ls ab an do ne d in fi rs t 6 s ec on ds a re e xc lu de d) H 3% o r < 2 Te le co m m un ic at io ns - C al l s pe ed to a ns w er H 80 % in 2 0 Se co nd s 3 Te le co m m un ic at io ns - Q ue st io ns a ns w er ed / no c al l ba ck re qu ire d L 95 % o n fir st c al l 4 Te le co m m un ic at io ns - C al l b ac ks M 90 % S D 9 Fi na nc ia l - R ep la ce m en t N ot ifi ca tio ns ** * M 95 % in 4 BD ; T ie r 2 F in an ci al o ut lie r st an da rd 10 Fi na nc ia l - V ar ia bl e - W ith dr aw al o r s ur re nd er , F un d Tr an sf er s an d Fu nd A llo ca tio ns C ha ng es , Su bs eq ue nt P ay m en ts a nd In di vi du al V ar ia bl e Pa ym en t a pp lic at io n, A nn ui tiz at io ns , P ol ic y Lo an s, an d Lo an R ep ay m en ts H 95 % S D ; T ie r 2 - Va ria bl e Fi na nc ia l ou tli er s ta nd ar d 11 Fi na nc ia l - W ith dr aw al s an d su rre nd er s H 95% 7 BD ; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 12 (a ) F in an ci al - An nu iti za tio ns (p ro ce ss ed ) H 95% 5 BD fr om d at e re ce iv ed in se rv ic e; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 13 Fi na nc ia l - P ol ic y Lo an s* M 95% 6 BD ; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 14 Fi na nc ia l - P ay m en t a pp lic at io n, a dd iti on al d ep os its on a nn ui tie s an d R ei ns ta te m en ts H 91 00% 5 3B D ; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 15 Va ria bl e D ea th C la im s (C on te st ab le , N on - C on te st ab le , A cc id en ta l D ea th ) ( Va ria bl e Pr od uc ts on ly ) H 10 0% 7 C D ; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 16 D ea th C la im s (C on te st ab le , N on -C on te st ab le , Ac ci de nt al D ea th ) H 90% 5B D ; T ie r 2 - Fi na nc ia l o ut lie r st an da rd 17 N on -F in an ci al - Se nd in fo p ac ke ts (C la im s & An nu iti za tio ns ) L 95% 5 BD ; T ie r 2 - N on -F in an ci al o ut lie r st an da rd 18 N on -F in an ci al - C on tra ct C ha ng es M 95% 5 BD ; T ie r 2 - N on -F in an ci al o ut lie r st an da rd Pe rf or m an ce S ta nd ar d N ot es Fi na nc ia l T ra ns ac tio ns S ta nd ar ds (e xc lu de s C la im s) C la im s Pr oc es si ng S ta nd ar ds C on ta ct C en te r S ta nd ar ds N on -F in an ci al T ra ns ac tio ns S ta nd ar ds ID R ep or t C at eg or y A pp lic ab le W ei gh t C at eg or y 1 of 3 D oc uS ig n En ve lo pe ID : 1 32 23 72 7- 00 6E -4 52 C -B 68 E- 77 C 4C C 1A FF 8D D oc uS ig n En ve lo pe ID : 1 D 1D 06 8B -3 15 A- 4D C 0- 8E 64 -D 51 3D 75 D D AF D 1- l I I 7 7 7 I 7 I I I I I I I I I -- r--- -- ~ -- --- -,---- - - - - - - - - - - - - - - - I ' I I -- ---- - - - - -I I I - - - - - L I I I I I I I I I I I I I I I I I J

DocuSign Envelope ID: 1B22B7EB-B65A-4D2C-B8BE-47D64B1D75DBABD

19	Non-Financial - General Service Requests	M	90% 5BD; Tier 2 - Non-Financial outlier standard	
20	Non-Financial - Histories	L	95% 45BD; Tier 2 - Non-Financial outlier standard	
21	Non-Financial - In-force Illustrations	L	90% 10BD; Tier 2 - Non-Financial outlier standard	
Complaints and Regulatory Standards				
22	Complaints - Forward to Customer Advocate	M	100% 2BD	
23	Complaints - Draft Response & Prepare Supporting Documentation	M	100% by due date in notification	
24	Regulatory Reporting (Suspected Fraudulent Activity and AML/Suspicious Transaction Reporting)	M	100% SD notification if received by 3:00 pm ET, 100% 1 BD for notifications after 3:00 PM ET	
Outlier Standards				
25	Variable Financial Outlier Standard (Variable block only)	H	No more than 5 items outstanding beyond 5 BD	N/A
26	Financial Outlier Standard (#s 5, 6, 9, 11, 12, 13, 14, 16)	H	No more than 40 items outstanding beyond 15 BD	N/A
	0-6 BD			
	7-10 BD			
	11-13 BD			
	14 -16 BD			
27	Non-Financial Outlier Standard (#s 7, 8, 17, 18, 19, 20, 21)	H	No more than 50 items outstanding beyond 20 BD	N/A
	0-5 BD			
	6-10 BD			
	11-15 BD			
	16-20 BD			
Cash Management Standards				
28	Cash Management - Bank reconciliation	L	100% 10BD	
29	Cash Management - Bank clearing other than outstanding checks	H	100% 60CD	
30	Cash Management - Suspense account reconciliation	M	100% 30CD	
31	Cash Management - Suspense account clearing- Tier 1	H	99% 90CD with no more than 100 items over 90 CD (and each item individually must be less than $250).	
	Cash Management - Suspense account clearing- Tier 2	H	100% 120CD	
Quality Review Standards				

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DocuSign Envelope ID: 1B22B76B7B-B36A-442C-B8BE-47D64BD75DFAED

32	Quality Review - Claims and Financial Transactions (#s 10, 11, 12, 13, 14, 15, 16)	H	98%			
33	Quality Review - Non-Financial Transactions (#s 17, 18, 19, 20, 21)	H	95%			
34	Quality Review- Calls Answered	M	95%			
Information Technology Standards						
35	Information Technology - Citrix Availability	H	Monthly aggregate measurable outage no more than 3 hours within period 6:00 a.m. to 8:00 p.m. ET Monday through Saturday			
36	Information Technology - ADAM Availability	H	Monthly aggregate measurable outage no more than 3 hours within period 6:00 a.m. to 8:00 p.m. ET Monday through Saturday			
37	Information Technology - Life+ Availability	M	Monthly aggregate measurable outage no more than 3 hours within period 6:00 a.m. to 8:00 p.m. ET Monday through Saturday			
38	Information Technology - IBM Drop box Availability	H	Monthly aggregate measurable outage no more than 3 hours within 24 hours per day 7 days per week			
39	Information Technology - General Ledger Interface File Availability	H	Usable file delivered by 6:15 a.m. ET on the second and third business day following month-end batch cycle; Pass/Fail	N/A	N/A	N/A
40†	(a) Information Technology - IIC Deferred Monthly Valuation Interface Files	H	Usable file delivered by 6:00 p.m. ET first business day following month-end batch cycle; Pass/Fail	N/A	N/A	N/A
	(b) Information Technology - All Other Monthly Valuation Interface Files		Usable file delivered by 8:00 a.m. ET first business day following month-end batch cycle; Pass/Fail	N/A	N/A	N/A

† Both 40(a) and 40(b) must be met for Service Performance Standard #40 to be met.

*** Service Performance Standard 9 shall not be measured until MAP135 - N376 Potential Replacement Notice Letter project is put into production

ID 5, 6, 7, and 8 are intentionally excluded and reserved for future use.

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CIS Confidential Page 1 of 12 EXHIBIT 4.3.1 Amendment for Additional Services Requests for additional services pursuant to Section 4.3 of the Agreement (each, an “Additional Services Request”) and the development of additional services for implementation will be made pursuant to the multi-phase process outlined below. Any approvals required as part of this process must be obtained from Customer and/or CIS, as applicable, before proceeding to the next phase in developing the Additional Services. Following the completion of the process set forth in this Exhibit 4.2.1, the Additional Services contemplated by the Additional Services Request will be added to the Services provided to Customer under the Agreement. Any change of scope to the development and implementation of Additional Services approved pursuant to this Exhibit 4.2.1 will require the application of the change request procedures set forth below. The Additional Services Request Form (the “ASRF”) and instructions for its completion are set forth as Annex A to this Exhibit. This form may be changed from time to time upon agreement by Customer and CIS. Customer retains all intellectual property rights in and to the Customer Software and derivative works thereof. CIS retains all intellectual property rights in and to the CIS Software and derivative works thereof. Notwithstanding any other provision in the Agreement, Customer is not restricted in any way from the use of ideas, concepts, or know-how which it has shared with or disclosed to CIS during the Term. Outline of Process: Phase 1: Submission of Additional Services Request to CIS Phase 2: ASRF Review Phase 3: Requirements Definition Phase 4: Recommended Solution Provided Phase 5: Estimate Provided Phase 6: Approved Request Prioritized Phase 7: Solution Design and Development Phase 8: Solution Tested DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 2 of 12 Phase 9: Final Approval Requested Phase 10: Deliver to Production The “Standard Rates” for Additional Services are the rates set forth in Annex 11.1B of Exhibit 11.1. The Standard Rates do not include Customer-approved travel and travel-related living expenses required to complete an Additional Services Request, and such expenses will be charged to Customer at CIS’ actual cost. Phase 1: Submission of ASRF to CIS Customer will submit an Additional Services Request in accordance with Section 4.3 of the Agreement. Phase 2: ASRF Review Upon receipt of a request on the ASRF from Customer, CIS will review the request and will analyze the following at a summary level only: 1. Business need addressed by the request; 2. Current capabilities of the software processes related to the business need; 3. Commercial availability of the software that may be required to provide the Additional Services to meet the business need; and 4. Components or areas of the current software that may be affected by the requested change. 5. Unless directed otherwise by Customer, CIS will provide an order of magnitude estimate of costs for Additional Services Requests within five (5) Business Days of receipt of the request and at no charge to Customer. If Customer requests a detailed budgetary estimate when the project is submitted, development of an order of magnitude estimate will not be required. 6. For ASRs identified by Customer as time-sensitive in nature such as information for regulatory compliance and audits by governmental entities, CIS will endeavor to (i) request initial clarification of all Additional Services Requests within 24 hours of receipt of the ASR and (ii) assign resources within 48 hours of receipt of the ASR. 7. Customer will either approve or stop the Additional Services Request. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

IIOS Confidential Page 3 of 12 Phase 3: Requirements Definition Customer will provide comprehensive requirements for each Additional Services Request: 1. Standard Rates will apply to the processing of all Phase 3 Additional Services Requests and all subsequent Phases, unless otherwise agreed by the Parties; 2. Written approval by Customer is required to initiate any Phase 3 Additional Services Request work effort by CIS (for purposes of this Phase 3, email or Customer’s request for a detailed budgetary estimate via the ASRF submission shall be deemed as acceptable written approval); 3. The requirements will be in writing and fully documented before progressing to the next phase; 4. Requirements will include any deadline requested by Customer, if appropriate; 5. Customer and CIS will provide written approval of the requirements; and 6. Once scope is defined, any changes will be reviewed and agreed upon once impact is known. Phase 4: Recommended Solution Provided The approved requirements from Phase 3 will be analyzed by CIS: 1. CIS will provide a detailed, recommended solution, which will involve participation from the Service Center, if applicable, as well as any information technology input; 2. The solution will be provided in writing; 3. The solution will provide the detailed budgetary cost and time frame, resource requirements for testing and training and any technological constraints or negative impacts, and will set forth requirements or obligations applicable to Customer; 4. Customer will approve the solution or request changes to the original request; and 5. Customer and CIS will mutually agree in writing to the solution. Phase 5: Estimate Provided 1. Based on the approved recommended solution, a detailed budgetary cost estimate will be prepared by CIS. At Customer’s request, this estimate will be prepared on a fixed price basis if agreed by the Parties. Otherwise, it will be prepared on a time-and-materials basis using the Standard Rates set forth in Exhibit 11.1. 2. CIS will provide a detailed, budgetary estimate to Customer within eight (8) to ten (10) Business Days of receipt of request. 3. This estimate will include all estimated effort required by resource category and location including appropriate rate as outlined in Exhibit 11.1 necessary to develop, test (if applicable) and successfully implement the requirements defined DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

IIOS Confidential Page 4 of 12 in Phase 2. 4. This estimate will be delivered by CIS and known or likely impacts will be discussed at this time. 5. Material scope changes at this point will require repeating Phase 3 and 4 in order to incorporate the change in the estimate, and any charges related to the request will be invoiced to Customer. 6. Customer and CIS will both provide written authorization for the estimate. 7. Approval of this phase (Customer’s e-mail approvals from a Designated Employee under the Agreement or Customer’s Additional Services Request approval authority {as provided in the Operating Guidelines} are acceptable) constitutes authorization to proceed with the prioritization and development of the request. 8. If approval is not received within 30 days, this request will be closed and any charges by CIS for any work related to the Additional Services Request will be invoiced to the Customer. 9. Each calendar year during the Term, CIS shall provide (12) twelve budgetary estimates for Additional Services Requests plus one (1) additional budgetary estimate for every 50,000 in force Policies to Customer for no additional charge. Phase 6: Approved Request Prioritized The new request will be prioritized by CIS based on any deadlines agreed to by the Parties in the requirements: 1. Customer and CIS will work together to set the priority for the new request. 2. Resource availability of both information technology and Service Center personnel will be considered in the prioritization, as well as the urgency of the request. 3. A list of requested Additional Service Requests will be maintained by Customer. 4. CIS will have access to this list of prioritized requests. Phase 7: Solution Design and Development CIS will provide adequate and qualified staff to make the resource, operational and other changes necessary to support the Additional Services Request: 1. Based on the recommended solution approved by Customer, CIS will prepare a detailed technical specification / system design and a detailed definitive estimate. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

IIOS Confidential Page 5 of 12 2. CIS will make the necessary system modifications to CIS and/or Customer systems, as applicable, based on the detailed technical specification / system design, subject to any applicable software license restrictions; 3. CIS will work within the definitive estimate approved by Customer; 4. There will be no additional work beyond the definitive estimate without the mutual written agreement of the Parties for any additional fees and/or changes; and 5. Material scope changes at this point will be handled in accordance with the change request procedures set forth below. Phase 8: Solution Tested Customer and CIS will each provide the appropriate resources to plan and test the systems modification, if applicable, in accordance with the agreed estimate: 1. Customer, assisted by CIS, will provide the guidance necessary for Customer to validate that the modification meets the business need; 2. Appropriate testing resources will be provided by Customer and CIS to prepare and implement the testing plan; 3. CIS will provide necessary training for the modification to the testers; 4. If the modification requires training to be provided to the Service Center personnel, CIS will provide the training; 5. Testing will be done in a stable, controlled testing environment; 6. Problems will be reported in writing to the implementation team; and 7. Once testing is complete, approval will be received in writing from all testers and Customer. Phase 9: Final Approval Requested Final approvals by the Designated Employee of CIS and Customer’s Additional Services Request approval authority {as provided in the Operating Guidelines} are required prior to moving the modifications to the production environment. Phase 10: Deliver to Production Customer will approve all testing prior to the modifications being delivered to production: 1. Production releases will be scheduled in advance; 2. Customer will be notified of the modification delivery into production; and 3. An agreed upon post-implementation period will be held in which production problems are corrected prior to officially closing the Additional Services Request. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

IIOS Confidential Page 6 of 12 Agreement by Customer that the change is running as expected in production completes the Additional Services Request process. Reporting: 1. A report will be provided to Customer that itemizes each Additional Service’s billing detail for each month to include the number of hours by project name, resource category in Exhibit 11.1, hours worked and location (designate onshore or offshore) charged for the month and any other expenses. Report shall be submitted by CIS to Customer with the monthly invoice. Any Additional Services Requests performed on a fixed price basis are specifically excluded from such reporting obligation. 2. For each Additional Services Request that requires an CIS Project Manager, a detailed monthly status report (the “Project Status Report”) is due to Customer by the 5th Business Day of each month. The Project Status Report will provide current status of schedule, budget, scope, risk, variance explanations (comparison of budgetary estimate against the actual and predicted spend), to-date financials, financial and schedule projections, accomplishments/deliverables, work in progress and major tasks due. The exact form used for the Project Status Report will be mutually agreed to by the parties as well as any subsequent changes. 3. A joint planning process will be initiated, which will comprise of a monthly meeting between appropriate personnel of CIS and Customer to review current, approved and future projects to determine the most effective resourcing profile. Change Request Procedures: Once a project enters Phase 7, a material change to the scope or content of the project may be requested by the Customer. In this case, the following change request procedures will apply: 1. Customer or CIS identifies a change event and the other party acknowledges that a change event has occurred. A change event may increase or decrease the scope of a project. 2. Customer provides CIS with details (requirements, samples, descriptions, data, etc.) related to the change. 3. CIS and Customer work jointly to analyze and assess the change and its potential impact. 4. CIS produces an estimate of the cost to modify the approved estimate to show the cost, time and design impact, plus or minus, resulting from the change. 5. Customer provides approval or declination of the change proposal from CIS. Costs for CIS to produce the change request proposal are billable to the Customer, whether or not Customer proceeds with approving and implementing the change. 6. If the change is approved by the Customer, CIS will adjust the project plans, documentation, timelines, budgets, etc., to incorporate the change scope. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

ANNEX A ADDITIONAL SERVICES REQUEST FORM CIS Confidential 7 of 12 Date Submitted Project Name & # Client Client Org Number Submitted Phone/Ext. Executive Sponsor Project Sponsor Initial Contact Phone/Ext. Location Request Specifics: Type of Request Request to Initiate Work Request to Initiate an Estimate Type of Work System Enhancement New Technology New Product Other Priority Level Priority 1 - Urgent (Critical Value Add, Reprioritize other Projects) Priority 2 - High (Value Add, after Priority 1 Request’s) Priority 3 - Medium (Value Add, after 1 & 2 Request’s) Priority 4 - Low (Hold, Schedule or Funding To be Determined) Scope Analysis Estimate Analysis/ Design & Estimate for Implementation Analysis/Design/Development/Implementation Customer Approval for CIS to proceed Customer Designated Employee: Date: Describe the current status of the project DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD I I □ □ □ □ □ □ □ □ □ □ □ □ □

ANNEX A ADDITIONAL SERVICES REQUEST FORM CIS Confidential 8 of 12 Estimate Level* Order of Magnitude – High Level Estimate Budgetary – Detailed Level Estimate None required *Estimates for the following projects will be Order of Magnitude until the requirements phase of the project is completed: New Product New Technology Infrastructure Customer Customer Input: Business functions and potential systems affected Please describe the current state of the business process or system Please describe the desired future state of the business process or system Client Assumptions Cost Assumptions: Standard Rate Card for Additional Customer Services plus actual travel and living expenses Desired Work Implementation Dates: Start Date : Finish Date: Special Considerations: Estimate Request: Date Request Sent: Requested Return Date: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD □ □ □

ANNEX A ADDITIONAL SERVICES REQUEST FORM CIS Confidential 9 of 12 INSTRUCTIONS Date Submitted Project Name & # Enter associated project name & # Client Client Org Number Cost Center Code Submitted by Phone/Ext. Executive Sponsor Designated Employee or delegate: Project Sponsor Usually the business owner making the request; The person who wants the project done and has a vested interest in the outcome of the project. This person typically makes resources available, approves key deliverable, and is responsible for overall quality. Initial Contact The person, (user), most qualified to explain the problem; the person to contact with questions, (the requirements may have been delegated from the business owner/project sponsor to this person). The project sponsor should designate this person. Phone/Ext. Location Request Specifics: Type of Request Request to Initiate Work Request to Initiate an Estimate Type of Work System Enhancement New Technology New Product Other Priority Level Priority 1 - Urgent (Critical Value Add, Reprioritize other Projects) Priority 2 - High (Value Add, after Priority 1 Request’s) Priority 3 - Medium (Value Add, after 1 & 2 Request’s) Priority 4 - Low (Hold, Schedule or Funding To be Determined) Scope Analysis Estimate Analysis/ Design & Estimate for Implementation Analysis/Design/Development/Implementation DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD I I □ □ □ □ □ □ □ □ □ □ I~ □ □

ANNEX A ADDITIONAL SERVICES REQUEST FORM CIS Confidential 10 of 12 Describe the current status of the project Provide details of any preliminary analysis completed; any known risks or constraints; any prior work under another project that would be helpful, etc. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential 11 of 12 INSTRUCTIONS Estimate Level* Order of Magnitude – High Level Estimate Budgetary – Detailed Level Estimate None required *Estimates for the following projects will be Order of Magnitude until the requirements phase of the project is completed: New Product New Technology New Client Infrastructure Customer Customer Inputs: Business functions and potential systems affected List business functions and known systems impacted by the project. Please describe the current state of the business process or system Be as detailed as possible. The best way to define this is to define how things are now. In other words, state the “As is” situation and any actions taken to resolve problem since it was identified. Attach available documentation, including charter and/or requirements as appendices. Please describe the desired future state of the business process or system Be as detailed as possible. The best way to define this is to explain how things need to be. In other words, the “To be” situation. Include systems, frequencies, and format of output. Client Assumptions Any additional assumptions with respect to system design, process design, scheduling, resource usage, etc. State the priority/importance of this task to your group. Cost Assumptions Is there a pre-set budget? Is there a not-to-exceed? Has an estimate already been done? Desired Work Implementation Dates: Start Date: Finish Date: Special Considerations: Enter any known constraints and state why they are a constraint – i.e.: license runs out, must get to market by specified date, etc. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD □ □ □

CIS Confidential 12 of 12 Estimate Request: Date Request Sent: Requested Return Date: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 1 of 3 Exhibit 4.3.2 PROJECT CHANGE REQUEST PROCEDURES A. Proposal of Changes Subject to Section 4.3 of the Agreement and Exhibit 4.3.1 (Amendment for Additional Services), during the Term, Customer or Administrator may propose changes in any aspects of the Services provided to Customer, including Customer’s or Administrator’s (i) obligations, (ii) provision of additional or reduction of existing Services or resources or (iii) addition of new services related to the Services (collectively, the “Change(s)”). Where Exhibit 4.3.1 is not applicable to the request for such a Change to the Services, then such Change shall be implemented pursuant to the procedures set forth in this Exhibit 4.3.2 (“Project Change Request Procedures”). B. Customer Project Change Request If Customer desires to propose a Change, it shall deliver a written document (the “Project Change Request”) to Administrator’ Designated Employee (or its delegate, as provided in writing to Customer) describing the Change proposed. Customer and Administrator shall mutually agree upon a reasonable period for Administrator to respond. Administrator shall either: (a) notify Customer of its decision to not respond positively to the Project Change Request, including a reasonable rationale for its decision (this option is not available for requested services reasonably related to Services being currently provided, unless such service would (1) provide direct access to Administrator systems or Confidential Information by a competitor, or (2) Administrator is legally prohibited from providing such service, or (3) Administrator can reasonably demonstrate that the requested service places performance of its systems at undue peril or Administrator can reasonably demonstrate the requested service would adversely impact the Administrator competitive position), or (b) respond to the Project Change Request within the agreed time stated in the proposal by preparing and delivering to Customer a written document (the “Project Change Response”). The Project Change Response shall include: 1. The estimated effect of the Project Change Request, if any, on the amounts payable by Customer and the manner in which such effect was calculated; 2. The estimated effect of the Project Change Request, if any, to the Services and any applicable payment milestones; 3. Estimated staffing hours required by Administrator to implement the Change and the charges attributable to such staffing; DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 2 of 3 4. The preliminary high-level summary project plan and time schedule for implementing the Change; and 5. Any other information reasonably requested in the Customer Project Change Request, including an estimate of the request on Customer’s responsibilities, staffing levels and skills, costs and expenses relating to Customer’s obligations (as may be reasonably estimated by Administrator). C. If Customer, within thirty (30) days of receipt, accepts the Project Change Response in writing, then the Project Change Response shall be incorporated into and made a part of the applicable Exhibit or Schedule to the Agreement. A modified Change proposal issued by Customer in response to Administrator’ Project Change Response shall be deemed a Project Change Request as defined by this Exhibit 4.3.2 and any subsequent response by Administrator to such Project Change Request shall be deemed a Project Change Response under this Section. D. Administrator Project Change Request If Administrator desires to propose a Change, it shall deliver a Project Change Request to Customer’s Designated Employee (or its delegate, as provided to Administrator in writing), which shall include the information described in Section B for a Customer Project Change Request and Project Change Response. If Customer elects to accept Administrator’ proposal set forth in the Administrator Project Change Response or the Administrator Project Change Request, as the case may be, any such Change shall thereafter be deemed part of the respective Party’s obligations hereunder and the applicable elements of this Agreement shall be deemed amended accordingly. If Customer elects to respond to Administrator’ Project Change Request with an amended proposal for the Changes, the response shall be deemed a Customer Project Change Request and the procedures governing such shall be as defined in Section C above. E. Change Forms and Logs All Project Change Requests and Project Change Responses shall be documented and communicated to the other Party’s Designated Employee (or its delegate) using the applicable change control form. All Project Change Requests will be assigned a number by the applicable Party and entered on a change log as identified in the applicable procedures log for tracking and status (as included in the procedures manual). The status of Changes and the applicable change log will be reviewed by the Parties at regularly scheduled review meetings. For high priority, complex or long running unresolved Project Change Requests and Project Change Responses, the Parties will have the option to call a reasonable number of special meetings to discuss such Changes. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 3 of 3 F. No Effect No Project Change Request, Project Change Response or any change to the Services or any other aspect of this Exhibit 4.3.2 shall become effective without the mutual written agreement of the Parties. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Information Page 1 of 5 Exhibit 4.3.3 ACQUISITION INTEGRATION REQUEST PROCEDURES A. Introduction Subject to Section 4.2 of the Agreement, during the Term, Customer may request the addition of policies, plan codes, or products to the scope of the Agreement via an Acquisition Integration Request or AIR. The AIR shall be evaluated pursuant to the procedures set forth in this Exhibit 4.3.3 (“Acquisition Integration Request Procedures”). B. Request and Proposal (a) If Customer requests via an Acquisition Integration Request that policies, plan codes, or products be added to the Agreement, it shall deliver a written document (the “AIR Information”) to Administrators Designated Employee (or its delegate, as provided in writing to Customer) describing the characteristics of the policies, plan codes, or products as further outlined in Schedule A. (b) Following receipt of the AIR Information, Administrator will review the request and analyze the data provided to determine whether it is sufficient to enable Administrator to develop a proposal in response to the subject AIR. (c) Administrator will identify and advise Customer of additional information required from Customer, if any, to develop a proposal in response to the subject AIR. (d) The Parties shall reasonably work with each other to exchange information in sufficient detail to enable Administrator to generate a proposal. (e) Within ninety (90) days following receipt of a proposal from Administrator, Customer shall advise Administrator whether it has elected to proceed with the AIR. C. Acquisition Integration Services (a) Following notification from Customer of its election to proceed with an AIR pursuant to B(e) above, Administrator will incorporate the relevant content from the proposal into an Acquisition Integration Request substantially in the form set forth in Schedule B (Acquisition Integration Request Template) hereto and provide to Customer for its review and approval. (b) The Parties shall work together to finalize the AIR. (c) If the subject AIR is mutually agreed upon, the Parties shall execute the subject AIR and it shall become effective as provided in Section 4.2 of the Agreement. D. No Effect No Acquisition Integration Request shall become effective without the mutual written agreement of the Parties. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Information Page 2 of 5 SCHEDULE A AIR INFORMATION [Items in bold indicate the initial information recommended to provide a proposal]. 1. Customer Services scope: identify provisions of Exhibit 4.1 that do not apply to the subject AIR. 2. Service Performance Standards: identify provisions of Exhibit 4.1.1 that do not apply to the subject AIR. 3. Operations Information for policies being added: 3.1. Provide headcount or FTE by business function (contact center, POS, claims, accounting, technology support, etc.). 3.2. Provide current SLA and workflow management reports to demonstrate how the operations areas are managed and measured today. Include: 3.2.1. count of work items in process, 3.2.2. count of work items pending, 3.2.3. ageing reports for all work items 3.2.4. daily call center volumes, average talk time, and average after call time. 3.2.5. number of bank accounts and suspense accounts managed / reconciled, and monthly transaction volumes. 3.3. Provide samples of existing process / procedure documentation for in-scope processes. 3.4. Provide overview of chart of accounts and accounting reporting requirements by legal entity. 3.5. Provide training and/or procedure documentation for processes supporting HIPAA compliance, if applicable. 4. Product Information for policies being added: 4.1. Provide a listing of all plan code / product names by administrative platform, with product common name / marketing name, product type, and count of in force policies for each plan. 4.2. Provide product specifications (or policy forms, if specifications are not available) for all products on each of the in-scope administrative systems, cross referenced to administrative system, plan code, and marketing name in 4.1. 4.3. Include information for all base plans, state variations, riders, and benefits. 5. Block Data for policies being added: 5.1. For each administrative system, provide the following metrics by product type (term, whole life, universal life, accident & health, annuities): DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Information Page 3 of 5 5.1.1. in force premium paying policy count, 5.1.2. in force non-premium paying policy count, 5.1.3. terminated policy count, 5.1.4. in force plan code count, and 5.1.5. terminated plan code count. 5.2. Provide a forecast by product type of the in force policy counts by product type for the next 6 years. 6. Commission Information for policies being added: 6.1. Types of commissions paid (as earned, advance, net), and commission schedules documenting calculations for each type. 6.2. Payment methods. 6.3. Rules for clawback, chargeback, and agent debit balance processing. 7. Print Output for policies being added: 7.1. If new business and policy issue is required, provide: 7.1.1. sample policy print package for the issued product(s), including all manually assembled items; 7.1.2. provide a count of state variations for each conversion product, with subtotals for; 7.1.2.1. state variations for which the full policy print package varies from the base form; and 7.1.2.2. state variations with less than 5 pages varying from the base form. 7.2. If duplicate policies are required, that are not included in section 7.1 above, provide : 7.2.1. sample policy print package, including all manually assembled items; 7.2.2. provide a count of state variations for each product, with subtotals for: 7.2.2.1. state variations for which the full policy print package varies from the base form; and 7.2.2.2. state variations with less than 5 pages varying from the base form. 7.3. Sample of each annual statement, quarterly statement, and in force illustration / reproposal produced, noting for each one: 7.3.1. source system 7.3.2. plan code and marketing name of the policy 7.3.3. date trigger / timing for production of the statement (i.e., calendar quarter, policy anniversary, etc.) 7.4. Sample of each commission statement, noting for each one: 7.4.1. source system DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Information Page 4 of 5 7.4.2. commission contract associated with that statement 7.4.3. date trigger / timing for production of the statement (i.e., calendar quarter, policy anniversary, etc.) 7.5. Sample of any other print output or report that Customer requires Administrator to replicate, noting for each one: 7.5.1. source system 7.5.2. purpose 7.5.3. date trigger / timing for production of the output (i.e., calendar quarter, policy anniversary, etc.) 8. Systems Information for policies being added: 8.1. Provide list of all policy administration systems, ancillary systems, and interfaces used to administer the policies, and the business functions they perform. 8.2. Provide headcount used to support each application today. Note whether system support is in sourced or outsourced. 8.3. Provide a summary of the policy number schema for each system. Do duplicate policy numbers exist across the legacy systems? 9. Records Data (if records are to be migrated to Administrator): 9.1. Provide total storage size and count of images to be converted, by platform, noting image file format and index values used. 9.2. If imaging is not used today, provide quantity of paper, microfiche, microfilm, and other records that support this block of policies DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Information Page 5 of 5 SCHEDULE B ACQUISITION INTEGRATION REQUEST TEMPLATE [see attached] DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 1 Acquisition Integration Request Template This Acquisition Integration Request (“AIR”), made as of the ____ day of _________ (“AIR Execution Date”) by and between Concentrix Insurance Administration Solutions Corporation (formerly known as IBM BUSINESS TRANSFORMATION OUTSOURCING INSURANCE SERVICES CORPORATION) (“CIS” or “Administrator”), and ATHENE ANNUITY & LIFE ASSURANCE COMPANY (“Customer”) sets forth terms and conditions for the Acquisition Integration Services Administrator will provide to Customer under the terms and conditions of this AIR and the Master Insurance Administrative Services Agreement, dated {date} (“Agreement”). 1. Scope {insert high level description of block subject of this AIR, and insert specific details in Appendix A} 2. Definitions As used in this AIR, the following defined terms shall have the meanings set forth below. Any other capitalized terms referenced herein that are not defined below shall be defined in the Agreement. a. AIR Execution Date shall have the meaning set forth in the preamble. b. AIR Term shall have the meaning set forth in Section 3 (AIR Term). 3. AIR Term The term of this AIR (the “AIR Term”) is effective as of the AIR Execution Date and shall be coterminous with the Agreement unless otherwise terminated in accordance with Article 16 (Termination; Effect of Termination or Expiration) of the Agreement. 4. Transition Services Administrator will provide certain Services between the AIR Execution Date and the AIR Services Starting Date, as set forth in this Section (the “Transition Services”). {update language in this Section to reflect specific needs of the block} 4.1 Transition Activities and Schedule a. Within two (2) weeks after the AIR Execution Date, Customer and Administrator will begin the planning phase of the Transition Services. The planning phase includes the following activities: 1. form Customer and Administrator project teams; 2. hold Customer and Administrator project kickoff meetings; 3. provide key Customer Data and information as described in Section 4.3b(2) of this AIR to Administrator; 4. develop detailed project schedule for the analysis activities; and 5. develop a high level project schedule for the implementation activities. b. Pursuant to the schedule developed during the planning phase, Customer and Administrator will implement analysis activities. These activities include: 1. hold elementary process review and data mapping sessions, at Customer location(s); 2. update Operating Guidelines and Procedures. Administrator and Customer will mutually review and approve the Operating Procedures upon completion; 3. document business requirements; 4. shadow Customer resources, if required; 5. assess remaining Transition Services effort, including any changes to the scope of Customer Services or Service Performance Standards; 6. confirm and approve the approach and schedule for the Transition Services; and 7. jointly determine and agree to the planned AIR Services Starting Date in writing. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 2 c. Pursuant to the schedule developed during the planning and analysis activities, Customer and Administrator will perform the implementation activities. The implementation activities include: 1. technology design, setup and development; 2. operational readiness, including setup of business infrastructure and training development and delivery; 3. development of data conversion programs, test conversions, and creation of conversion validation processes, if required; 4. validation of transition activities, including systems, operational readiness, data conversion, and interfaces to Customer; and 5. service cutover activities, including “hour-by-hour” planning for the final transition of work and data from Customer to Administrator, creation of acceptance criteria for the final transition “go-live”, formal signoff on the acceptance criteria by both Customer and Administrator to document the “go-live” decision, and post-implementation project support and close. d. The Transition Services are expected to have a duration of approximately {number} _____ (__) months from the AIR Execution Date. The Transition Services schedule is dependent upon the availability of Customer personnel and information. The final Transition Services plan, including the confirmed AIR Services Starting Date, will be jointly developed, approved and implemented by Administrator and Customer as a result of the analysis activities. e. If Customer materially delays Administrator’ work any time during the Transition Services period, then the completion date will be extended on a day-for-day basis for a period of time equal to the delay. Any such material delay by Customer that extends the Transition Services period beyond {number} ____ (__) months from the AIR Execution Date may also cause an increase in the Transition Services Charge set forth in Section 8.1.1 of this AIR. 4.2 Transition Management The following project management services are included in the Transition Services: a. certified project management personnel with insurance project knowledge and transition experience; b. structured project methodology; and c. defined forms, processes, and templates: 1. status reports; 2. communication plans; 3. issue management; 4. change management; 5. project team formation; and 6. methodology using project management institute and Administrator standards and practices. 4.3 Responsibilities a. Administrator will: 1. develop and maintain the Operating Procedures; 2. develop, maintain and implement the Transition Services plan; 3. update the Business Continuity Plan; 4. perform development and setup for {number} ____ (__) legal entities ({name legal entities}), including: (a) product setup in systems; (b) commission calculation and commission statement development; (c) development of print and forms, including: (i) policy print for issued products; (ii) correspondence to policyholders; (iii) billing notices; and (iv) annual/quarterly statements; DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 3 (d) imaging setup and conversion of Customer’s imaged data on the Contracts; (e) communication setup including {number} toll free numbers and automated call distribution recordings; (f) conversion of Policy and agent data from source systems ({name systems}); (g) interface from Customer for agent licensing and appointment data (daily, Administrator defined format); (h) interfaces to Customer for: (i) annuity valuation data ({frequency, format}); (ii) life valuation data ({frequency, format}); (iii) general ledger data ({frequency, format}); (iv) client data for OFAC check ({frequency, format}); (v) customer relationship management data ({frequency, format}); (vi) hedging data ({frequency, format}); (vii) federal tax data (annually, IRS format); and 5. participate in training on Customer products as provided by Customer. b. Customer will: 1. assist with development and implementation of the Transition Services plan; 2. provide key Customer Data and information listed below: (a) a fully assembled copy (paper and electronic) of each policy form for each plan code listed in Appendix A (Policy Plan Codes and Counts) hereto, including base policy forms, riders, supplemental benefits and state variations of each form, and any other information included in the policy packet delivered to the Policyholder, with assembly instructions, and a matrix cross referencing plan code to policy form numbers and issue state; (b) actuarial memoranda and product specifications for each plan code listed in Appendix A (Policy Plan Codes and Counts) hereto; (c) documentation of all commission contracts and schedules, including all calculation rules for base commissions, bonuses, chargebacks, clawbacks, and advances; (d) banking relationship and general ledger information, including chart of accounts and trial balance; (e) file layouts and data definitions for interfaces from Administrator to Customer; (f) a copy (paper or electronic) of the Operating Guidelines for the Customer Services to be provided by Administrator pursuant to this AIR; (g) an inventory of agent and Policy files and records (image, paper, and microfiche format); (h) all pending, in force, and terminated Policy data from source systems at least monthly during the Transition Services period, in fixed flat file format recommended by Administrator, with accompanying file layout descriptions. An approved flat file layout will be determined jointly by Customer and Administrator. This includes all data stored in the source systems, but not limited to: (i) surrender history; (ii) premium history; (iii) death claim history; (iv) fund control history; (v) index rate history; (vi) interest rate history; (vii) loan history; and (viii) commission history; and (i) all agent data (including, but not limited to, commission, hierarchy, debit balances, advance balances, 1099 balances) from source systems at least monthly during the Transition Services period, in fixed flat file format defined by Administrator; and DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 4 3. actively participate in elementary process sessions and review for completeness and accuracy; 4. review and approve the Operating Procedures; 5. provide all other data needed to support the Policies or provide the Services; 6. provide data capture or other resolution of missing, incomplete, or incorrect data necessary for data conversion; 7. supply tools and/or output for testing policy values for the Policies; 8. supply tools and/or output for testing commission values; 9. provide subject matter experts to train Administrator on Customer products, processes, and procedures; 10. provide subject matter experts and/or all staff to attend training on systems as necessary for Customer retained services; 11. prepare test plans and scripts and perform systems testing for Customer retained services and interfaces; 12. validate receipt of interfaces, data and test results; 13. with Administrator, jointly develop and agree upon acceptance criteria for go-live; and 14. provide written approval that acceptance criteria have been met and authorize final transition of Customer Data and Books and Records to Administrator; and 15. provide policy administration services in a timely manner prior to the AIR Services Starting Date. Any work transitioned to Administrator that is aged greater than ten (10) Business Days from the date of receipt by Customer will incur a one-time transaction fee as specified in Section 8.1. 4.4 Key Assumptions The Services and charges set forth in Section 8 (Charges) below (“Charges”) are based on the following key assumptions. Changes to these assumptions could affect the Charges and/or timelines set forth herein. a. {insert assumptions} 5. Customer Services For the Policies subject to this AIR, starting on the AIR Services Starting Date and continuing during the AIR Term, Administrator shall provide to Customer the Customer Services as described in Exhibit 4.1 (Services) to the Agreement unless otherwise provided below: a. {insert provisions of Exhibit 4.1 that do not apply to this AIR} 6. Service Performance Standards For the Policies subject of this AIR, starting on and continuing during the AIR Term, Administrator shall provide to Customer the Customer Services as described in Section 5 (Customer Services) above in accordance with Exhibit 4.1.1 (Service Performance Standards) to the Agreement unless otherwise provided below: a. {insert provisions of Exhibit 4.1.1 that do not apply to this AIR} 7. Additional Changes to Agreement For the Policies subject to this AIR, the following provisions of the Agreement shall be modified as follows: a. {insert provisions that are modified or N/A}: b. {Exhibit 4.4 of Agreement – update if new service centers or new Administrator vendors are introduced as part of the solution} c. {pursuant to Exhibit 4.1(B)(11), identify the format and media for the maintenance of Policyholder records} 8. Charges 8.1 Transition Services Charge DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 5 8.1.1 The Charge for the Transition Services as described in Section 4 (Transition Services) is $_____ (the “Transition Services Charge”). Administrator will invoice Customer each month of the AIR Term in accordance with the Agreement beginning on the AIR Execution Date, for the Transition Services Charge for such month, if any. Administrator will invoice Customer for the Transition Services Charge in accordance with the payment schedule shown below, regardless of the actual duration of Transition Services. Transition Payment Invoice Date $x AIR Execution Date $x $x 8.1.2 In addition to the Transition Services Charges shown above, if any work item transferred to Administrator is aged greater than ten (10) Business Days from the date of receipt by Customer, Customer will pay a fee of $12 per such work item. The Parties will identify these work items as part of the business migration to the Administrator workflow and imaging system. Administrator will invoice Customer for this fee (if any) on the first invoice after the AIR Services Starting Date. The following exceptions shall apply to this fee: a. Work items for which Customer has performed all processes that can be performed for that work item without additional input from the Policyholder (i.e. death claim awaiting death certificate) shall not be subject to this fee; b. Work items for future dated activities which are on or after the Services Starting Date shall not be subject to this fee; and, c. Work items that fall under Service Performance Standards 29 and 31 shall not be subject to this fee unless they are aged greater than 90 calendar days. 8.2 Customer Services Fees 8.2.1 Administrator will invoice Customer each month of the AIR Term in accordance with the Agreement beginning on the AIR Services Starting Date, for the Customer Services Fees for such month. Price per in force Policy per calendar month Policy Type 1 to 150,000 Policies (Volume Band 1) 150,001 to 250,000 Policies (Volume Band 2) 250,001 to 500,000 Policies (Volume Band 3) 500,001+ Policies (Volume Band 4) [This Table to be included in each AIR, completed with the Policy Types applicable for that block i.e. “Traditional Life, Universal Life, Fixed Annuity” etc.] $x.xx $x.xx $x.xx $x.xx DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 6 Planned Policy Volumes {Policy Type 1} In force Policies Per Month 2013 2014 2015 2016 2017 2018 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total {Policy Type 2} In force Policies Per Month 2013 2014 2015 2016 2017 2018 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total {Policy Type 3} In force Policies Per Month 2013 2014 2015 2016 2017 2018 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 7 Estimated Customer Services Fees Estimated Customer Services Fees by Year 2013 2014 2015 2016 2017 2018 Total {Policy Type 1} {Policy Type 2} {Policy Type 3} $ $ $ $ $ $ {Policy Type 4} $ $ $ $ $ $ Grand Total $ $ $ $ $ $ $ 8.3 Minimum Revenue Monthly Minimum Revenue by Year 2013 2014 2015 2016 2017 2018 Total (Calculate as 50% of the total Charges by year stated above) 8.4 Termination Charges Effective Date of Termination Termination Charge 2013 $__ 2014 $__ 2015 $__ 2016 $__ 2017 $__ 2018 $__ [option year] $__ 8.5 Wind-Down Expenses a. {insert any changes to Wind-Down Expenses, if needed} Each of Party agrees that the complete agreement between the Parties regarding this transaction consists of: 1) this AIR and 2) the Master Insurance Services Administrative Agreement. Agreed to: ATHENE ANNUITY & LIFE ASSURANCE COMPANY By: ______________________________________ Authorized Signature Date: ____________________________________ Name (type or print): _________________________ Agreed to: CONCENTRIX INSURANCE ADMINISTRATION SOLUTIONS CORPORATION By: ____________________________________________ Authorized Signature Date: __________________________________________ Name (type or print): _______________________________ DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 8 Appendix A: Policy Plan Codes and Counts This Appendix lists the Policies subject of this AIR. {FILL IN} Product Name Product Type (i.e., Term; Whole Life; Universal Life; Annuity; Variable Life; Variable Annuity) Number of Pending Policies Number of In force Policies Number of Terminated Policies eligible for reinstatement DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential AIR Template Page 9 Appendix B: Software CUSTOMER SOFTWARE The Customer Software set forth in the table below is Customer Software known as of the AIR Execution Date. Only the Customer Software set forth in this Appendix B that is used to provide or receive the Services under the Agreement is subject to the rights and obligations provided under the Agreement. {FILL IN CORRECT LIST} 1. 2. 3. 4. 5. THIRD PARTY CUSTOMER SOFTWARE The Third Party Customer Software set forth in the table below is Third Party Customer Software known as of the AIR Execution Date. Only the Third Party Customer Software set forth in this Appendix B that is used to provide or receive the Services under the Agreement is subject to the rights and obligations provided under the Agreement. {FILL IN CORRECT LIST} 1. Administrator SOFTWARE THIRD PARTY Administrator SOFTWARE DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION OMITTED INFORMATION

CIS Confidential - 1 - Exhibit 4.4 SERVICE CENTERS, CIS AFFILIATES AND APPROVED SUBCONTRACTORS 2000 Wade Hampton Blvd., Greenville, SC 29615-1073; Magnus Tower, Mindspace. New Link Road, Malad West, Mumbai 400 064, Maharashtra, India; IIOS delivers the Services out of other North American and/or Indian delivery centers as required by the Business Continuity Plan. Approved Subcontractors DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

Confidential Page 1 1/31/2020 Exhibit 4.5: Security Procedures 1. Security Compliance 1.1 Security Policy Management CIS will maintain and comply with the standards and benchmarks set forth in International Organization for Standardization ISO/IEC 27000 Series and the standards, benchmarks and controls defined by the Center for Internet Security, as both may be amended or updated from time to time. 1.2 Security Compliance Support a. CIS will: a) perform periodic, not less than annual, security reviews to validate compliance (for example, validating access authorization and performing clean desk reviews); and b) identify and manage security risks and exposures within CIS’ control as part of the Services. b. Customer will identify and interpret legal, regulatory or other security requirements applicable to Customer’s business. Changes to existing Services will be agreed to by the Parties using either an Additional Services Request or Project Change Request, if applicable, as set forth in Exhibit 4.3.1 and Exhibit 4.3.2, respectively, of the Agreement. 1.3 Security Audit Management a. CIS will, subject to Section 5.13 (Right to Inspect and Audit) of the Agreement: a) provide an CIS focal point with responsibility for security audits; b) communicate with and respond to auditor’s requests; c) facilitate security audits and reviews; and d) coordinate issues resolution identified during the security audit process and provide recommendations for resolution. 2. Security Management a. CIS will: a) provide an CIS focal point with responsibility for day-to-day security management. The CIS focal point will be available to coordinate with Customer as needed for resolution of security issues as they arise; b) review changes requested by Customer to its security policies and standards and advise Customer whether or not such changes: (a) can be implemented; and (b) if implemented, will be considered a new service. Changes to existing Services will be agreed to by the Parties using either an Additional Services Request or Project Change Request, if applicable, as set forth in Exhibit 4.3.1 and Exhibit 4.3.2, respectively, of the Agreement. c) perform risk and issue management, including: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Confidential Page 2 1/31/2020 (a) establishing procedures for logging, alarming and reporting of security violations and issues; (b) managing to resolution security risks identified as a result of reviews and audits, changes in CIS or Customer environment, changes in operating practices, processes or technology; and (c) notifying relevant parties of the risks, their potential impact and actions to mitigate the impact. b. Customer will: a) provide a Customer focal point with responsibility for day-to-day security management. The Customer focal point is available to coordinate with CIS as needed for resolution of security issues as they arise; b) communicate the Security Procedures to Customer’s end users of CIS systems (for example, login procedures, password requirements, use of anti virus programs, data and equipment security procedures); and c) notify CIS of changes Customer plans to make to its security policies and standards that may affect the Services. 3. System Currency 3.1 System Security Checking a. CIS will: a) install, test and maintain security policy verification software; b) perform system security checks of managed mainframes, mid-range servers, network devices, and system tools to validate compliance with the technical specifications documented in the standards, benchmarks and controls defined by the Center for Internet Security. System security checks will be performed on a sample of systems. Checks will verify that: (a) anti-virus software is functional and operating on supported servers; (b) technical controls to enforce operating system password policy are in place; and (c) logs of privileged access and log-on/log-off activities are being captured as defined in the CIS’ information security controls document technical specifications; and c) document identified issues and take corrective action on the findings, as appropriate. 3.2 Security Advisory and Integrity a. CIS will, for operating systems, software tools, and network infrastructure systems and devices managed by CIS: a) monitor security patches; and b) install security patches within appropriate security change window. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Confidential Page 3 1/31/2020 4. Identity and Access 4.1 Management of User IDs a. For the operating systems, software tools and network infrastructure systems and devices under CIS management, CIS will: a) perform the following activities: (a) provision and manage user IDs for CIS Services personnel and Customer personnel with access to CIS systems; (b) perform quarterly employment verification for CIS personnel and remove CIS User IDs, as appropriate; (c) annually revalidate system logon access for CIS personnel and remove CIS User IDs, as appropriate; (d) administer passwords for CIS and Customer user IDs and privileged CIS user IDs; (e) revalidate privileges annually and remove privileged CIS user IDs, as appropriate; and (f) provide Customer a list of Customer user IDs for revalidation annually (if applicable); b) maintain audit records for privileged user ID approvals, verifications and revalidations and retain such records for two years; and c) capture and retain system security logs of privileged access and log-on/log-off activities as defined in the standards, benchmarks, and controls defined by the Center for Internet Security. 4.2 Physical Security and Access Management a. CIS will: a) provide the following physical security controls at the Service Centers: (a) define controlled areas, perform a physical security assessment and document any identified control and audit issues; (b) identify ownership of control and audit issues and manage closure of CIS-owned issues; (c) perform initial access baseline review and execute formal revalidation for new protected and restricted areas; (d) develop and implement the access authorization processes; (e) manage the implementation of the physical security environment for the controlled areas; (f) perform maintenance, testing and daily operations of the physical security environment; and (g) manage permanent and temporary access authorization devices. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Confidential Page 4 1/31/2020 5. Data Security a) CIS shall not transmit or exchange Customer Data or Confidential Information of Customer (including Nonpublic Personal Information) held by CIS or under CIS’s control in electronic form (collectively “Customer Electronic Information”) with Customer or any other Person (with the exception of providing information to a Policyholder regarding his or her own Policy), unless: 1. It is done security using HTTPS, SFTP or TLS, or the equivalent; or 2. It is encrypted, using a commercially supported encryption solution: (i) with no less than 128-bit key for symmetric encryption and no less than 1024-bit key length for asymmetric encryption; and (ii) in accordance with all other encryption standards set forth in the Security Procedures (sub classes “9i0” and “(ii)” above, collectively, the “Encryption Standard”): and 3. CIS shall ensure that no Customer Electronic Information at any time will be processed on or transferred to any portable or laptop computing device or ay portable storage medium unless: (i) such Customer Electronic Information is encrypted in accordance with the Encryption Standard; and (2) such device or storage medium is in use as part of delivery of the Services. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

- 1 - CIS Confidential Exhibit 5.7 Signing Authorities The following signing authorities apply for all Customer disbursements, including: 1. Loans 2. Surrenders 3. 1035 Exchanges / Replacement rollovers-outgoing 4. Annuitizations 5. Premium refunds / Reversing payments 6. Claims DOLLAR AMOUNT* / LEVEL AUTHORIZED APPROVER FOR CLAIMS CHECKS AUTHORIZED APPROVER FOR ALL OTHER CHECKS APPROVAL RECEIVED $50,001 - $100,000 / Level 1 Administrator Greenville Processor other than the Processor that processed the transaction Administrator offshore team leads or SME ADAM $100,001 - $200,000 / Level 2 Administrator Manager Administrator Greenville leads or SME ADAM $200,001 - $250,000 / Level 3 Client Account Manager Manager or Client Account Manager Email or ADAM, as mutually agreed $250,001 and above / Level 4 Client Account Manager and Customer home office Manager or Client Account Manager and Customer home office Email or ADAM, as mutually agreed *based upon the total gross disbursement amount including aggregate of all beneficiaries. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

DocuSign Envelope ID: 1B22B76B-B065A-442C-B8EE47D6410075DFABD

COMPUTER ACCESS REQUEST

Athene Annuity & Life Assurance Company or any of its subsidiaries or affiliates

User Status: New user start date: Location: West Des Moines

Name (last, first, middle): (middle initial is required for new Concentrix setups) Type of access:

Department: Date access required:

Position: Reference #:

User phone#: - - ITWR #:

Manager name: McCamish Citrix ID: (for additional McCamish access)

Manager phone#: - - Concentrix Citrix ID: (for additional Concentrix access)

Athene Email Address

McCamish

Citrix (McCamish) User ID : Set up like name Set up like ID :

User's Role / Business Justification for Allowing Access

ADD *DISABLE* *EFFECTIVE DATE:* *EXPIRATION DATE:*

Acrosoft Security

Repository (Web) Workflow (Rich Client) Doc Upload (MS Office)

VPAS® Security Groups

Client Inquiry
Client Auditor

UUD Setup Requirements

User Type: Login: Initial Password:
Case(s): Report Category:

PMACS® Security Groups

System Administration
Security Administration
Support Services (CST)
Client Auditor
Client Inquiry
Client Prod Svcs Licensing
Client Svcs Commissions

ICONS & APPLICATIONS

AA Merged Icons
Acrosoft Super Users Icons
AS aAnyWhere Icon
AS Docs Icon
AS Work Mgmt
Athene Reports Management
Athene Valuation
Call Recordings Icon
Crystal Reports Icon
NBF Access
Crystal Reports
Dev Dashboard
Prod Dashboard
MGMT Reports
Prod Mgmnt Reports Icon

R0-6/21/2018 COMPUTER ACCESS REQUEST - AA

1

DocuSign Envelope ID: 1B22376FB-B06EA4D2C-B8EE47D641DD75DFFAED

Concentrix

Citrix (Concentrix) Set up like (full name – Last, First, Middle) Set up like ID : ***notification needs to be sent to the TPA Access team when security is completed.**

Yes **No**

ADAM (ADAM ID is the Concentrix Citrix ID provided above in header information)

Doc Access	General	UW/Claims SEC	Credit Card SEC2	Attorney Client SEC3	Medical SEC4
BMA					
IIC					
PLI (AANY)					
Producer Admin					

Work Notification	Yes	No
Panagon/Report Manager	Yes	No
Environment	Prod	Test

APO

Multi-Client & CARS Production P3 User ID: Setup like name : Setup like ID :

SWEC BMA_PROD

Multi-Client & CARS Model/Dev P6 User ID: Setup like name : Setup like ID :

SWEC BMATPA_MDL

Unified Production P2 User ID: Set up like name Set up like ID :

AAP Athene Annuity	AAII	AANY	APAM	APNN	APNY	Claims levels:
LAP Liberty Annuities	LLAN	LLBA	LLBV			Claims levels:

Unified Model Office & Dev P5 User ID: Set up like name Set up like ID :

AAM Athene Annuity Mod	AAII	AANY	APAM	APNN	APNY	Claims levels:
AAT Athene Annuity Test	AAII	AANY	APAM	APNN	APNY	Claims levels:
LAA Liberty Annuities Act	LLAN	LLBA	LLBV			Claims levels:
LAC Liberty Annuities Act Env	LLAN	LLBA	LLBV			Claims levels:
LAD Liberty Annuities Dev	LLAN	LLBA	LLBV			Claims levels:
LAM Liberty Annuities Mod	LLAN	LLBA	LLBV			Claims levels:
LAT Liberty Annuities Test	LLAN	LLBA	LLBV			Claims levels:

R0-6/21/2018 COMPUTER ACCESS REQUEST - AA 2

DocuSign Envelope ID: 1B22B7EFB-B365A-452C-B8EE547D6410075AFFAED

Mainframe User ID: Set up like name Set up like ID :

ReportSafe (report name):

Read Write Delete Dataset name:

Subschema: Transaction: Service/FTP ID

Computron User ID : Set up like name Set up like ID :

Production **Test**

Brio User ID : Set up like name Set up like ID :

Brio Results Folders:

AS400 – P2

AAP PROD OCE (AANY, AAII, APNN, APNY, APAM)

BMA PROD OCE (BMA)

AS400 – P3

IDF PROD OCE

RS6000 - uadwhp

(Primary group=staff; Additional groups: Dwh, dwprod, xfer)

DWDPROD OCE (Policy Exhibit Brios used primarily by Actuarial)

GoAnyWhere User ID: Set up like name Set up like ID :

Cabinet

Taxport User ID: Setup like name : Setup like ID :

Comments:

R0-6/21/2018 COMPUTER ACCESS REQUEST - AA 3

CIS Confidential - 1 - Exhibit 9.1 DATA BACK UP PROCEDURES In Administrator’s Service Centers, where Administrator’s computing environment stores Policy information, Customer Confidential Information, Customer Data and Books and Records, the libraries deemed by Customer to be critical or necessary for the recovery of the system will be backed up during the Term to facilitate recovery of Service Center operations. The frequency of full and incremental backups for each library will be documented in the Operating Procedures. Scheduling for the creation of back-up tapes and retention guidelines for their preservation will be documented in the Operating Procedures. The back-up tapes will be encrypted and stored at a separate location from the data center, and as documented in the Operating Procedures. The Business Continuity Plan will reflect which back-up tapes should be used at each point in the recovery process. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

EXHIBIT 10.1 1. Business Continuity and Disaster Recovery. (a) Disaster Recovery. Administrator shall have in place and maintain a disaster recovery and business continuity plan (“BCP”) containing detailed strategies and procedures to respond and recover from a natural or man-made disaster or other event that could potentially disrupt the Administrator’s operations and in turn the Administrator’s ability to provide the Services within any agreed recovery time objective (“RTO”) and recovery point objective (“RPO”) that may be set forth in a SOW. Administrator shall notify Customer within first 4 hours of disaster declaration or impact that may adversely impact Customer’s business, operations or the availability, confidentiality or integrity of Customer information. Administrator maintains BCP’s specific to the various business areas required to provide the full scope of services to Customer. These are reviewed annually, with Customer input as required. (b) Periodic Updates. Administrator agrees to consider such updates or changes to its BCP, which are reasonably requested by Customer from time to time or as circumstances warrant to ensure compliance with any Customer policies or regulatory requirements made known to Administrator in writing. At any time during the term of a SOW, upon Customer’s written request, Administrator shall certify in writing to its compliance with its BCP. (c) Periodic Testing. Administrator shall ensure that the BCP is tested at least annually with an option for Customer to participate if desired, and the CIS/Client non-proprietary results made available to Customer. Technical/Connectivity issues with the Disaster Recovery (DR) Test environment shall be mutually addressed by the appropriate CIS/Customer staff until resolution is confirmed, plans for any future event/test are agreed upon and appropriate preparations made, as well as tested with all parties required. In the event of a declaration of a disaster or other event contemplated in this section, a confirmation of the remediation plan mutually agreed to by CIS/Customer will be updated in the DR plans, as well as the appropriate BCP. , Administrator shall participate in Customer’s disaster recovery, business continuity and incident management testing/exercise program. (d) Change in Administrator’s Business Operations. Administrator shall promptly provide to Customer: (i) a notice setting forth any significant changes in Administrator’s business operations that might materially affect the provision of the disaster recovery, business continuity and incident management Services; (ii) upon becoming aware of events or circumstances that might have a serious impact on any of the Services or Deliverables, including details of such events or circumstances, a notice setting forth the potential impact and a suitable contingency plan; and (iii) its then current BCP. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Exhibit 11.1 SERVICES FEES DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

Page 1 CIS Confidential EXHIBIT 16.8 ADDITIONAL CIS SOFTWARE LICENSES AND ASSISTANCE DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

Page 2 CIS Confidential 2. Third Party IIOS Software At any time during the Transfer Assistance Period, Customer may seek a license to some or all of the Third Party IIOS Software used to provide the Services as of that time. On written request by Customer during the Transfer Assistance Period, IIOS will promptly provide to Customer a list of all material Third Party IIOS Software then in use, together with such additional information, such as release number and to what extent such software has been modified, as Customer may reasonably request. Upon Customer’s request, IIOS shall provide, at no additional cost, reasonable cooperation and assistance to Customer in obtaining a license to such Third Party IIOS Software sufficient to permit Customer to provide internally and for itself services equivalent to the Services as then being provided by IIOS. 3. Third Party Services a. Post Expiration or Termination. At any time during the Transfer Assistance Period, Customer may, subject to certain conditions indicated below, seek contracts from third parties for services comparable to those provided to Customer for maintenance, disaster recovery services, and other necessary third party services being used by IIOS to provide the Services as of that date subject to the following: (i) Customer shall notify IIOS in writing of the identity of such third party prior to engaging such third party, (ii) such third party may not be a competitor with IIOS in the provision of business process outsourcing services for life and annuity policies or with respect to the Table 1 CIS Genelco Software insurance software development operations (or its successor), (iii) Customer shall obligate such third party service provider to maintain the confidentiality of the subject software and limit the use of the subject software to performing services for Customer, and (iv) Customer shall remain liable for such third party’s compliance with the terms in (iii). b. Although the IIOS Genelco software can be remotely accessed from outside the United States and Canada, the location of the production copy of such software must be in the United States or Canada, unless IIOS expressly agrees otherwise. Upon Customer’s request, IIOS shall provide, at no additional cost, reasonable cooperation and assistance to Customer in connection with Customer’s obtaining contracts with such vendors for comparable third party services for maintenance and disaster recovery services. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

Page 3 CIS Confidential c. Outsourcing of Hosting or Application Maintenance/Development Services for the Table 1 CIS Genelco Software. In the event that Customer terminates the Agreement in its entirety and exercises its license option to CIS Genelco Software as provided in Section 1, Customer may use a third party to provide the hosting services and/or to perform application maintenance/development services on behalf of Customer in support of the rights granted to Customer under this Exhibit regarding the Table 1 CIS Genelco Software, subject to the following: (i) Customer shall notify IIOS in writing of the identity of such third party prior to engaging such third party, (ii) such third party may not be a competitor with IIOS nor Genelco in the provision of business process outsourcing services for life and annuity policies or with respect to the Table 1 CIS Genelco Software insurance software development operations (or its successor), (iii) Customer shall obligate such third party service provider to maintain the confidentiality of the subject software and limit the use of the subject software to performing services for Customer, and (iv) Customer shall remain liable for such third party’s compliance with the terms in (iii). 4. Maintenance Services a. At any time during the Transfer Assistance Period and if Customer purchases a license to Life+ (4.4.9) pursuant to Section 1 (License to CIS Genelco Software) of this Exhibit 16.8, Customer may obtain from IIOS application support services for stated systems for up to two (2) fulltime equivalent staff members for the period from such effective date and ending on or before completion of the subject Transfer Assistance Period. Any such support services will be set forth in the ASR for the subject Transfer Assistance Services and shall be provided at the Additional Service Request rates in place as of the effective date of termination or expiration, subject to cost of living adjustments throughout its term. b. In the event Customer requests application support services for Life+ (4.4.9) from IIOS following completion of the Transfer Assistance Period, and IIOS has skilled resources available to provide such application support, the Parties may enter into a separate application support agreement which provides the mutually agreed upon terms, charges, and the other rights and obligations of the Parties regarding such application support. 5. General a. All IIOS Software offered for license herein shall be licensed AS IS, WITHOUT WARRANTIES OF ANY KIND, except as otherwise contained in the separate agreements referenced above with respect to non-infringement warranties associated with the base code to CIS Genelco Software. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 1 CIS Confidential EXHIBIT 19A LIMITATION OF LIABILITY UPON CERTAIN CIRCUMSTANCES – NO ERRORS COVERAGE DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 2 CIS Confidential ARTICLE 19 LIMITATION OF LIABILITY 19.1 Limitation of Liability. (a) General. CIS’ and Customer’s and their respective Affiliates’, employees’, officers’, and directors’ entire liability for damages under this Agreement, and their exclusive remedies for damages, are set forth in this Article 19 and, with respect to liability for Losses, in Article 17. (b) General Damages Cap. To the maximum extent permitted by Applicable Law, CIS’ and Customer’s and their respective affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, regardless of the basis on which CIS or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to CIS for the Services provided under this Agreement during the six (6) month period prior to the occurrence of the first claim or cause of action; provided, if a full six (6) months have not transpired from such occurrence, the limitation amount shall be six (6) times the average monthly charges under this Agreement for the time that has passed. (c) Increased Damages Cap. Except for claims described in Section 19.2(2), CIS’ and Customer’s and their respective Affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, for claims based on tortious willful misconduct, tortious gross negligence, or CIS’s Refusal (as defined in this paragraph) to provide Transfer Assistance Services as set forth in Section 16.8, will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to CIS for the Services provided under this Agreement during the twelve (12) month period prior to the occurrence of the first claim or cause of action. For purposes of this provision, “Refusal” shall mean the intentional cessation by CIS, in a manner impermissible under this Agreement, of the performance of all or substantially all the Transfer Assistance Services then required to be provided by CIS under this Agreement, provided, if a full twelve (12) months have not transpired from such occurrence, the limitation amount shall be twelve (12) times the average monthly charges under this Agreement for the time that has passed. (d) No Indirect Damages. In no event will CIS, Customer, or their respective Affiliates, employees, officers, or directors have any liability under this Agreement, regardless of the basis on which CIS or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, exemplary, or indirect damages, DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 3 CIS Confidential or for any economic consequential damages (including lost profits or savings), even if foreseeable or even if Customer or CIS has been advised of the possibility of such damages. (e) No Third Party Damages. In no event will CIS, Customer, or their respective Affiliates, employees, officers, and directors have any liability under this Agreement, regardless of the basis on which the other Party is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for claims for damages made against the other Party by any third party or Affiliates of such other Party, except, in the case of either Party, to the extent of its indemnification obligations under Article 17. (f) Comparative Fault. In no event will CIS, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Customer’s, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Customer’s obligations under this Agreement, nor will Customer, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by CIS’, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform CIS’ obligations under this Agreement. 19.2 Exceptions to Limitation of Liability. The limitations of liability set forth in Sections 19.1(b) (General Damages Cap), 19.1(c) (Increased Damages Cap), 19.1(d) (No Indirect Damages), and 19.1(e) (No Third Party Damages) shall not apply to either of the Parties to the extent that any liability resulted from (1) a Party’s failure to pay amounts owed for Services rendered in accordance with this Agreement or any applicable Termination Charges, or (2) a Party’s misuse, disclosure, or other misappropriation of the Confidential Information of the other in breach of this Agreement. In addition, nothing in this Article 19 will be construed as limiting a Party’s obligations of indemnification under Article 17, which will instead be subject to the limitations set forth therein. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 1 CIS Confidential EXHIBIT 19B LIMITATION OF LIABILITY UPON CERTAIN CIRCUMSTANCES – ERRORS COVERAGE DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 2 CIS Confidential ARTICLE 19 LIMITATION OF LIABILITY 19.1 Limitation of Liability. (a) General. CIS’ and Customer’s and their respective Affiliates’, employees’, officers’, and directors’ entire liability for damages under this Agreement, and their exclusive remedies for damages, are set forth in this Article 19 and, with respect to liability for Losses, in Article 17. (b) General Damages Cap. To the maximum extent permitted by Applicable Law, CIS’ and Customer’s and their respective affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, regardless of the basis on which CIS or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to CIS for the Services provided under this Agreement during the six (6) month period prior to the occurrence of the first claim or cause of action; provided, if a full six (6) months have not transpired from such occurrence, the limitation amount shall be six (6) times the average monthly charges under this Agreement for the time that has passed. (c) Increased Damages Cap. Except for claims described in Section 19.2(2), CIS’ and Customer’s and their respective Affiliates’, employees’, officers’ and directors’ entire liability for actual, direct damages under this Agreement, for claims based on tortious willful misconduct, tortious gross negligence, or CIS’s Refusal (as defined in this paragraph) to provide Transfer Assistance Services as set forth in Section 16.8, will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by Customer to CIS for the Services provided under this Agreement during the twelve (12) month period prior to the occurrence of the first claim or cause of action. For purposes of this provision, “Refusal” shall mean the intentional cessation by CIS, in a manner impermissible under this Agreement, of the performance of all or substantially all the Transfer Assistance Services then required to be provided by CIS under this Agreement, provided, if a full twelve (12) months have not transpired from such occurrence, the limitation amount shall be twelve (12) times the average monthly charges under this Agreement for the time that has passed. (d) No Indirect Damages. In no event will CIS, Customer, or their respective Affiliates, employees, officers, or directors have any liability under this Agreement, regardless of the basis on which CIS or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, exemplary, or indirect damages, DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 3 CIS Confidential or for any economic consequential damages (including lost profits or savings), even if foreseeable or even if Customer or CIS has been advised of the possibility of such damages. (e) No Third Party Damages. In no event will CIS, Customer, or their respective Affiliates, employees, officers, and directors have any liability under this Agreement, regardless of the basis on which the other Party is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for claims for damages made against the other Party by any third party or Affiliates of such other Party, except, in the case of either Party, to the extent of its indemnification obligations under Article 17. (f) Comparative Fault. In no event will CIS, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Customer’s, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform Customer’s obligations under this Agreement, nor will Customer, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by CIS’, its Affiliates’, or their respective employees’, officers’, or directors’ failure to perform CIS’ obligations under this Agreement. 19.2 Exceptions to Limitation of Liability. The limitations of liability set forth in Sections 19.1(b) (General Damages Cap), 19.1(c) (Increased Damages Cap), 19.1(d) (No Indirect Damages), and 19.1(e) (No Third Party Damages) shall not apply to either of the Parties to the extent that any liability resulted from (1) a Party’s failure to pay amounts owed for Services rendered in accordance with this Agreement or any applicable Termination Charges, or (2) a Party’s misuse, disclosure, or other misappropriation of the Confidential Information of the other in breach of this Agreement. In addition, nothing in this Article 19 will be construed as limiting a Party’s obligations of indemnification under Article 17, which will instead be subject to the limitations set forth therein. 19.3 CIS Liability for Certain Damages. (a) Special Damages Defined. Notwithstanding anything to the contrary in Sections 19.1(d) (No Indirect Damages), 19.1(e) (No Third Party Damages), or 19.1(f) (Comparative Fault), objectively quantifiable financial losses suffered by Policyholders will be deemed to be direct damages recoverable from CIS by Customer to the extent caused by CIS’ breach of its contractual obligations (e.g., missing rate lock or paying wrong beneficiary) (collectively, “Special Damages”), subject to the provisions of this Section 19.3. Such Special Damages specifically exclude losses caused by or attributable to programming or other system generated errors. For the sake of clarity, “programming or other system generated errors” does not include data input errors by CIS, such as the insertion of an incorrect rate table due to a mistake by CIS. (b) Customer Responsibilities. Beginning on January 1st of each year, and re-setting annually thereafter, Customer is responsible for the first Fifty DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

Page 4 CIS Confidential Thousand Dollars ($50,000.00) of these Special Damages (the “Special Damages Deductible”) and for any amounts in excess of $100,000. Customer has a duty to mitigate these Special Damages, including providing reasonable assistance to help CIS recover any amounts paid in error. (c) CIS Responsibilities. Subject to the Special Damages Deductible provided for in Section 19.3 (b), CIS will be responsible for Special Damages from $50,001 up to One Hundred Thousand Dollars (the “Special Damages Liability Amount”). This Special Damages Liability Amount is an annual aggregate maximum for any and all Special Damages recoverable from CIS pursuant to this Section 19.3, beginning upon January 1st of each year and re- setting annually thereafter. (d) Amounts Count Toward Caps. Any amounts CIS pays to Customer as Special Damages count towards the aggregate cap set forth in Sections 19.1(b) (General Damages Cap) and 19.1(c) (Increased Damages Cap). DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

ATHENE ACCOUNTING CONTROLS POLICY DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

CIS Confidential Page 1 SCHEDULE A CIS U.S. EMPLOYMENT VERIFICATION PROCESS New Hires: Under the governance of a Global Employment Verification Standard, CIS follows a mandated set of employment verification requirements for all new hires, including regular, fixed term, supplemental, interns and students. The requirements include, but may not be limited to, the following:  Export Regulation Controls Review, including Candidates from Embargoed Countries  CIS rehire eligibility  Restricted/Sensitive Hire list  Non-compete clause  Criminal background report (see below for more detail)  Evidence of an authorization to work in-country from an official government agency  Proof of identity validation; which must include a document with a photograph  Confirmation of academic achievement for entry-level hires Criminal Background Report: The applicant provides CIS with a “Security Data Sheet,” which is a part of the Application for Employment and asks several questions regarding criminal convictions and pending legal action for which the applicant would be a defendant. The Application also requests from the applicant their last seven (7) years of residences, and requires that the applicant sign a statement authorizing CIS to conduct a criminal background check. The applicant also receives a “Consumer Report Notification”, which informs the applicant that a Consumer Report or Investigative Report may be obtained from a consumer reporting agency for employment purposes as part of the pre-employment background investigation and/or at any time during their employment for the purpose of evaluating the employment, promotion, reassignment, or retention as an employee. All background reports are ordered under the guidelines of the Fair Credit Reporting Act. This information is transmitted to ADP, Inc., which is a major industry provider of pre- employment services. ADP Inc. will report on the following elements: 1. State and/or County, and Federal felonies & misdemeanor convictions 2. Validation of the social security number 3. Search of a National Criminal Database If there have been no criminal convictions within the past seven (7) years, then the employment process continues. If a conviction has been discovered, then the severity and nature of the infraction will be assessed to determine whether or not to continue with the employment process. Other issues considered during this review are employment factors relative to the job and local/state legislation. Such a review would include CIS HR, Legal and Security managers representing the business unit for which the candidate is being considered. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 2 Certain positions of responsibility (i.e., within CIS) will require additional components with regard to the background report, which may include the following: credit history report, civil court check and State Sex Offense Registry. It should be noted that employees joining CIS via an acquisition typically do not have a new background report run, however, each acquisition is reviewed on a case-by-case basis. Effective May 14, 2007, CIS U.S. started participating in the Department of Homeland Security E-Verify process. This process allows for employers to electronically verify the visa status and Social Security Number of all new hires. Client Background Verification Requirements: At times, CIS is required to comply with client requests that we perform background verifications on our employees before the client will permit building/system access. These requirements will vary and are quite often mandated by industry regulations, but will at a minimum, include the following: 1. State and/or County, and Federal felonies & misdemeanor convictions 2. Validation of the social security number 3. Search of a National Criminal Database The Program Manager, Client Background Verifications, will work with an CIS team consisting of the client reps, contracts and negotiations and legal to ensure compliance with the requirements, which could include a number of additional items to those listed above (for example, education and employment verification). If a conviction has been discovered as a result of the background report, contract provisions will be reviewed against the offense with CIS HR and Legal. Depending on the contract requirements, the offense could lead to the decision not to assign the employee to the client engagement. Please note that the information provided within this document applies to the CIS U.S. process only. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

CIS Confidential Page 1 SCHEDULE B BACKGROUND CHECKS - INDIA EMPLOYEES WORKING ON THE CIS ACCOUNT As stated in Section 4.11(a) of the Agreement, this Schedule B shall apply to Services Staff located outside of the United States, not solely to India. The following checks are carried out on India Employees who work on CIS Accounts. 1. Background Verification: This will be carried out for all employees / candidates working on CIS accounts as detailed below: a) Highest education b) Previous employment check to verify: (i) Duration of employment (ii) Last Designation held (iii) Integrity issues (if any) Clerical Employees: verification of the last 1 year of employment history prior to joining India. Management Employees: verification of the last 3 years of employment history prior to joining India. 2. Criminal Database Check: This will be carried out for all employees working on CIS accounts by India or its empanelled background verification agencies. Criminal database check reports need to be made available within the guidelines specified below: a) Clerical Employees: Within 7 calendar days from the date of joining b) Management Employees: Within 7 calendar days from the date of roll out of offer letter 3. Passport: All employees must submit a copy of valid passport. Employees not possessing a passport must apply for it and procure the same within the timelines mentioned below. a) Clerical Employees: within 120 days from the completion of 6 months from DOJ. b) Management Employees: within 120 days from DOJ. 4. Reference Check: This will be performed, for two out of three references provided by the candidate, prior to roll out of offer letter. The reference check contacts provided should not be an India employee or relative of the candidate and must have reasonable knowledge on the background of the candidate. a) Clerical Employees: 2 reference checks will be performed b) Management Employees: 2 reference checks will be performed 5. Additional Checks & Customized Client Specific Checks: The following additional client specific checks are available at an additional cost, credit history, drug tests and further extensive database checks. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

USA Payouts AIR, Page 15 SCHEDULE C Third Party Administrator Software As of the Effective Date, the Administrator Software includes the following: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

USA Payouts AIR, Page 15 SCHEDULE D Customer Software As of the Effective Date, the Customer Software includes the following: CUSTOMER SOFTWARE The Customer Software set forth in the table below is Customer Software known to be utilized to provide or receive the Services under the Agreement. Only the Customer Software set forth below is subject to the rights and obligations provided under the Agreement. Terminal Funding DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD

SCHEDULE E POLICIES As of the Effective Date, the Policies include the following: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

USA Payouts AIR, Page 15 SCHEDULE F Third Party Customer Software As of the Effective Date, the Third Party Customer Software includes the following: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

USA Payouts AIR, Page 15 SCHEDULE G Third Party Administrator Software As of the Effective Date, the Third Party Administrator Software include the following: DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD OMITTED INFORMATION

SCHEDULE I REQUIRED INSURANCE COVERAGE 1. Commercial general liability (including, without limitation, coverage for contractual liability assumed by Supplier under this Agreement, premises-operations, completed operations-products and independent contractors) in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate (and which shall include an “aggregate by project” and/or “aggregate by location” endorsement, as applicable); 2. Statutory workers’ compensation insurance or equivalent as prescribed by applicable law; 3. Statutory disability benefits insurance or equivalent as prescribed by applicable law; 4. Employer’s liability insurance covering (a) bodily injury each occurrence (in an amount not less than $1,000,000), (b) occupational disease each occurrence (in an amount not less than $1,000,000) and (c) occupational disease aggregate (in an amount not less than $1,000,000); 5. Errors and omissions (professional liability) insurance in the amount of at least $5,000,000 per occurrence; 6. Crime and fidelity insurance, covering the crimes and fidelity of Supplier and all Supplier Personnel in an amount not less than $1,000,000 in the aggregate; 7. Cyber risk liability in an amount not less than $5,000,000; 8. All-risk property insurance covering Supplier owned or leased property, including business interruption and extra expense coverage; 9. A fidelity bond that includes third party liability in an amount not less than $1,000,000; and 10. Umbrella coverage in the amount of $10,000,000 per occurrence in excess of the insurance coverage described above. DocuSign Envelope ID: 13223727-006E-452C-B68E-77C4CC1AFF8DD1D068B-315A-4D 0-8E64-D513D75DDAFD